This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed pursuant to Rule 424(b)(2)
 Registration No. 333-262146
Subject to Completion Dated July 21, 2022
PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated April 22, 2022)
$
Runway Growth Finance Corp.
% Notes due 2027

We are a specialty finance company focused on providing senior secured loans to high growth-potential companies in technology, life sciences, healthcare information and services, business services, select consumer services and products and other high-growth industries. We invest in senior secured term loans and other senior debt obligations and may on occasion invest in second lien loans. We have and continue to expect to acquire warrants and other equity securities from portfolio companies in connection with our investments in loans to these companies. Our investment objective is to maximize our total return to our stockholders primarily through current income on our loan portfolio, and secondarily through capital appreciation on our warrants and other equity positions, by providing our portfolio companies with financing solutions that are more flexible than traditional credit and less dilutive than equity.
We are a closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). We have elected to be treated, and intend to qualify annually, as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”) for U.S. federal income tax purposes. As a BDC and a RIC, we are required to comply with certain regulatory requirements.
We are offering $      in aggregate principal amount of      % notes due 2027 (the “Notes”). The Notes will mature on            , 2027. We will pay interest on the Notes on            ,            , and             of each year, beginning on            , 2022. We may redeem the Notes in whole or in part at any time or from time to time on or after , 2024 at our sole option at $25. Holders of the Notes will not have the option to have the Notes repaid prior to the stated maturity. The Notes will be issued in minimum denominations of $25 and integral multiples of $25 in excess thereof.
The Notes will be our direct unsecured obligations and rank equal in right of payment with all outstanding and future unsecured, unsubordinated indebtedness issued by us. Because the Notes will not be secured by any of our assets, they will be effectively subordinated to all of our existing and future secured indebtedness (or any indebtedness that is initially unsecured as to which we subsequently grant a security interest) to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries because the Notes will be obligations exclusively of Runway Growth Finance Corp. and not of any of our subsidiaries.
We intend to list the Notes on the Nasdaq Global Select Market (“Nasdaq”) and we expect trading in the Notes on Nasdaq to begin within 30 days of the original issue date. The Notes are expected to trade “flat,” which means that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the Notes that is not reflected in the trading price. Currently, there is no public market for the Notes.
The underwriters may also purchase up to an additional $      aggregate principal amount of Notes offered hereby, within 30 days of the date of this prospectus supplement, to cover overallotments. If the underwriters exercise this overallotment option in full, the total aggregate proceeds to us, before deducting expenses payable by us, will be $      .
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended. As a result, we are subject to reduced public company reporting requirements and intend to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.
Investing in our securities is highly speculative and involves a high degree of risk, and you could lose your entire investment if any of the risks occur. Before buying any Notes, you should read the material risks described in the “Supplementary Risk Factors” section beginning on page S-12 of this prospectus supplement and “Risk Factors” beginning on page 17 of the accompanying prospectus and in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q as well as any of our subsequent SEC filings incorporated by reference herein. The individual securities in which we invest will not be rated by any rating agency. If they were, they would be rated as below investment grade or “junk.” Indebtedness of below investment grade quality has predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal.
This prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain important information you should know before investing in the Notes, including information about risks. Please read these documents before you invest and retain them for future reference. Additional information about us, including our annual, quarterly and current reports and proxy statements, has been filed with the Securities and Exchange Commission (the “SEC”), and can be accessed free of charge at its website at www.sec.gov. We maintain a website at https://investors.runwaygrowth.com and make all of the foregoing information available, free of charge, on or through our website. This information is also available free of charge by contacting us in writing at 205 N. Michigan Ave., Suite 4200, Chicago, IL 60601, calling us at (312) 281-6270 or visiting our corporate website located at https://runwaygrowth.com/document-center. The SEC also maintains a website at http://www.sec.gov that contains such information.
Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price(1)	%	$
Underwriting discount (sales load)	%	$
Proceeds to us, before expenses(2)	%	$

(1)
The public offering price set forth above does not include accrued interest, if any. Interest on the Notes will accrue from July  , 2022 and must be paid by the purchaser if the Notes are delivered after July  , 2022.

(2)
Before deducting expenses payable by us related to this offering, estimated at $

The underwriters are offering the Notes as set forth in “Underwriting.” Delivery of the Notes in book-entry form through The Depository Trust Company (“DTC”) will be made on or about July   , 2022.

Joint Book-Running Managers
Oppenheimer & Co.	B. Riley Securities	Ladenburg Thalmann & Co.	Janney Montgomery Scott
Co-Managers
Compass Point	Hovde Group, LLC

The date of this prospectus supplement is July   , 2022.

ABOUT THIS PROSPECTUS SUPPLEMENT
You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, or any other information which we have referred you. Neither we nor the underwriters have authorized any other person to provide you with different information from that contained in this prospectus supplement, the accompanying prospectus and in any free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus, or any free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, any shares of our common stock by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. The information contained in this prospectus supplement, the accompanying prospectus, and any free writing prospectus is complete and accurate only as of their respective dates, regardless of the time of their delivery or sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and the Notes and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information and disclosure. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus, the information in this prospectus supplement shall control. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading, “Available Information” before investing in the Notes.

Prospectus Supplement
Prospectus

S-i

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights some of the information included elsewhere, or incorporated by reference, in this prospectus supplement or the accompanying prospectus. It is not complete and may not contain all the information that you may want to consider before making any investment decision regarding the Notes offered hereby. To understand the terms of the Notes offered hereby before making any investment decision, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, and any free writing prospectus related to the offering of Notes, including “Supplementary Risk Factors,” “Risk Factors,” “Available Information,” “Incorporation by Reference,” and “Use of Proceeds” and the financial statements contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Together, these documents describe the specific terms of the Notes we are offering. Throughout this prospectus we refer to Runway Growth Finance Corp. as “we,” “us,” “our” or the “Company,” and to “Runway Growth Capital LLC,” our investment adviser, as “Runway Growth Capital” or “Adviser.”
Runway Growth Finance Corp.
We are a specialty finance company focused on providing senior secured loans to high growth-potential companies in technology, life sciences, healthcare information and services, business services, select consumer services and products and other high-growth industries. We partner with established venture capital sponsors and directly with entrepreneurs seeking funding to accelerate growth. We are managed by Runway Growth Capital, an experienced provider of growth financing for dynamic, late and growth stage companies. Our investment objective is to maximize our total return to our stockholders primarily through current income on our loan portfolio and secondarily through capital appreciation on our warrants and other equity positions, by providing our portfolio companies with financing solutions that are more flexible than traditional credit and less dilutive than equity. As of March 31, 2022, we had an investment portfolio of $754.3 million at fair value, and a net asset value of $597.5 million.
We are structured as an externally managed, non-diversified closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). We have also elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), have qualified, and intend to continue to qualify annually for treatment as a RIC. See “Material United States Federal Income Tax Consequences.”
Our Adviser
We are externally managed by Runway Growth Capital. Runway Growth Capital was formed in 2015 to pursue an investment strategy focused on providing growth financing for dynamic, late and growth stage companies. David Spreng, our Chairman, Chief Executive Officer and President, formed Runway Growth Capital following a more than 25-year career in venture capital investing and lending. Runway Growth Capital has 22 employees across four offices in the United States, including five investment professionals focused on origination activities and six focused on underwriting and managing our investment portfolio. Runway Growth Capital consistently demonstrates a credit first culture while maintaining, what we believe, is an admirable reputation among borrowers for industry knowledge, creativity, and understanding of the challenges often faced by late and growth stage companies.
Runway Growth Capital’s senior executive team has on average more than 30 years of experience, and its investment professionals, including origination and underwriting, have on average 17 years of experience. Runway Growth Capital has built its team with investment professionals who have deep industry experience, a track record of successful originations and outcomes across the venture debt and venture and private equity spectrums, along with rich experience in working with and understanding high-growth companies from both an investor’s and an operator’s perspective.
Our Portfolio
As of March 31, 2022, our debt investment portfolio consisted of 40 debt investments in 26 portfolio companies with an aggregate fair value of $711.6 million, while our equity portfolio consisted of 40 warrant positions, four preferred stock positions, and five common stock positions in 37 portfolio companies with an aggregate fair value of $42.7 million.
As of March 31, 2022, 100.0%, or $711.6 million, of our debt investment portfolio at fair value consisted of senior term loans and 98.2% of our debt investments were secured by a first lien on all or a portion of the tangible and intangible assets of the applicable portfolio company. The debt investments in our portfolio are generally not rated by any rating agency. If the individual debt investments in our portfolio were rated, they would generally be rated below “investment grade.” Securities rated below investment grade are often referred to as “high yield” securities and “junk bonds,” and are considered “high risk” and speculative in nature compared to debt instruments that are rated investment grade.
As of March 31, 2022, we had unfunded commitments of $231.0 million to our existing portfolio companies, of which $50.0 million is available to be drawn based on agreed upon business and financial milestones. We believe that our available cash balances and availability under our Credit Agreement with KeyBank National Association (as amended, the “Credit Facility”) provides sufficient funds to cover our unfunded commitments as of March 31, 2022.
For the three months ended March 31, 2022, our debt investment portfolio had a dollar-weighted annualized yield of 12.15%. We calculate the yield on dollar-weighted debt investments for any period measured as (1) total related investment income during the period divided by (2) the daily average of the fair value of debt investments outstanding during the period. As of March 31, 2022, substantially all of our debt investments had an original committed principal amount of between $6.0 million and $75.0 million, repayment terms of between 34 months and 60 months and pay cash interest at annual interest rates of between 5.92% and 12.00%.
The following table shows our dollar-weighted annualized yield by investment type for the three months ended March 31, 2022 :
	Fair Value(1)
	Three Months Ended
	March 31, 2022	March 31, 2021
Investment type:
Debt investments	12.15%	13.45%
Equity interest	3.36%	2.73%
All investments	11.54%	12.43%

(1)
We calculate the dollar-weighted annualized yield on average investment type for any period as (a) total related investment income during the period divided by (b) the daily average of the fair value of the investment type outstanding during the period. The dollar-weighted annualized yield represents the portfolio yield and will be higher than what investors will realize because it does not reflect our expenses or any sales load paid by investors.

Investment Strategy and Approach
Our investment objective is to maximize our total return to our stockholders primarily through current income on our loan portfolio and secondarily through capital appreciation on our warrants and other equity positions. We invest in senior secured term loans and other senior debt obligations and may on occasion invest in second lien loans. We have and continue to expect to acquire warrants and other equity securities from portfolio companies in connection with our investments in loans to these companies.
We focus on lending to late and growth stage companies in technology, life sciences, healthcare information and services, business services, and other high-growth industries.
We are typically the sole lender to our portfolio companies and do not actively syndicate the loans we originate to other lenders nor do we participate in syndications built by other lenders.
We originate our investments through two strategies: Sponsored Growth Lending and Non-Sponsored Growth Lending. In addition to our core strategy of providing Sponsored Growth Lending and

Non-Sponsored Growth Lending, we may also opportunistically participate in the secondary markets for investments that are consistent with our broader strategy.
Sponsored Growth Lending.   Our Sponsored Growth Lending strategy generally includes loans to late and growth stage companies that are already backed by established venture capital firms. Our Sponsored Growth Lending strategy typically includes the receipt of warrants and/or other equity from these venture-backed companies.
We believe that our Sponsored Growth Lending strategy is particularly attractive because the loans we make typically have higher investment yields relative to lending to larger, more mature companies and usually include additional equity upside potential. We believe our Sponsored Growth Lending strategy:
•
provides us access to many high-quality companies backed by top-tier venture capital and private equity investors;

•
delivers consistent returns through double-digit loan yields; and

•
often offers us the ability to participate in equity upside of portfolio companies through the acquisition of warrants.

Non-Sponsored Growth Lending.   Our Non-Sponsored Growth Lending strategy generally includes loans to late and growth stage, private companies that are funded directly by entrepreneurs and founders, or companies that no longer require institutional equity investment (which may selectively include publicly traded companies). We refer to these target borrowers as “non-sponsored growth companies” and we generally target such companies with annual revenue of at least $20 million per year.
Generally, financing available to these non-sponsored companies is predicated on the underlying value of the business’s assets, in an orderly liquidation scenario, and/or the entrepreneur’s own personal financial resources. These options frequently provide insufficient capital to fund growth plans and do not consider the underlying enterprise value of the business which may be substantial relative to the value of tangible assets deployed in the business. We are frequently the only senior lender to non-sponsored growth companies and evaluate business fundamentals, the commitment of the entrepreneur and secondary sources of repayment in our underwriting approach.
We seek to construct a balanced portfolio with diversification among sponsored and non-sponsored transactions, diversification among sponsors within the Sponsored Growth Lending strategy, diversification among industry, geography, and stage of development, all contributing to a favorable risk adjusted return for the portfolio viewed as a whole. Borrowers tend to use the proceeds of our financings to invest in sales and marketing, expand capacity of the overall business or refinance existing debt.
Since the beginning of the COVID-19 pandemic, we shifted our origination efforts to focus primarily on lending transactions with private companies with substantial equity backing from recognized venture sponsors. We generally target companies with annual revenues of at least $15 million.
Market opportunity
We believe that the market environment is favorable for us to continue to pursue an investment strategy primarily focused on late stage and high-growth companies in technology, life sciences, healthcare information and services, business services, select consumer services and products and other high-growth industries.
Focus on Innovative Companies Across a Variety of High-Growth Industries
Diversified high growth-potential industries:   We target companies active in industries that support high growth-potential. Our Sponsored Growth Lending strategy is focused on the largest industry sectors where venture capital investors are active, primarily technology, life sciences, healthcare information and services, business services, select consumer services and products and other high-growth industries. These sectors’ continued growth is supported mostly by ongoing innovation and performance improvements in specific products as well as the adoption of innovative technologies and services across virtually all industries in response to competitive pressures. Term debt has been a loan product used by many of the largest, most successful venture-backed companies.

Sponsored and Non-Sponsored Lending Represents an Attractive Source of Funding
Sponsored Growth Lending:   An attractive market opportunity exists for a lender that invests in secured loans to late and growth stage companies that have not yet achieved profitability. Sponsored growth lending provides an attractive source of funds for venture-backed companies, their management teams, and their equity capital investors, as it:
•
is typically less dilutive and complements equity financing from venture capital and private equity funds;

•
often extends the time period during which a company can operate before seeking additional equity capital or pursuing a sale transaction or other liquidity event; and

•
generally allows companies to better match cash sources with uses.

Non-Sponsored Growth Lending: An attractive market opportunity exists for a lender that invests in secured loans to late and growth stage companies that have reached profitability and need long-term growth capital but do not want the challenges that come with selling equity to venture capital or private equity firms. Non-Sponsored Growth Lending often provides all or some of the following benefits to our borrowers:
•
access to growth capital without the requirement to take on institutional-size investments that may exceed the company’s capital requirements;

•
tax deductible interest payments;

•
no significant operational involvement;

•
no personal guarantees;

•
very modest dilution, if any; and

•
no loss of managerial control or forced redemption.

Large and Growing Market for Debt Financing to Venture Capital-Backed Companies
Despite the current economic headwinds, we believe there is a healthy, stable venture environment where venture capital investment is consistently flowing into high-potential growth companies, and in particular, technology-related companies.
Highly Fragmented, Underserved Market with High Barriers to Entry
Unfulfilled demand and limited competition:   Many viable venture-backed companies have been unable to obtain sufficient growth financing from traditional lenders, such as commercial banks or asset-based finance companies, because traditional lenders normally underwrite to tangible asset values and/or operating cash flows. If such firms do provide financing, their loans normally contain financial performance covenants stipulating tangible asset coverages or setting standards of operating performance that do not apply to our target companies. Because sponsored growth lending and non-sponsored growth lending require specialized underwriting and investment structures that fit the distinct characteristics of venture-backed companies and non-sponsored growth companies, more traditional lending approaches largely do not apply to these companies. We also believe that our relationship-based approach to investing helps us to assess and manage investment risks and determine appropriate pricing for our debt investments in portfolio companies.
Competitive Advantages
We believe we are well positioned to address the market for growth lending in a manner that will result in a competitive advantage over other established sponsored growth lenders. We believe our competitive strengths and key differentiators include:
Experienced, Proven Management Team Supported by a Deep Bench of Dedicated Investment Professionals.    The investment professionals of Runway Growth Capital have on average 17 years of experience as venture capitalists and lenders who have developed a disciplined, repeatable approach to investing and managing investments in high potential growth businesses. We believe that the experience, relationships and disciplined investment and risk management processes of Runway Growth Capital’s investment professionals are a competitive advantage for us.
Our President and Chief Executive Officer, David Spreng, who is also the founder, Chief Executive Officer and Chief Investment Officer of Runway Growth Capital, has a unique combination of experience as a senior executive of a $20 billion asset management firm and over 25 years as a venture capital equity and debt investor. For the past 20 years, Mr. Spreng has been a leader in applying risk management processes to investing in equity and debt of small, fast-growing, private companies. Our Chief Operating Officer and Chief Financial Officer, Thomas Raterman, has more than 30 years of corporate finance, investment banking, private equity and financial executive management experience with rapidly growing entrepreneurial companies. Greg Greifeld, Managing Director, Deputy Chief Investment Officer and Head of Credit at Runway Growth Capital, has over 12 years of lending, venture capital, and investment management experience.
Runway Growth Capital has a broad team of professionals focused on every aspect of the investment lifecycle. Runway Growth Capital has origination, underwriting and portfolio monitoring teams that manage and oversee the investment process from identification of investment opportunity through negotiations of final term sheet and investment in a portfolio company followed by active portfolio monitoring. The team members serving investment management and oversight functions have significant operating experience and are not associated with origination functions to avoid any biased views of performance. This structure helps originators focus on identifying investment opportunities while other team members continue building relationships with our portfolio companies.
Provide Capital to Robust, High-Growth Venture-backed Companies.   We believe we are favorably positioned within the venture lending ecosystem, targeting primarily growth focused technology and life sciences companies. We believe the technology and life sciences industries are among the most attractive industries within the venture lending space, primarily representing large, addressable markets with strong and consistent growth. We believe companies within these industries can often be characterized as having asset-light business models, attractive recurring revenue streams and strong growth trajectories.
We invest across industries to diversify risk and deliver more stable returns. The investment professionals at Runway Growth Capital have extensive experience investing in the industries on which we focus, including technology, life sciences, healthcare information and services, business services, select consumer services and products and other high-growth industries. Our ability to invest across diverse industries is supported by our Sponsored Growth Lending strategy and relationships with leading venture firms, who are generally industry experts in the areas in which they invest. We are able to leverage our relationships across equity providers, lenders, and advisers to source deals within the venture industry.
We believe we are able to access opportunities to finance companies that are both backed by venture capital sponsors as well as through direct lead generation and other relationships. While many growth lenders focus solely on sponsored lending, we believe we are differentiated in our approach by offering both Sponsored Growth Lending and Non-Sponsored Growth Lending that are secured by the assets of many of the most dynamic, innovative and fastest growing companies in the United States.
Robust Disciplined Investment Process and Credit Analysis.   Runway Growth Capital’s senior investment professionals draw upon their substantial experience, including operating, lending, venture capital and growth investing, to manage the underwriting investment process. Credit analysis, which is a fundamental part of our investment process, is driven by our credit-first philosophy and utilizes the core competencies the team has developed. A strong assessment of underwriting transactions often enables development of structure and pricing terms to win deals and produce strong returns for risks taken versus other lenders that take a more formulaic approach to the business.
We maintain rigorous underwriting, monitoring and risk management processes across our portfolio, which is underpinned by our two main lending principles, first the ability to price risk and second the ability to measure and track enterprise value. Our investment process differs from many of our competitors in that we have a dedicated credit team, separate from the origination team that manages the underwriting process. Unlike many of our competitors, we underwrite the company and the loan separately and spend significant time analyzing the enterprise value of the company and potential upside from the equity component of the transaction.

Proprietary Risk Analytics Return Optimization.   Over the past 20 years, Runway Growth Capital’s senior investment professionals have iterated upon and built out an extensive due diligence process, which has resulted in the proprietary risk analysis used today. Mr. Spreng has overseen the development of a risk management model that helps to identify, analyze and mitigate risk within individual portfolio companies in the venture capital space. The model utilized by us today examines a consistent set of 30 quantitative and qualitative variables in four main risk areas (market, technology, management and financing) to generate a composite risk ranking for each portfolio company.
Flexible, Opportunity-Specific Pricing and Structure.   Runway Growth Capital’s comprehensive analysis assesses all factors and does not rely on any one criterion above or more than others. For example, we do not seek to provide financing to every early-stage company backed by top-tier venture firms, but only to those companies that, in our opinion, possess the most favorable risk and return characteristics for our investments. We seek to understand the attractiveness of each opportunity on its own merits. The quality of the venture investors involved is important, but it is only one component of our decision-making process. Within our Non-Sponsored Growth Lending strategy, we expect that most companies will have positive earnings before interest expense, income tax expenses, depreciation and amortization but have been unable to access sufficient capital to fund current growth opportunities. We believe that gaining a comprehensive picture of an opportunity based on Runway Growth Capital’s defined assessment factors allows us to be more flexible, to identify price and structure inefficiencies in the debt market, better support our portfolio companies, and to maximize loan and warrant returns, while minimizing losses. In our Sponsored and Non-Sponsored Growth Lending strategies, we target our loan to be less than 25% of enterprise value at inception.
Strong Reputation and Deep Relationships.   Runway Growth Capital’s senior investment professionals enjoy reputations as innovative thought leaders, ingrained in the fabric of the venture community. Runway Growth Capital’s senior investment professionals have been active in venture capital investing, private lending, growth equity investing, corporate finance, and investment banking for more than two decades and are viewed as trustworthy partners to both management and venture investors as well as entrepreneurs. Our investment professionals’ experience has often encouraged private companies prefer to work with a lender that can manage challenges and deviations from plans that often arise in developing companies.
Runway Growth Capital’s senior investment professionals also have established a network of relationships over two decades with various venture capital firms, venture banks, institutional investors, entrepreneurs and other venture capital market participants, which has allowed Runway Growth Capital to develop a variety of channels for investment originations and referrals. These investment professionals maintain ongoing dialogue with a number of venture capital firms across the country, leverage a suite of technologies to identify potential borrowers and often seek to be the first contact for new investment opportunities.
Company information
Our corporate headquarters are located at 205 N. Michigan Ave., Suite 4200, Chicago, IL 60601, and our telephone number is (312) 698-6902. Our corporate website is located at https://investors.runwaygrowth.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus.
Recent Developments
Effective June 16, 2022, following approval by our stockholders, our asset coverage requirement under the 1940 Act was reduced from 200% to 150%.
By correspondence dated June 29, 2022, Lewis W. Solimene Jr, informed the Board of Directors (the “Board”) of his intent to resign as director of the Company, and from any and all committees of the Board, effective as of June 29, 2022. Mr. Solimene’s resignation was not the result of any disagreements with us on any matters relating to our operations, policies or practices.
On June 29, 2022, the Board elected John Engel as an independent director, effective June 29, 2022, to fill the vacancy created by Mr. Solimene’s departure. At the time of his election, the Board determined that Mr. Engel was not an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of us, the Adviser or

our respective affiliates. Mr. Engel will serve until the 2024 annual meeting of the stockholders of the Company. Mr. Engel was also elected to serve as a Chair of the compensation committee and as a member of the audit committee and nominating and corporate governance committee. There are no arrangements or understandings between Mr. Engel and any other persons pursuant to which he was selected as a director, nor is there any family relationship between Mr. Engel and any of our directors or other executive officers. In addition, in connection with Mr. Solimene’s resignation and Mr. Engel’s appointment, Julie Persily was appointed to serve as Chair of the audit committee.
Portfolio Activity
From April 1, 2022 through June 30, 2022, we made total new commitments of $200.0 million and funded investments of approximately $151.7 million. Approximately $110.0 million of these investments were to four new portfolio companies and approximately $41.7 million were to five existing portfolio companies, including one which represented an upsize of the company’s existing loans. Funded investments during the quarter ended June 30, 2022 included:
•
Completion of a new $50 million senior secured term loan commitment to EBR Systems, Inc. (“EBR Systems”) (ASX: EBR), funding $20 million at close. EBR Systems is a clinical-stage medical device company that has developed the only leadless pacemaker for the left ventricle to assist in cardiac resynchronization therapy (“CRT”). Its product, WiSE, which targets patients that cannot receive CRT from existing lead-based devices, is the only solution for endocardial (inside the heart) pacing of the left ventricle;

•
Completion of a new $50 million senior secured term loan commitment to Interactions, LLC (“Interactions”), funding $40 million at close. Interactions is a leading provider of conversational AI and virtual assistance applications across voice and text use cases. The company manages customer care interactions through a combination of its proprietary advanced automation platform, speech recognition technology, and human assisted comprehension;

•
Completion of a new $30 million senior secured term loan commitment to Moximed, Inc. (“Moximed”), funding $15 million at close. Moximed is a medical device company that has developed an implantable shock absorber for the knee as an alternative method of treating mild-to-moderate knee osteoarthritis. Its product, Calypso, functions as an implant that reduces the load placed on the knee by up to 30% without altering the functionality of the knee itself;

•
Completion of a $60 million senior secured term loan commitment to a new portfolio company that is a developer of a crowdsourced security testing platform designed to deliver smart penetration testing to security teams, funding $35 million at close;

•
Completion of a $10 million upsize and follow-on investment in existing portfolio company VTX Holdings, LLC dba VertexOne (“VertexOne). Founded more than 20 years ago and based in Richardson, Texas, VertexOne is a leading provider of software as a service (“SaaS”) applications and services for the critical businesses processes of utilities. The services include system implementation, application, maintenance and support, software development, analytics, mobile work force data management systems, and customer implementation systems. The company serves more than 200 gas, electric, and water utility customers;

•
Funding of a $5 million follow-on senior secured term loan to existing portfolio company Allurion Technologies, Inc. (“Allurion”). Allurion was founded in 2009 with one mission: end obesity. The Allurion program combines medical, digital, and nutritional approaches and engages an entire team to jumpstart weight loss and form lifelong healthy habits;

•
Funding of a $10 million follow-on senior secured term loan to existing portfolio company Cloudpay, Inc. (“Cloudpay”). Cloudpay develops and offers a cloud-based payroll platform, managed services, and treasury services to provide end-to-end payroll solutions to multinational organizations. The company’s platform offers accurate, standardized payroll processing in over 120 countries, through a single SaaS platform, which enables organizations to increase efficiency, streamline compliance, and achieve greater visibility into payroll;

•
Funding of a $5 million follow-on senior secured term loan to existing portfolio company INRIX Inc. (“INRIX”). INRIX is a global leader in connected car services and transportation analytics. Leveraging big data and the cloud, INRIX delivers comprehensive services and solutions to help move people, cities, and businesses forward; and
•
Funding of an $11.7 million follow-on senior secured term loan to existing portfolio company Marley Spoon AG (“Marley Spoon”), a global direct-to-consumer company that provides quality meal-kits in an appealing and sustainable manner.

From April 1, 2022 through June 30, 2022, we received approximately $80.2 million in principal repayments in addition to $1.5 million from the sale of a portion of our unrestricted common shares of a now public portfolio company. Liquidity events during the quarter ended June 30, 2022 included:
•
In conjunction with Mojix, Inc.’s sale, we received $17.3 million in principal, fees and proceeds from the exercise and sale of our warrants and equity;

•
Repayment of senior secured term loans to Brilliant Earth, LLC totaling $65.0 million in principal and $2.5 million in interest, fees, and end of term payments. Partial sale of our equity position in BRLT for proceeds of approximately $1.5 million; and

•
Repayment of senior secured term loan to Cogniti Corp. (formerly, The Kairn Corporation) for proceeds of $0.5 million.

The level of our investment activity can vary substantially from period to period depending on many factors. Such factors may include the amount of loans and equity capital required by growth stage companies, the general economic environment and market conditions, and the competitive environment for the types of investments we make.
Preliminary Estimates of Results as of and for the quarter ended June 30, 2022
For the three-month period ended June 30, 2022, we estimate that our unaudited total investment income will be between $24.9 million and $25.3 million, and our unaudited net investment income will be between $14.3 million and $14.5 million, or between $0.34 and $0.36 per share. The unaudited estimate of the range of the net asset value per share of our common stock as of June 30, 2022 is between $14.13 and $14.15. As of June 30, 2022, no new investments were placed on non-accrual status.
The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, management. Neither RSM US LLP, our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data.
These estimates are subject to the completion of our financial closing procedures and are not a comprehensive statement of our financial results or valuations as of June 30, 2022 and have not been approved by the Board. We advise you that our actual results may differ materially from these estimates as a result of the completion of the period and our financial closing procedures, final adjustments, valuation process and other developments that may arise between now and the time that our financial results are finalized and reported.
Market Conditions
We will practice prudence as economic conditions unfold. With waning exit activity and downward pressure on valuations, venture capital investors have adopted more reserved outlooks as evidenced by decreases in completed deal value. Though ample dry powder exists, deployment is likely to remain subdued until markets stabilize. This environment makes our capital attractive and increases the number of high-quality investment opportunities we are able to originate. The Adviser is seeking to expand its origination and credit teams in order to capitalize on these market conditions. We will continue to originate and make investments in line with our portfolio risk mitigation strategy while closely monitoring broader economic developments.

THE OFFERING
This prospectus supplement sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement and supplements the accompanying prospectus that is attached to the back of this prospectus supplement. This section outlines the specific legal and financial terms of the Notes. You should read this section together with the section titled “Description of the Notes” and the more general description of our debt securities in the accompanying prospectus under the heading “Description of Our Debt Securities” before investing in the Notes.
Issuer
Runway Growth Finance Corp.
Title of the securities
    % Notes due 2027
Initial aggregate principal amount being offered
$
Overallotment Option
The underwriters may also purchase from us up to an additional $         aggregate principal amount of Notes to cover overallotments, if any, within 30 days of the date of this prospectus supplement.
Listing
We intend to list the Notes on the Nasdaq Global Select Market within 30 days of the original issue date under the trading symbol “RWAYL”.
Interest rate
    % per year
Stated maturity
           , 2027, unless redeemed prior to maturity.
Interest payment dates
Each            ,           ,            , and             , commencing            , 2022. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.
Ranking of Notes
The Notes will be our direct unsecured obligations and will rank:
•
pari passu with our current and future unsecured, unsubordinated indebtedness, including the 4.25% Series 2021A Senior Notes due 2026 (the “2026 Senior Notes”);

•
senior to any of our future indebtedness that expressly provides it is subordinated to the Notes;

•
effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness, including debt outstanding under our Credit Facility; and

•
structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries, financing vehicles or similar facilities, including debt outstanding under our Credit Facility.

As of July 15, 2022, our total indebtedness was approximately $233.0 million, $163.0 million of which was secured indebtedness under our Credit Facility. After giving effect to the issuance of the Notes, assuming no repayment of amounts owed under our Credit Facility, our total indebtedness would have been approximately $         aggregate principal amount outstanding as of July 15, 2022.

Denominations
We will issue the Notes in denominations of $25 and integral multiples of $25 in excess thereof.
Use of Proceeds
We estimate that the net proceeds from the sale of the Notes in this offering will be approximately $         (or approximately $         if the underwriters fully exercise their overallotment option), after deducting the underwriting discounts and commissions and estimated offering expenses.
We intend to use the net proceeds from this offering to repay outstanding indebtedness under our Credit Facility.
As of July 15, 2022, we had $163.0 million of indebtedness outstanding under the Credit Facility, which bore interest at rates of 5.18% as of such date. The Credit Facility matures on April 20, 2026. See the “Use of Proceeds” section of this prospectus supplement.
Optional redemption
The Notes may be redeemed in whole or in part at any time or from time to time at our option on or after            , 2024, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of $25 per Note plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to but not including the date fixed for redemption.
Repayment at option of
Holders
Holders will not have the option to have the Notes repaid prior to the stated maturity date.
Governing Law
New York
Trustee, Paying Agent, Registrar and Transfer Agent
U.S. Bank Trust Company, National Association
Other covenants
In addition to any covenants described elsewhere in this prospectus supplement or the accompanying prospectus, the following covenants will apply to the Notes:
•
We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act or any successor provisions, giving effect to any exemptive relief granted to us by the U.S. Securities and Exchange Commission (the “SEC”). Currently, these provisions generally prohibit us from making additional borrowings, including through the issuance of additional debt or the sale of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings.

•
If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual financial statements, within 90 days of our fiscal year end, and unaudited interim financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable U.S. generally accepted accounting principles.
See the “Description of the Notes” section of this prospectus supplement for certain other covenants applicable to the Notes.
Risk factors
See “Supplementary Risk Factors” section in this prospectus supplement and “Risk Factors” in the accompanying prospectus, our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q for a discussion of risks you should carefully consider before deciding to invest in the Notes.

SUPPLEMENTARY RISK FACTORS
Investing in the Notes involves a number of significant risks. You should carefully consider the risks described below, together with all of the risks and uncertainties described in the section titled “Risk Factors” in the accompanying prospectus, our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, as well as in subsequent filings with the SEC, which are or will be incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, and other information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or not presently deemed material by us, may also impair our operations and performance. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. If that happens, our net asset value and the trading price of our securities could decline and you may lose all or part of your investment. Please also read carefully the section titled “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement.
The Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness we have currently incurred or may incur in the future.
The Notes will not be secured by any of our assets or any of the assets of our subsidiaries. As a result, the Notes are effectively subordinated to any secured indebtedness we or our subsidiaries have currently incurred or may incur in the future (or any indebtedness that is initially unsecured to which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes. As of July 15, 2022, our total indebtedness was approximately $233.0 million, $163.0 million of which was secured.
The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.
The Notes are obligations exclusively of Runway Growth Finance Corp., and not of our subsidiaries, including any subsidiaries we may acquire or create in the future. Our only current subsidiary is not a guarantor of the Notes, and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. The assets of such subsidiaries are not directly available to satisfy the claims of our creditors, including the holders of the Notes.
Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims are effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Notes will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiary and any subsidiaries that we may in the future acquire or establish as financing vehicles or otherwise.
In addition, our subsidiaries may incur substantial additional indebtedness in the future, all of which would be structurally senior to the Notes.
The indenture under which the Notes will be issued contains limited protection for holders of the Notes.
The indenture under which the Notes will be issued offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have a material adverse impact on investments in the Notes. In particular, the terms of the indenture and the Notes will not place any restrictions on our or our subsidiaries’ ability to:
•
issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC;
•
pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes;

•
sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•
enter into transactions with affiliates;

•
create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•
make investments; or

•
create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

In addition, the indenture does not require us to offer to purchase the Notes in connection with a change of control or any other event. Furthermore, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity.
Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes may have important consequences for holders of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.
Certain of our current debt instruments include more protections for their holders than the indenture and the Notes. In addition, other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.
An active trading market for the Notes does not currently exist and may not develop, which could limit a holder’s ability to sell the Notes or affect the market price of the Notes. Moreover, if the Notes are no longer rated, the Notes may be subject to greater price volatility than rated notes and particularly similar securities with an investment grade rating.
The Notes are a new issue of debt securities for which there currently is no trading market, and there is no guarantee that an active trading market will develop. We intend to list the Notes on Nasdaq within 30 days of the original issue date. Although we expect the Notes to be listed on Nasdaq, we cannot provide any assurances that we will successfully list the Notes, that an active trading market will develop for the Notes or that you will be able to sell your Notes. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, the time remaining to the maturity of the Notes, the outstanding principal amount of debt securities with terms identical to the Notes, the supply of debt securities trading in the secondary market, if any, the redemption or repayment features, if any, of the Notes, general economic conditions, our financial condition, performance, prospects and other factors. If the Notes are no longer rated, this could impact their trading and subject them to greater price volatility. To the extent they are rated and received a non-investment grade rating, their price and trading activity could be negatively impacted. Moreover, if a rating agency assigns the Notes a non-investment grade rating, the Notes may be subject to greater price volatility than securities of similar maturity without such a non-investment grade rating. Certain of the underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so. Such underwriters may discontinue any market-making in the Notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.
Our credit ratings may not reflect all risks of an investment in the Notes.
Our credit ratings are an assessment by third parties of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. Our credit ratings, however, may not reflect the potential impact of risks related to market conditions generally or other factors discussed above on the market value of or trading market for the Notes.
The optional redemption provision may materially adversely affect your return on the Notes.
The Notes are redeemable in whole or in part at any time or from time to time on or after            , 2024 at our sole option at $25. We may choose to redeem the Notes at times when prevailing interest rates are lower than the interest rate paid on the Notes. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the Notes being redeemed.
If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.
Any default under the agreements governing our indebtedness, including a default under the Credit Facility, the 2026 Notes or other indebtedness to which we may be a party that is not waived by the required lenders or holders thereunder, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under either of the Credit Facility or other debt we may incur in the future could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek to obtain waivers from the required lenders under either of the Credit Facility, the 2026 Notes or other debt that we may incur in the future to avoid being in default. If we breach our covenants under either of the Credit Facility, the 2026 Notes or other debt and seek a waiver, we may not be able to obtain a waiver from the required lenders or holders. If this occurs, we would be in default and our lenders or debt holders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay debt, lenders having secured obligations, including the lenders under the Credit Facility, could proceed against the collateral securing the debt. Because the Credit Facility and the 2026 Notes each have, and any future debt will likely have, customary cross-default provisions, if the indebtedness thereunder or under any future indebtedness is accelerated, we may be unable to repay or finance the amounts due.
Our shares of common stock have traded at a discount from net asset value and may do so in the future, which could limit our ability to raise additional equity capital.
Shares of closed-end investment companies frequently trade at a market price that is less than the net asset value that is attributable to those shares. This characteristic of closed-end investment companies is separate and distinct from the risk that our net asset value per share may decline. It is not possible to predict whether shares of our common stock will trade at, above or below net asset value. In addition, in recent periods, the shares of BDCs as an industry traded below net asset value. When our common stock is trading below its net asset value per share, we will generally not be able to issue additional shares of our common stock at its market price without first obtaining approval for such issuance from our stockholders and our independent directors. We do not have stockholder approval to sell shares of our common stock at a price below our net asset value per share.
FATCA withholding may apply to payments to certain foreign entities.
Payments made under the Notes to a foreign financial institution, or “FFI,” or non-financial foreign entity, or “NFFE” (including such an institution or entity acting as an intermediary), may be subject to a U.S. withholding tax of 30% under U.S. Foreign Account Tax Compliance Act provisions of the Code (commonly referred to as “FATCA”). This withholding tax may apply to payments of interest on the Notes as well unless the FFI or NFFE complies with certain information reporting, withholding, identification, certification and related requirements imposed by FATCA. Depending upon the status of a holder and the status of an intermediary through which any Notes are held, the holder could be subject to this 30% withholding tax in respect of any interest paid or deemed paid on the Notes. You should consult your own tax advisors regarding FATCA and how it may affect your investment in the Notes. See “United States Federal Income Tax Consequences — Taxation of Note Holders — FATCA Withholding on Payments to Certain Foreign Entities” in this prospectus supplement for more information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The following discussion should be read in conjunction with our financial statements and related notes and other financial information included or incorporated by reference in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus relating to this offering of the Notes. In addition to historical information, the information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus relating to this offering of the Notes may contain forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by such forward-looking information due to the factors described in the section titled “Supplementary Risk Factors” in this prospectus supplement and the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompany prospectus, or in any free writing prospectus relating to this offering and certain other factors noted throughout or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus relating to this offering. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. We undertake no obligation to revise or update any forward-looking statements but advise you to consult any additional disclosures that we may make directly to you or through reports that we may file in the future with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements.
The forward-looking statements included or incorporated by reference in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus relating to this offering of common stock involve risks and uncertainties, including statements as to changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, including changes from the impact of the COVID-19 pandemic;
•
changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, including changes from the impact of the current COVID 19 pandemic and market volatility resulting from the Russian invasion of Ukraine;

•
an economic downturn could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;

•
such an economic downturn could disproportionately impact the companies that we intend to target for investment, potentially causing us to experience a decrease in investment opportunities and diminished demand for capital from these companies;

•
a contraction of available credit and/or an inability to access the equity markets could impair our lending and investment activities;

•
interest rate volatility, including the decommissioning of LIBOR, and rising interest rates could adversely affect our results, particularly to the extent that we use leverage as part of our investment strategy;

•
the impact of interest and inflation rates on our business prospects and the prospects of our portfolio companies;

•
our future operating results;

•
our business prospects and the prospects of our portfolio companies;

•
our contractual arrangements and relationships with third parties;

•
the ability of our portfolio companies to achieve their objectives;

•
competition with other entities and our affiliates for investment opportunities;

•
the speculative and illiquid nature of our investments;

•
the use of borrowed money and enhanced leverage to finance a portion of our investments;

•
the adequacy of our financing sources and working capital;

•
the loss of key personnel and members of our management team;

•
the timing of cash flows, if any, from the operations of our portfolio companies;

•
the ability of our external investment adviser, Runway Growth Capital, to locate suitable investments for us and to monitor and administer our investments;

•
the ability of Runway Growth Capital to attract and retain highly talented professionals;

•
our ability to qualify and maintain our qualification as a RIC under Subchapter M of the Code, and as a BDC;

•
the occurrence of a disaster, such as a cyber-attack against us or against a third party that has access to our data or networks, a natural catastrophe, an industrial accident, failure of our disaster-recovery systems, or consequential employee error;

•
the effect of legal, tax and regulatory changes; and

•
other risks, uncertainties and other factors previously identified elsewhere in this prospectus.

You should not place undue reliance on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. In addition to other information included or incorporated by reference in this prospectus supplement, please read carefully the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, the section titled “Risk Factors” in our most recent Quarterly Report on Form 10-Q, as well as the section titled “Caution Concerning Forward-Looking Statements” in the accompanying prospectus, before making any investment in the Notes
This prospectus supplement, the accompanying prospectus and other statements that we may make, may contain forward-looking statements with respect to future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “plan,” “potential,” “project,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.
Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and we assume no duty to and do not undertake to update forward-looking statements. These forward-looking statements do not meet the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act, or Section 21E of the Exchange Act. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance. You should understand that, under Sections 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with any offering of securities pursuant to this prospectus supplement, the accompanying prospectus or in periodic reports we file under the Exchange Act.

USE OF PROCEEDS
We estimate that net proceeds we will receive from the sale of the Notes in this offering will be approximately $        (or approximately $          if the underwriters fully exercise their overallotment option), based on the underwriters purchasing the Notes from us at     % of the aggregate principal amount and after deducting estimated offering expenses of approximately $          (including certain expenses of the underwriters that we will reimburse the underwriters for) payable by us.
We intend to use the net proceeds from this offering to repay outstanding indebtedness under our Credit Facility. However, through re-borrowing of the initial repayments under our Credit Facility, we intend to use the net proceeds from this offering to make investments in accordance with our investment objective and strategies described in this prospectus supplement and the accompanying prospectus, to pay our operating expenses and other cash obligations, and for general corporate purposes. Our ability to achieve our investment objective may be limited to the extent that the net proceeds from an offering, pending full investment, are held in interest bearing deposits or other short-term instruments.
We entered in the Credit Facility on May 31, 2019. The interest rate on borrowings under the Credit Facility is based on a rate per annum equal to the SOFR rate for the applicable interest period, subject to a SOFR rate floor of 0.15%, plus (1) 3.35% at any time that there are fourteen or fewer obligors that are not affiliates of the Company with respect to the loan; (2) 3.10% at any time that there are fifteen or more obligors that are not affiliates but fewer than thirty obligors that are not affiliates with respect to the loan; and (3) 2.95% at any time that there are thirty or more obligors that are not affiliates with respect to the loan; and (b) when our leverage ratio on the last day of the immediately preceding interest period was greater than 1.0x, 3.35%.. The Credit Facility is scheduled to mature on April 20, 2026.

CAPITALIZATION
The following table sets forth:
•
our actual capitalization as of March 31, 2022; and

•
our capitalization on an as-adjusted basis giving effect to the sale of $          aggregate principal amount of Notes in this offering purchased from us by the underwriters and after deducting estimated offering expenses of approximately $          payable by us.

This table should be read in conjunction with “Use of Proceeds” included in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our most recent financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of March 31, 2022
(unaudited)	Actual	As Adjusted
Assets
Investments, at fair value	$754,289,370	$
Cash and cash equivalents	3,510,311
Other assets	4,297,963
Total assets	$762,097,644	$
Liabilities
Debt
Credit facilities	$86,000,000	$
2026 Notes	70,000,000
Deferred debt costs (net of accumulated amortization of $1,006,847 and $855,295, respectively)	(1,878,658)
Total debt, less unamortized deferred debt costs	154,121,342
Reverse repurchase agreements	—
Interest payable	923,875
Other Liabilities	9,586,735
Total liabilities	$164,631,952	$
Net Assets
Common stock, $0.01 par value; 100,000,000 shares authorized; 41,348,832 and 41,380,614 shares issued and outstanding, respectively	$413,488	$
Additional paid-in capital	605,638,766
Distributable (losses) earnings	(8,586,562)
Total net assets	$597,465,692	$
Net Asset Value Per Share	14.45

DESCRIPTION OF THE NOTES
This prospectus supplement sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement. This description supplements, and to the extent inconsistent therewith, replaces the descriptions of the general terms and provisions contained in “Description of our Debt Securities” in the accompanying prospectus.
The Notes will be issued under the indenture between us and U.S. Bank Trust Company, National Association, as trustee, and a supplemental indenture thereto, each to be dated the date of issuance of the Notes. The terms of the Notes include those stated in the Indenture (as defined below) and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. As used in this section, all references to “Indenture” mean the indenture as supplemented by the first supplemental indenture, and all references to “we,” “our” and “us” mean Runway Growth Finance Corp., a Maryland corporation, exclusive of our subsidiaries, unless we specify otherwise.
Because this section is a summary, it does not describe every aspect of the Notes and the Indenture. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of Notes. For example, in this section, we use capitalized words to signify terms that are specifically defined in the Indenture. Some of the definitions are repeated in this prospectus supplement, but for the rest you will need to read the Indenture. You may obtain a copy of the Indenture from us without charge. See “Available Information” in the accompanying prospectus.
General
The Notes:
•
will be issued in an initial principal amount of $          ($          if the underwriters’ option to purchase Notes to cover overallotments, if any, is exercised in full);

•
will mature on            , 2027, unless redeemed prior to maturity;

•
will be issued in denominations of $25 and integral multiples of $25 in excess thereof;

•
will be redeemable by us in whole or in part at any time or from time to time on and after            , 2024, at a redemption price of $25 per Note plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to the date fixed for redemption as described under “Redemption and Repayment” below; and

•
are expected to be listed on Nasdaq within 30 days of the original issue date.

The Notes will be our direct unsecured obligations and will rank:
•
pari passu with current and future unsecured unsubordinated indebtedness, including the 2026 Notes;

•
senior to any of our future indebtedness that expressly provides it is subordinated to the Notes;

•
effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness, including debt outstanding under our Credit Facility; and

•
structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries, financing vehicles or similar facilities, including debt outstanding under our Credit Facility.

As of July 15, 2022, our total indebtedness was approximately $233.0 million, $163.0 million of which was secured. After giving effect to the issuance of the Notes, assuming no repayment of amounts owed under our Credit Facility, our total indebtedness would have been approximately $          aggregate principal amount outstanding as of July 15, 2022.
Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the Notes or to make any funds available for payment on the Notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on the earnings or financial condition of all of the foregoing and are subject to various business considerations. As a result, we may be unable to gain significant, if any, access to the cash flow or assets of our subsidiaries.
The Indenture does not limit the amount of debt (secured and unsecured) that we and our subsidiaries may incur or our ability to pay dividends, sell assets, enter into transactions with affiliates or make investments. In addition, the Indenture does not contain any provisions that would necessarily protect holders of Notes if we become involved in a highly leveraged transaction, reorganization, merger or other similar transaction that adversely affects us or them.
The Notes will be issued in fully registered form only, without coupons, in minimum denominations of $25 and integral multiples thereof. The Notes will be represented by one or more global notes deposited with or on behalf of DTC, or a nominee thereof. Except as otherwise provided in the Indenture, the Notes will be registered in the name of that depositary or its nominee, and you will not receive certificates for the Notes. We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.
We are permitted, under specified conditions, to issue multiple classes of indebtedness if our asset coverage, as defined in the 1940 Act, is at least equal to 150% immediately after each such issuance. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Risk Factors — Risks Relating to Our Business and Structure — Regulations governing our operation as a BDC affect our ability to raise additional capital and the way in which we do so. As a BDC, the necessity of raising additional capital may expose us to risks, including the typical risks associated with leverage” in our most recent Annual Report on Form 10-K.
Interest Provisions Related to the Notes
Interest on the Notes will accrue at the rate of     % per annum and will be payable quarterly on each            ,            , and             commencing on            , 2022. The initial interest period will be the period from and including the original issue date to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be. We will pay interest to those persons who were holders of record of such Notes on the first day of the month during which each interest payment date occurs: each            ,            ,            , and            , commencing            , 2022.
Interest on the Notes will accrue from the date of original issuance and will be computed on the basis of a 360-day year comprised of twelve 30-day months. We will not provide a sinking fund for the Notes.
Interest payments will be made only on a business day, defined in the Indenture as each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City and Chicago are authorized or required by law or executive order to close. If any interest payment is due on a non-business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the Indenture as if they were made on the original due date. Such payment will not result in a default under the Notes or the Indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
The Trustee will have no obligation to calculate or verify the calculation of the accrued and unpaid interest or any premium payable on the notes.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their Notes.
The Notes may be redeemed in whole or in part at any time or from time to time at our option on or after            , 2024, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of $25 per Note plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to the date fixed for redemption.

You may be prevented from exchanging or transferring the Notes when they are subject to redemption. In case any Notes are to be redeemed in part only, the redemption notice will provide that, upon surrender of such Note, you will receive, without a charge, a new Note or Notes of authorized denominations representing the principal amount of your remaining unredeemed Notes.
Any exercise of our option to redeem the Notes will be done in compliance with the 1940 Act, to the extent applicable.
If we redeem only a portion of the Notes, DTC will determine the method for selection of the particular Notes to be redeemed. DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding the Notes. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes called for redemption.
Holders will not have the option to have the Notes repaid prior to the stated maturity date.
Listing
We intend to list the Notes on Nasdaq under the symbol “RWAYL”. We expect trading in the Notes to begin within 30 days of the original issue date.
Trading Characteristics
We expect the Notes to trade at a price that takes into account the value, if any, of accrued and unpaid interest. This means that purchasers will not pay, and sellers will not receive, accrued and unpaid interest on the Notes that is not included in their trading price. Any portion of the trading price of a Note that is attributable to accrued and unpaid interest will be treated as a payment of interest for U.S. federal income tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Notes. See “United States Federal Income Tax Consequences.”
Certain Covenants
In addition to standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities surrendered for payment, payment of taxes and related matters, the following covenants apply to the Notes.
Reporting
We have agreed to provide to holders of the Notes and the trustee (if at any time when Notes are outstanding we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC), our audited annual financial statements, within 90 days of our fiscal year end, and unaudited interim financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable United States generally accepted accounting principles.
1940 Act Compliance
We agree that, for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by Section 61(a)(1) of the 1940 Act or any successor provisions. Currently, these provisions generally prohibit us from making additional borrowings, including through the issuance of additional debt or the sale of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings.
Events of Default
You will have rights if an Event of Default occurs in respect of the Notes and is not cured, as described later in this subsection.
The term “Event of Default” in respect of the Notes means any of the following:
•
We default in the payment of any interest on the Notes when due and payable and the default continues for a period of 30 days.

•
We default in the payment of the principal of (or premium, if any, on) a debt security of the series when it becomes due and payable at its maturity, including upon any redemption date or required repurchase date, and the default continues for a period of five business days.

•
We do not deposit any sinking fund payment in respect of the Notes on its due date, and do not cure this default within five days.

•
We fail for 60 consecutive days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding to us and the trustee, as applicable, has been received to comply with any of our other agreements with respect to the Notes.

•
We file for bankruptcy or certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 90 days.

•
Pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the 1940 Act, or any successor provisions, on the last business day of each of 24 consecutive calendar months, any class of securities shall have an asset coverage (as such term is used in the 1940 Act) of less than 100%, giving effect to any amendments to such provisions of the 1940 Act or to any exemptive relief granted to us by the SEC.

•
Any other Event of Default in respect of the Notes described in the applicable prospectus supplement occurs.

An Event of Default for the Notes does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of the Notes of any default, except in the payment of principal, premium or interest, if it in good faith considers the withholding of notice to be in the interests of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the Notes may declare the entire principal amount of all the Notes to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the Notes if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, (2) we have paid or deposited with the Trustee all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and (3) any other Events of Default have been cured or waived.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”) (Section 315 of the Trust Indenture Act of 1939). If indemnity and/or security satisfactory to the trustee is provided, the holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Notes, the following must occur:
•
You must give your trustee written notice that an Event of Default has occurred and remains uncured.

•
The holders of at least 25% in principal amount of all outstanding Notes must make a written request that the trustee take action because of the default and must offer to the trustee security and/or indemnity satisfactory to it against the cost, expenses, and other liabilities of taking that action.

•
The trustee must not have taken action for 60 days after receipt of the above notice and offer of security and/or indemnity.

•
The holders of a majority in principal amount of the Notes must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your Notes on or after the due date.
Holders of a majority in principal amount of the Notes may waive any past defaults other than a default
•
in the payment of principal, any premium, or interest; or

•
in respect of a covenant that cannot be modified or amended without the consent of each holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the Indenture or else specifying any default.
Merger, Consolidation or Sale of Assets
Under the terms of the Indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not consolidate with or into any other corporation or convey or transfer all or substantially all of our property or assets to any person unless all the following conditions are met:
•
Where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for all of our obligations under the Notes and the Indenture.

•
Immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing.

•
We must deliver certain certificates and documents to the trustee.

Modification or Waiver
There are three types of changes we can make to the Indenture and the Notes.
Changes Requiring Your Approval
First, there are changes that we cannot make to your Notes without your specific approval. The following is a list of those types of changes:
•
change the stated maturity of the principal of or interest on the Notes;

•
reduce any amounts due on the Notes;

•
reduce the amount of principal payable upon acceleration of the maturity of the Notes following a default;

•
adversely affect any right of repayment at the holder’s option;

•
change the place (except as otherwise described in the accompanying prospectus or prospectus supplement) or currency of payment on the Notes;

•
impair your right to sue for payment;

•
reduce the percentage of holders of Notes whose consent is needed to modify or amend the Indenture;

•
reduce the percentage of holders of Notes whose consent is needed to waive compliance with certain provisions of the Indenture or to waive certain defaults;

•
modify any other aspect of the provisions of the Indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•
change any obligation we have to pay additional amounts.

Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the Notes in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the Indenture and the Notes would require the following approval:
•
If the change affects only the Notes, it must be approved by the holders of a majority in principal amount of the Notes outstanding at such time.

•
If the change affects more than one series of debt securities issued under the indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Changes Requiring Your Approval.”
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or the Notes or request a waiver.
Defeasance
Covenant Defeasance
Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the Indenture under which the Notes were issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your Notes. In order to achieve covenant defeasance, we must do the following:
•
We must irrevocably deposit in trust for the benefit of all holders of such Notes a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates. No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, or in the case of a bankruptcy Event of Default, at any time during the period ending on the 91st day after the date of such deposit.

•
We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit and just repaid the Notes ourselves at maturity.

•
We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, you can still look to us for repayment of the Notes if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the Notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Full Defeasance
If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the Notes (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•
We must deposit in trust for the benefit of all holders of such Notes a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes and for payment of amounts due to the trustee.

•
No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, or in the case of a bankruptcy Event of Default, at any time during the period ending on the 91st day after the date of such deposit.

•
We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or a ruling issued by the Internal Revenue Service, or IRS, that allows us to make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit and just repaid the Notes ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the Notes would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your Notes and you would recognize gain or loss on the Notes at the time of the deposit.

•
We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the Notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.
No service charge will be made for any registration of transfer or any exchange of Notes, but we may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
Satisfaction and Discharge
The Indenture will be discharged and will cease to be of further effect with respect to the Notes when either:
•
all the Notes that have been authenticated have been delivered to the trustee for cancellation; or

•
all the Notes that have not been delivered to the trustee for cancellation:

•
have become due and payable,

•
will become due and payable at their stated maturity within one year, or

•
are to be called for redemption within one year,

and we, in the case of the first, second and third sub-bullets above, have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of the Notes, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness (including all principal, premium, if any, and interest) on such Notes delivered to the trustee for cancellation (in the case of Notes that have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be,
•
we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Notes; and

•
we have delivered to the trustee an officers’ certificate and legal opinion, each stating that all conditions precedent provided for in the Indenture, including amounts payable to the trustee, relating to the satisfaction and discharge of the Indenture and the Notes have been complied with.

Additional Notes and Additional Series of Notes
We may from time to time, without notice to or the consent of the registered holders of the Notes, create and issue further notes ranking equally and ratably with the Notes in all respects, including having the same

CUSIP number, so that such further notes shall be consolidated and form a single series of notes and shall have the same terms as to status or otherwise as the Notes. No additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes. The indenture also allows for the issuance of additional series of debt securities from time to time.
The Trustee Under the Indenture
U.S. Bank Trust Company, National Association will serve as the trustee under the Indenture.
Payment, Paying Agent, Registrar and Transfer Agent
The principal amount of each Note will be payable on the stated maturity date at the corporate trust office of the Paying Agent, Registrar and Transfer Agent for the Notes as provided for in the Indenture or at such other office in New York City as we may designate. The trustee will initially act as Paying Agent, Registrar and Transfer Agent for the Notes.
Governing Law
The Indenture and the Notes will be governed by the laws of the State of New York.
Book-Entry Debt Securities
DTC will act as securities depository for the Notes. The Notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for the Notes, in the aggregate principal amount of such issue, and will be deposited with DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).
DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions, and dividend payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon. DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a general summary of the material United States federal income tax considerations (and, in the case of a non-U.S. holder (as defined below), the material United States federal estate tax consequences) applicable to an investment in the Notes. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. The discussion is based upon the Code, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations, each as of the date of this prospectus supplement and all of which are subject to change, potentially with retroactive effect. You should consult your own tax advisor with respect to tax considerations that pertain to your purchase of the Notes.
This discussion deals only with Notes held as capital assets within the meaning of Section 1221 of the Code and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies and regulated investment companies (and shareholders of such corporations), dealers in securities or currencies, traders in securities, former citizens of the United States, persons holding the Notes as a hedge against currency risks or as a position in a “straddle,” “hedge,” “constructive sale transaction” or “conversion transaction” for tax purposes, entities that are tax-exempt for United States federal income tax purposes, retirement plans, individual retirement accounts, tax-deferred accounts, persons subject to the alternative minimum tax, pass-through entities (including partnerships and entities and arrangements classified as partnerships for United States federal income tax purposes) and beneficial owners of pass-through entities, or persons whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar. It also does not deal with beneficial owners of the Notes other than original purchasers of the Notes who acquire the Notes in this offering. If you are considering purchasing the Notes, you should consult your own tax advisor concerning the application of the United States federal tax laws to you in light of your particular situation, as well as any consequences to you of purchasing, owning and disposing of the Notes under the laws of any other taxing jurisdiction.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a Note that is, for United States federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) a trust (a) subject to the control of one or more United States persons and the primary supervision of a court in the United States, or (b) that has a valid election (under applicable Treasury Regulations) to be treated as a United States person, or (iv) an estate the income of which is subject to United States federal income taxation regardless of its source. The term “non-U.S. holder” means a beneficial owner of a Note that is neither a U.S. holder nor a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes). An individual may, subject to exceptions, be deemed to be a resident alien, as opposed to a non-resident alien, by, among other ways, being present in the United States (i) on at least 31 days in the calendar year, and (ii) for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year. Resident aliens are subject to United States federal income tax as if they were United States citizens.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds any Notes, the United States federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partners of partnerships holding Notes should consult their own tax advisors.
Taxation of Note Holders
Except as discussed below, payments or accruals of interest on a Note generally will be taxable to a U.S. holder as ordinary interest income at the time they are received (actually or constructively) or accrued, in accordance with the U.S. holder’s regular method of tax accounting. In addition, if the issue price of the Notes (i.e., the first price at which a substantial amount of the Notes is sold to investors) is less than their “stated redemption price at maturity” (i.e., the sum of all payments to be made on the Notes, other than payments of “qualified stated interest”) by not less than a specified de minimis amount, the Notes will be considered as having been issued for U.S. federal income tax purposes with original issue discount, or OID. In the case of the Notes, the term “qualified stated interest” generally means interest that is unconditionally payable at least annually and at a single fixed rate.
If the Notes are issued with OID, a U.S. holder generally will be required to include the OID in gross income as ordinary interest income in advance of the receipt of cash attributable to that income and regardless of such U.S. holder’s regular method of tax accounting. Such OID will be included in gross income for each day during each taxable year in which a Note is held by a U.S. holder using a constant yield method that reflects the compounding of interest. This means that a U.S. holder will be required to include increasingly greater amounts of OID over time. If the Notes are issued with discount that is less than the “de minimis amount” (i.e., discount that is not treated as OID), the U.S. holder generally will be required to include the de minimis OID in income at the time a principal payment on the Note is made in proportion to the amount paid. Any amount of de minimis OID on a Note that is recognized by a U.S. holder will be characterized as capital gain. Notice will be given if we determine that any of the Notes will be issued with OID. We are required to provide information returns stating the amount of OID accrued on the Notes held by persons of record, other than certain U.S. tax-exempt holders.
If you acquire a Note for an amount that is less than its adjusted issue price, the amount of the difference generally will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the Note at the time of any principal payment received on the Note.
In such case, you also may be required to defer, until the maturity of a Note or its earlier sale or other disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the Note.
You may make an election to include market discount from a Note in income currently as it accrues in which case the rule described above regarding deferral of interest deductions will not apply. If a U.S. holder makes this election, the U.S. holder will be required to increase the tax basis in the Note by the amount of market discount on the Note included in the U.S. holder’s income. If you make this election, it will apply to all debt instruments with market discount (including, if applicable, the Note) that you acquire on or after the first day of the first taxable year to which the election applies, and such election is irrevocable without the consent of the IRS. You should consult your own tax advisor before making this election.
Any market discount you recognize on a Note will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless you make a separate election to accrue such market discount on a constant yield method. If you make this election, it will only apply to the Note and any other debt instruments you specify, that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS. You should consult your own tax advisor before making such election.
If you acquire a Note for an amount in excess of its stated principal amount, you will be considered to have purchased the Note at a “premium.” You generally may elect to amortize such premium over the remaining term of the Note on a constant yield method as an offset to interest when includible in taxable income under your regular accounting method. Any amortized amount of the premium for a taxable year generally will be treated first as an offset to interest on a Note includible in income in such taxable year, then as a deduction allowed in that taxable year to the extent of your prior interest inclusions on the Note, and finally as a carryforward allowable against your future interest inclusions on the Note, in each case, in accordance with your regular accounting method. If you make this election, you will be required to reduce your tax basis in a Note by the amount of the premium amortized. An election to amortize premium will also apply to all other taxable debt instruments you hold or subsequently acquire on or after the first day of the first taxable year for which the election is made. You may not revoke this election without the consent of the IRS. You should consult your own tax advisor before making such election. If you do not elect to amortize premium on the Note, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the Note.

Upon the sale, exchange, redemption or retirement of a Note, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement (excluding amounts representing accrued and unpaid interest, which are treated as ordinary income) and the U.S. holder’s adjusted tax basis in the Note, increased by an OID and market discount previously included in income with respect to the Note, and reduced by the amount of any bond premium previously amortized with respect to the Note and any cash payments on the Note other than qualified stated interest. A U.S. holder’s adjusted tax basis in a Note generally will equal the U.S. holder’s initial investment in the Note. Capital gain or loss generally will be long-term capital gain or loss if the Note was held for more than one year. Long-term capital gains recognized by individuals and certain other non-corporate U.S. holders generally are eligible for reduced rates of taxation. The distinction between capital gain or loss and ordinary income or loss is also important in other contexts; for example, for purposes of the limitations on a U.S. holder’s ability to offset capital losses against ordinary income.
Medicare Tax on Net Investment Income.   A 3.8% tax is imposed under Section 1411 of the Code on the “net investment income” of certain U.S. citizens and residents and on the undistributed net investment income of certain estates and trusts. Among other items, net investment income generally includes payments of interest on, and net gains recognized from the sale, exchange, redemption, retirement or other taxable disposition of Notes (unless the Notes are held in connection with certain trades or businesses), less certain deductions. U.S. holders should consult their own tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the Notes.
Tax Shelter Reporting Regulations.   Under applicable Treasury Regulations, if a U.S. holder recognizes a loss with respect to the Notes or shares of our common stock of $2 million or more for a non-corporate U.S. holder or $10 million or more for a corporate U.S. holder in any single taxable year (or a greater loss over a combination of taxable years), the U.S. holder may be required to file with the Internal Revenue Service (“IRS”) a disclosure statement on IRS Form 8886. Direct U.S. holders of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, U.S. holders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. holders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. holders of the Notes or our common stock should consult their own tax advisors to determine the applicability of these Treasury Regulations in light of their individual circumstances.
Taxation of Non-U.S. Holders.   Except as provided below under “Information Reporting and Backup Withholding” and “FATCA Withholding on Payments to Certain Foreign Entities,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding taxes on payments of principal or stated interest on a Note provided that (i) income on the Note is not effectively connected with the conduct by the non-U.S. holder of a trade or business within the U.S., (ii) the non-U.S. holder is not a controlled foreign corporation, or CFC, related to the Company through stock ownership, (iii) in the case of interest income, the recipient is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, (iv) the non-U.S. holder does not own (actually or constructively) 10% or more of the total combined voting power or value of all classes of stock of the Company, and (v) (A) the non-U.S. holder provides a statement on an IRS Form W-8BEN, Form W-8BEN-E or other applicable U.S. nonresident withholding tax certification form signed under penalties of perjury that includes its name and address and certifies that it is not a United States person for U.S. federal income tax purposes in compliance with applicable requirements, or satisfies documentary evidence requirements for establishing that it is a non-U.S. holder, or (B) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (i.e., a “financial institution”) and holds a Note certifies to us under penalties of perjury that either it or another financial institution has received the required statement from the non-U.S. holder certifying that it is a non-U.S. person and furnishes us with a copy of the statement.
A non-U.S. holder that is not exempt from tax under these rules generally will be subject to United States federal income tax withholding on payments of interest on the Notes at a rate of 30% unless (i) the income is effectively connected with the conduct of a U.S. trade or business, in which case the interest will be subject to U.S. federal income tax on a net income basis as applicable to U.S. holders generally (unless an applicable income tax treaty provides otherwise), or (ii) an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax.

In the case of a non-U.S. holder that is classified as a corporation and that receives income that is effectively connected with the conduct of a U.S. trade or business, such income may also be subject to a branch profits tax (which is generally imposed on a non-U.S. corporation on the actual or deemed repatriation from the U.S. of earnings and profits attributable to a U.S. trade or business) at a 30% rate. The branch profits tax may not apply (or may apply at a reduced rate) if the non-U.S. holder is a qualified resident of a country with which the U.S. has an income tax treaty.
To claim the benefit of an income tax treaty or to claim exemption from withholding because income is effectively connected with a U.S. trade or business, the non-U.S. holder must timely provide the appropriate, properly executed IRS U.S. nonresident withholding tax certification form signed under penalties of perjury to the applicable withholding agent. These forms may be required to be periodically updated. Also, a non-U.S. holder who is claiming the benefits of a treaty may be required to obtain a United States taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.
Generally, a non-U.S. holder will not be subject to U.S. federal income or withholding taxes on any amount that constitutes capital gain upon the sale, exchange, redemption or retirement of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the U.S. by the non-U.S. holder (and, if required by an applicable income tax treaty, is not attributable to a United States “permanent establishment” maintained by the non-U.S. holder). Certain other exceptions may be applicable, and a non-U.S. holder should consult its tax advisor in this regard.
A Note that is held by an individual who, at the time of death, is not a citizen or resident of the U.S. (as specially defined for U.S. federal estate tax purposes) generally will not be subject to the U.S. federal estate tax, unless, at the time of death, (i) such individual directly or indirectly, actually or constructively, owns ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code and the Treasury Regulations thereunder or (ii) such individual’s interest in the Notes is effectively connected with the individual’s conduct of a U.S. trade or business.
Information Reporting and Backup Withholding.   A U.S. holder (other than an “exempt recipient,” including a corporation and certain other persons who, when required, demonstrate their exempt status) may be subject to backup withholding at a rate of 24% on, and to information reporting requirements with respect to, payments of principal or interest on, and proceeds from the sale, exchange, redemption or retirement of, the Notes. In general, if a non-corporate U.S. holder subject to information reporting fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements, backup withholding at the applicable rate may apply.
If you are a non-U.S. holder, generally, the applicable withholding agent must report to the IRS and to you payments of interest on a Note and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement. In general, backup withholding will not apply to payments of interest on your Note if you have provided to the applicable withholding agent the required certification that you are not a U.S. person and the applicable withholding agent does not have actual knowledge or reason to know that you are a U.S. person. Information reporting and, depending on the circumstances, backup withholding will apply to payment to you of the proceeds of a sale or other disposition (including a retirement or redemption) of your Notes within the U.S. or conducted through certain U.S.-related financial intermediaries, unless you certify under penalties of perjury that you are not a U.S. person or you otherwise establish an exemption, and the applicable withholding agent does not have actual knowledge or reason to know that you are a U.S. person.
In addition, payments of the proceeds from the sale of a Note to or through a non-U.S. office of a broker or the non-U.S. office of a custodian, nominee, or other dealer acting on behalf of a holder generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a U.S. person, the government of the United States or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a CFC, a foreign partnership that is either engaged in a trade or business within the U.S. or whose U.S. resident partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a non-U.S. person 50% or more of whose gross income for a certain period is effectively connected with a trade or business within the U.S., or a U.S. branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to a holder unless the broker, custodian, nominee, or other dealer has documentation of the holder’s non-U.S. status and the broker, custodian, nominee, or other dealer has no actual knowledge or reason to know to the contrary.
You should consult your tax advisor regarding the qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner generally would be allowed as a refund or a credit against such beneficial owner’s United States federal income tax provided the required information is timely furnished to the IRS.
FATCA Withholding on Payments to Certain Foreign Entities.   The FATCA provisions of the Code as well as Treasury Regulations and other IRS administrative guidance promulgated thereunder, when applicable, generally impose a U.S. federal withholding tax of 30% on interest earned in respect of a debt instrument, (“withholdable payments”), which includes the Notes, to certain non-U.S. entities (including, in some circumstances, where such an entity is acting as an intermediary) that fail to comply or is not deemed compliant with certain certification and information reporting requirements that are in addition to the requirement to provide an applicable U.S. nonresident withholding tax certification form, as discussed above. FATCA withholding taxes generally apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from withholding taxes pursuant to an applicable tax treaty with the U.S. or under U.S. domestic law. If FATCA withholding taxes are imposed with respect to any payments of interest made or deemed made under the Notes, holders that are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes with respect to such interest or proceeds will be required to seek a credit or refund from the IRS in order to obtain the benefit of such exemption or reduction, if any. Holders of or prospective holders of the Notes may be required to provide additional information as specified in the Second Supplemental Indenture to enable the applicable withholding agent to determine whether withholding is required. Prospective holders of the Notes should consult their own tax advisors regarding the effect, if any, of the FATCA rules for them based on their particular circumstances.
The preceding discussion of material U.S. federal income tax considerations is for general information only and is not tax advice. We urge you to consult your own tax advisor with respect to the particular tax consequences to you of an investment in the Notes, including the possible effect of any pending legislation or proposed regulations.

UNDERWRITING
We are offering the Notes described in this prospectus supplement and the accompanying prospectus through a number of underwriters. Oppenheimer & Co. Inc. is acting as representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has agreed, severally and not jointly to purchase, the aggregate principal amount of Notes listed next to its name in the following table:
Underwriters	Principal Amount
Oppenheimer & Co. Inc.	$
B. Riley Securities, Inc.
Ladenburg Thalmann & Co. Inc.
Janney Montgomery Scott LLC
Compass Point Research & Trading, LLC
Hovde Group, LLC
Total	$
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The underwriters propose to initially offer some of the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement.
The following table shows the public offering price, underwriting discount and proceeds before expenses to us.
	Per Note	Amount
Public offering price	%	$
Underwriting discount	%	$
Proceeds to us, before expenses	%	$
The expenses of the offering, not including the underwriting discount, are estimated at $          and are payable by us.
Settlement
We expect that delivery of the Notes will be made against payment therefor on or about July   , 2022, which will be the      business day following the date of pricing of the Notes, or “T+    .” Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes will be required, by virtue of the fact that the Notes initially settle in

T+    , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.
New Listing of Notes
The Notes are a new issue of securities with no established trading market. We intend to list the Notes on the Nasdaq Global Select Market within 30 days of the closing of this offering and will use commercially reasonable efforts to maintain this listing. We expect trading in the Notes on Nasdaq to begin within 30 days after the original issue date. Currently there is no public market for the Notes.
We have been advised by certain underwriters that they presently intend to make a market in the Notes after completion of the offering as permitted by applicable laws and regulations. Such underwriters are not obligated, however, to make a market in the Notes and any such market-making may be discontinued at any time in the sole discretion of such underwriters without any notice. Accordingly, no assurance can be given as to the liquidity of, or development of a public trading market for, the Notes. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.
Overallotment Option
The underwriters have an option to buy up to an additional $          aggregate principal amount of the Notes from us to cover sales of Notes by the underwriters which exceed the amount of Notes specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this overallotment option. If any Notes are purchased with this overallotment option, the underwriters will purchase Notes in approximately the same proportion as shown in the table above. If any additional Notes are purchased, the underwriters will offer the additional Notes on the same terms as those on which all Notes are being offered. We are responsible for the payment of any interest that the Notes subject to this overallotment option accrue between the date of this offering and the underwriters’ exercise of the overallotment option.
No Sales of Similar Securities
For a period of 90 days after the date of this prospectus supplement, the Company will not without the prior written consent of the underwriters, subject to certain exceptions, directly or indirectly, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise transfer or dispose of any debt securities issued or guaranteed by the Company or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by the Company or file any registration statement under the Securities Act with respect to any of the foregoing; provided that the foregoing limitation will not apply to the Company’s ability to file a post-effective amendment to its registration statement for purposes of adding the underwriting agreement, the Indenture, and certain other documents related to the transactions contemplated by the underwriting agreement as exhibits to the registration statement. This consent may be given at any time without public notice.
Price Stabilizations and Short Positions
In connection with this offering the underwriters may purchase and sell Notes in the open market. These transactions may include overallotment syndicate covering transactions and stabilizing transactions. Overallotment involves sales by the underwriters of Notes in excess of the number of securities required to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of securities made in an amount up to the number of securities represented by the underwriters’ overallotment option. Transactions to close out the covered syndicate short involve either purchases of such securities in the open market after the distribution has been completed or the exercise of the overallotment option. In determining the source of securities to close out the covered syndicate short position, the underwriters may consider the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the overallotment option. The underwriters may also make “naked” short sales, or sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of securities in the open market while the offering is in progress for the purpose of fixing or maintaining the price of the securities.
The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from an underwriter or syndicate member when the underwriters repurchase securities originally sold by that underwriter or syndicate member in order to cover syndicate short positions or make stabilizing purchases.
Any of these activities may have the effect of raising or maintaining the market price of the securities or preventing or retarding a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on Nasdaq or otherwise. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions. If the underwriters commence any of these transactions, they may discontinue them at any time.
In connection with this offering, the underwriters may engage in passive market making transactions in our securities on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of securities and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.
Additional Underwriter Relationships
Certain of the underwriters and their respective affiliates have from time to time performed and may in the future perform various commercial banking, financial advisory and investment banking services for us and our affiliates for which they have received or will receive customary compensation.
Sales Outside the United States
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Notes, or the possession, circulation or distribution of this prospectus supplement or accompanying prospectus or any other material relating to us or the Notes in any jurisdiction where action for that purpose is required. Accordingly, the Notes may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the Notes may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.
Each of the underwriters may arrange to sell the Notes offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.
Electronic Delivery
The underwriters may make this prospectus supplement and accompanying prospectus available in an electronic format. The prospectus supplement and accompanying prospectus in electronic format may be made available on a website maintained by any of the underwriters, and the underwriters may distribute such documents electronically. The underwriters may agree with us to allocate a limited number of Notes for sale to their online brokerage customers. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.
We and our Adviser have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.
The principal business address of Oppenheimer & Co. Inc. is 85 Broad Street, New York, NY 10004.

LEGAL MATTERS
Certain legal matters regarding the Notes offered by this prospectus supplement will be passed upon for us by Dechert LLP. Certain legal matters in connection with the Notes offered hereby will be passed upon for the underwriters by Eversheds Sutherland (US) LLP.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The financial statements of Runway Growth Finance Corp. as of December 31, 2021 and 2020 and for each of the years in the three-year period ended December 31, 2021 incorporated in this prospectus supplement and the accompanying prospectus by reference from the Runway Growth Finance Corp. Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this prospectus supplement, the accompanying prospectus and the registration statement on Form N-2 in reliance upon such reports.
INCORPORATION BY REFERENCE
We incorporate by reference in this prospectus supplement the documents listed below and any future reports and other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all of the securities offered by this prospectus supplement have been sold or we otherwise terminate the offering of these securities (such reports and other documents deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents); provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K, or other information “furnished” to the SEC pursuant to the Exchange Act will not be incorporated by reference into this prospectus supplement:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 3, 2022, and an amendment to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 on Form 10-K/A, filed with the SEC on March 14, 2022;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 5, 2022;

•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2022;

•
our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on March 25, 2022, April 22, 2022, June 17, 2022 and June 30, 2022; and

•
the description of our Common Stock referenced in our Registration Statement on Form 8-A (No. 001-40938), as filed with the SEC on October 20, 2021, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.

Any reports filed by us with the SEC before the date that any offering of any securities by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus.
To obtain copies of these filings, see “Available Information” in this prospectus supplement.

AVAILABLE INFORMATION
We have filed with the SEC a universal shelf registration statement, of which this prospectus supplement forms a part, on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to the Notes offered by this prospectus supplement and the accompanying prospectus. The registration statement contains additional information about us and our shares of common stock being offered by this prospectus supplement and the accompanying prospectus.
We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information filed electronically by us with the SEC at www.sec.gov. We maintain a website https://runwaygrowth.com/document-center and make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through our website. This information is also available, free of charge, by contacting us in writing at 205 N. Michigan Ave., Suite 4200, Chicago, IL 60601, or by emailing us at prospectus@runwaygrowth.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS
$250,000,000
RUNWAY GROWTH FINANCE CORP.
Common Stock
Preferred Stock
Warrants
Subscription Rights
Debt Securities
We are a specialty finance company focused on providing senior secured loans to high growth-potential companies in technology, life sciences, healthcare information and services, business services, select consumer services and products and other high-growth industries.
We invest in senior secured term loans and other senior debt obligations and may on occasion invest in second lien loans. We have and continue to expect to acquire warrants and other equity securities from portfolio companies in connection with our investments in loans to these companies. Our investment objective is to maximize our total return to our stockholders primarily through current income on our loan portfolio, and secondarily through capital appreciation on our warrants and other equity positions, by providing our portfolio companies with financing solutions that are more flexible than traditional credit and less dilutive than equity.
We are a closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended. We have elected to be treated, and intend to qualify annually, as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”) for U.S. federal income tax purposes. As a BDC and a RIC, we are required to comply with certain regulatory requirements.
We are externally managed by our investment adviser, Runway Growth Capital, LLC (“Runway Growth Capital”). Runway Growth Capital was formed in 2015 to pursue an investment strategy focused on providing growth financing for dynamic, late and growth stage companies.
We are an “emerging growth company,” as defined in Section 2(a) of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements and are taking advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.
We may offer, from time to time, in one or more offerings or series, up to $250,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, and/or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities (collectively, the “securities”). The preferred stock, debt securities, subscription rights and warrants offered hereby may be convertible or exchangeable into shares of our common stock. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.
In the event we offer common stock, the offering price per share of our common stock less any underwriting discounts or commissions will generally not be less than the net asset value per share of our common stock at the time we make the offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our net asset value per share (i) in connection with a rights offering to our existing shareholders, (ii) with the prior approval of the majority of our outstanding voting securities or (iii) under such other circumstances as the U.S. Securities and Exchange Commission (“SEC”) may permit.
The securities may be offered directly to one or more purchasers, including existing stockholders in a rights offering, or through agents designated from time to time by us, or to or through underwriters or dealers. Each prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of the securities, and will disclose any applicable purchase price, fee, discount or commissions arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.” We may not sell any of the securities pursuant to this registration statement through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of such securities.
Our common stock is traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “RWAY.” On April 14, 2022, the last reported sales price of our common stock on Nasdaq was $14.42 per share. The net asset value per share of our common stock at December 31, 2021 (the last date prior to the date of this prospectus for which we reported net asset value) was $14.65.
Investing in our securities involves a high degree of risk, including credit risk, the risk of the use of leverage and the risk of dilution, and is highly speculative. In addition, shares of closed-end investment companies, including BDCs, frequently trade at a discount to their net asset values. If our shares of our common stock trade at a discount to our net asset value, it will likely increase the risk of loss for purchasers in an offering made pursuant to this prospectus or any related prospectus supplement. Before investing in our securities, you should read the discussion of the material risks of investing in our securities, including the risk of leverage and dilution, in “Risk Factors” beginning on page 17 of this prospectus or otherwise incorporated by reference herein and included in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.
This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The accompanying prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the accompanying prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein, before investing in our securities and keep them for future reference. We also file periodic and current reports, proxy statements and other information about us with the SEC. This information is available free of charge by contacting us at 205 N. Michigan Ave., Suite 4200, Chicago, IL 60601, calling us at (312) 281-6270 or visiting our corporate website located at https://runwaygrowth.com/document-center/. The SEC also maintains a website at http://www.sec.gov that contains this information. Information on our website or the SEC’s website is not incorporated into or a part of this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
The date of this prospectus is April 22, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC, using the “shelf” registration process. Under this shelf registration statement, we may offer, from time to time, in one or more offerings, up to $250,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, and/or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, on terms to be determined at the time of the offering. See “Plan of Distribution” for more information.
This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, please carefully read this prospectus, any accompanying prospectus supplement, any free writing prospectus and the documents incorporated by reference in this prospectus and any accompanying prospectus supplement.
This prospectus may contain estimates and information concerning our industry, including market size and growth rates of the markets in which we participate, that are based on industry publications and other third-party reports. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. However, we acknowledge our responsibility for all disclosures in this prospectus. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described or referenced in the section titled “Risk Factors,” that could cause results to differ materially from those expressed in these publications and reports.
This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or incorporated by reference, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information.”
You should rely only on the information included or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We have not authorized any dealer, salesperson or other person to provide you with different information or to make representations as to matters not stated in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by us or on our behalf or to which we have referred you do not constitute an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our financial condition, results of operations and prospects may have changed since any such date. To the extent required by law, we will amend or supplement the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement to reflect any material changes to such information subsequent to the date of the prospectus and any accompanying prospectus supplement and prior to the completion of any offering pursuant to the prospectus and any accompanying prospectus supplement.

PROSPECTUS SUMMARY
This summary highlights some of the information included elsewhere in this prospectus or incorporated by reference. It is not complete and may not contain all of the information that you may want to consider before investing in our securities. You should carefully read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus and the applicable prospectus supplement. Before making your investment decision, you should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part. Throughout this prospectus we refer to Runway Growth Finance Corp. as “we,” “us,” “our” or the “Company,” and to “Runway Growth Capital LLC,” our investment adviser, as “Runway Growth Capital” or “Adviser.”
Runway Growth Finance Corp.
We are a specialty finance company focused on providing senior secured loans to high growth-potential companies in technology, life sciences, healthcare information and services, business services, select consumer services and products and other high-growth industries. We partner with established venture capital sponsors and directly with entrepreneurs seeking funding to accelerate growth. We are managed by Runway Growth Capital, an experienced provider of growth financing for dynamic, late and growth stage companies. Our investment objective is to maximize our total return to our stockholders primarily through current income on our loan portfolio and secondarily through capital appreciation on our warrants and other equity positions, by providing our portfolio companies with financing solutions that are more flexible than traditional credit and less dilutive than equity. As of December 31, 2021, we had an investment portfolio, including U.S. Treasury Bills, of $729.5 million at fair value, and a net asset value of $606 million. We and Runway Growth Capital have a strategic relationship with Oaktree Capital Management, L.P. (“Oaktree”), a leading global alternative investment management firm with expertise in credit strategies and $166 billion of assets under management as of December 31, 2021.
We are structured as an externally managed, non-diversified closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). We have also elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), have qualified, and intend to continue to qualify annually for treatment as a RIC. See “Certain U.S. Federal Income Tax Considerations.”
Our Adviser
We are externally managed by Runway Growth Capital. Runway Growth Capital was formed in 2015 to pursue an investment strategy focused on providing growth financing for dynamic, late and growth stage companies. David Spreng, our Chairman, Chief Executive Officer and President, formed our Adviser following a more than 25-year career in venture capital investing and lending. Runway Growth Capital has 20 employees across four offices in the United States, including six investment professionals focused on origination activities and six focused on underwriting and managing our investment portfolio. Our Adviser consistently demonstrates a credit first culture while maintaining, what we believe, is an admirable reputation among borrowers for industry knowledge, creativity, and understanding of the challenges often faced by late and growth stage companies.
Runway Growth Capital’s senior executive team has on average more than 26 years of experience, and its investment professionals, including origination and underwriting, have on average 23 years of experience. Our Adviser has built its team with investment professionals who have deep industry experience, a track record of successful originations and outcomes across the venture debt and venture and private equity spectrums, along with rich experience in working with and understanding high-growth companies from both an investor’s and an operator’s perspective.
Runway Growth Capital is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “Advisers Act”). Subject to the overall supervision of our board of directors (the “Board”), our Adviser manages our day-to-day operations and provides us with investment advisory services pursuant to the second amended and restated investment advisory agreement, dated May 27, 2021 (the “Advisory Agreement”). Pursuant to the Advisory Agreement, we pay Runway Growth Capital a fee for its investment advisory and management services consisting of two components: a base management fee and an incentive fee. The cost of the base management fee and incentive fee are each borne by our stockholders. See “Management and Other Agreements.”
Our Administrator
We have entered into an amended and restated administration agreement (the “Administration Agreement”) with Runway Administrator Services LLC (the “Administrator”), a wholly-owned subsidiary of Runway Growth Capital, pursuant to which our Administrator is responsible for furnishing us with office facilities and equipment and provides us with clerical, bookkeeping, recordkeeping and other administrative services at such facilities. For more information, see “Management and Other Agreements.”
Oaktree Strategic Relationship
In December 2016, we and Runway Growth Capital entered into a strategic relationship with Oaktree. Oaktree is a leading global alternative investment management firm with expertise in credit strategies and $166 billion in assets under management as of December 31, 2021. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in credit, private equity, real assets and listed equities. The firm has over 1,000 employees and offices in 19 cities worldwide. In 2019, Brookfield Asset Management Inc. (“Brookfield”) acquired a majority interest in Oaktree. Together, Brookfield and Oaktree provide investors with one of the most comprehensive offerings of alternative investment products available today.
OCM Growth Holdings, LLC, an affiliate of Oaktree (“OCM Growth”), owned 20,765,158 shares of our common stock as of April 14, 2022. Pursuant to an irrevocable proxy, the shares of our common stock held by OCM Growth must be voted in the same manner that our other stockholders vote their shares. OCM Growth has a right to nominate a member of our Board for election for so long as OCM Growth holds shares of our common stock in an amount equal to, in the aggregate, at least one-third (33.33%) of OCM Growth’s initial $125 million capital commitment, which percentage shall be determined based on the dollar value of the shares of common stock owned by OCM Growth. OCM Growth holds the right to appoint a nominee to the Board, subject to the conditions previously described, regardless of the Company’s size (e.g., assets under management or market capitalization) or the beneficial ownership interests of other stockholders. Further, to the extent OCM Growth’s share ownership falls below one-third of its initial $125 million capital commitment under any circumstances, OCM Growth will no longer have the right to appoint a director nominee and will use reasonable efforts to cause such nominee to resign immediately (subject to his or her existing fiduciary duties). Brian Laibow, Co-Head of North America & Managing Director Opportunities Funds, serves on our Board as OCM Growth’s director nominee and is considered an interested director.
In addition, OCM Growth owns a minority interest in Runway Growth Capital and has the right to appoint a member of Runway Growth Capital’s board of managers as well as a member of Runway Growth Capital’s Investment Committee (the “Investment Committee”). Mr. Laibow serves on Runway Growth Capital’s board of managers and Investment Committee on behalf of OCM Growth. See “Related Party Transactions and Certain Relationships.”
We believe our strategic relationship with Oaktree provides us with access to additional resources and relationships that are incremental to our already expansive network of venture backed companies and venture capital sponsors and additive to our operations.
Our Portfolio
From the commencement of operations in December 2016 through December 31, 2021, we made total commitments of $1.45 billion to fund investments in 55 portfolio companies, invested $1.2 billion in debt and equity investments, excluding U.S. Treasury Bills, and realized 23 investments. Of the $1.45 billion total commitments since inception, 7.1% are related to upsizes from existing borrowers. As of December 31, 2021, our debt investment portfolio consisted of 39 debt investments in 25 portfolio companies with an aggregate fair value of $635.9 million, while our equity portfolio consisted of 40 warrant positions, four preferred stock positions, and four common stock positions in 36 portfolio companies with an aggregate fair value of $48.6 million.
As of December 31, 2021, 100.0%, or $635.9 million, of our debt investment portfolio at fair value consisted of senior term loans and 98.0% of our debt investments were secured by a first lien on all or a portion of the tangible and intangible assets of the applicable portfolio company. The debt investments in our portfolio are generally not rated by any rating agency. If the individual debt investments in our portfolio were rated, they would generally be rated below “investment grade.” Securities rated below investment grade are often referred to as “high yield” securities and “junk bonds,” and are considered “high risk” and speculative in nature compared to debt instruments that are rated investment grade.
Certain of the loans we make to portfolio companies have financial maintenance covenants, which are intended to protect lenders from adverse changes in a portfolio company’s financial performance. Venture lenders, in general, focus on a limited set of key financial performance metrics, including minimum liquidity, performance to plan, and investor abandonment, in lieu of a full set of financial performance covenants that do not meaningfully assess the risk of companies at the stage of development of companies in which venture lenders typically invest. As such, many of our loans could be considered covenant-lite by traditional lending standards. We have made and may in the future make or obtain significant exposure to “covenant-lite” loans, which generally are loans that do not require a borrower to comply with financial maintenance covenants. Generally, covenant-lite loans permit borrowers more opportunity to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following certain actions of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, because we make and have exposure to covenant-lite loans, we may have less protection from borrower actions and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.
As of December 31, 2021, we had unfunded commitments of $187 million to our existing portfolio companies, of which $61.3 million is available to be drawn based on agreed upon business and financial milestones. We believe that our available cash balances and availability under our Credit Agreement with KeyBank National Association (as amended, the “Credit Agreement”) provides sufficient funds to cover our unfunded commitments as of December 31, 2021.
For the year ended December 31, 2021, our debt investment portfolio had a dollar-weighted annualized yield of 13.77%. For the year ended December 31, 2020, our debt investment portfolio had a dollar-weighted annualized yield of 14.91%. We calculate the yield on dollar-weighted debt investments for any period measured as (1) total related investment income during the period divided by (2) the daily average of the fair value of debt investments outstanding during the period. As of December 31, 2021, our debt investments had a dollar-weighted average outstanding term of 48 months at origination and a dollar-weighted average remaining term of 37 months, or approximately 3.1 years. As of December 31, 2021, substantially all of our debt investments had an original committed principal amount of between $6 million and $75 million, repayment terms of between 34 months and 60 months and pay cash interest at annual interest rates of between 5.50% and 12.00%.
The following table shows our dollar-weighted annualized yield by investment type for the years ended December 31, 2021 and December 31, 2020:
	Fair Value(1)			Cost(2)
	Year Ended December 31,			Year Ended December 31,
	2021	2020	2019	2021	2020	2019
Investment type:
Debt investments	13.77%	14.91%	20.47%	13.52%	14.60%	20.24%
Equity interest	2.68%	3.59%	—%	3.34%	3.45%	—%
All investments	12.74%	13.88%	19.31%	12.76%	13.57%	19.03%

(1)
We calculate the dollar-weighted annualized yield on average investment type for any period as (a) total related investment income during the period divided by (b) the daily average of the fair value of the investment type outstanding during the period. The dollar-weighted annualized yield represents the portfolio yield and will be higher than what investors will realize because it does not reflect our expenses or any sales load paid by investors.

(2)
We calculate the dollar-weighted annualized yield on average investment type for any period as (a) total related investment income during the period divided by (b) the daily average of the investment type outstanding during the period, at amortized cost. The dollar-weighted annualized yield represents the portfolio yield and will be higher than what investors will realize because it does not reflect our expenses or any sales load paid by investors.

Investment Strategy and Approach
Our investment objective is to maximize our total return to our stockholders primarily through current income on our loan portfolio and secondarily through capital appreciation on our warrants and other equity positions. We invest in senior secured term loans and other senior debt obligations and may on occasion invest in second lien loans. We have and continue to expect to acquire warrants and other equity securities from portfolio companies in connection with our investments in loans to these companies.
We focus on lending to late and growth stage companies in technology, life sciences, healthcare information and services, business services, and other high-growth industries.
We are typically the sole lender to our portfolio companies and do not actively syndicate the loans we originate to other lenders nor do we participate in syndications built by other lenders.
We originate our investments through two strategies: Sponsored Growth Lending and Non-Sponsored Growth Lending. In addition to our core strategy of providing Sponsored Growth Lending and Non-Sponsored Growth Lending, we may also opportunistically participate in the secondary markets for investments that are consistent with our broader strategy.
Sponsored Growth Lending.   Our Sponsored Growth Lending strategy generally includes loans to late and growth stage companies that are already backed by established venture capital firms. Our Sponsored Growth Lending strategy typically includes the receipt of warrants and/or other equity from these venture- backed companies.
We believe that our Sponsored Growth Lending strategy is particularly attractive because the loans we make typically have higher investment yields relative to lending to larger, more mature companies and usually include additional equity upside potential. We believe our Sponsored Growth Lending strategy:
•
provides us access to many high-quality companies backed by top-tier venture capital and private equity investors;

•
delivers consistent returns through double-digit loan yields; and

•
often offers us the ability to participate in equity upside of portfolio companies through the acquisition of warrants.

During the COVID-19 pandemic, we shifted our origination efforts to focus primarily on lending transactions with private companies with substantial equity backing from recognized venture sponsors. We generally target companies with annual revenues of at least $15 million.
Non-Sponsored Growth Lending.   Our Non-Sponsored Growth Lending strategy generally includes loans to late and growth stage, private companies that are funded directly by entrepreneurs and founders, or companies that no longer require institutional equity investment (which may selectively include publicly traded companies). We refer to these target borrowers as “non-sponsored growth companies” and we generally target such companies with annual revenue of at least $20 million per year.
Generally, financing available to these non-sponsored companies is predicated on the underlying value of the business’s assets, in an orderly liquidation scenario, and/or the entrepreneur’s own personal financial resources. These options frequently provide insufficient capital to fund growth plans and do not consider the underlying enterprise value of the business which may be substantial relative to the value of tangible assets deployed in the business. We are frequently the only senior lender to non-sponsored growth companies and evaluate business fundamentals, the commitment of the entrepreneur and secondary sources of repayment in our underwriting approach.
We seek to construct a balanced portfolio with diversification among sponsored and non-sponsored transactions, diversification among sponsors within the Sponsored Growth Lending strategy, diversification among industry, geography, and stage of development, all contributing to a favorable risk adjusted return for the portfolio viewed as a whole. Borrowers tend to use the proceeds of our financings to invest in sales and marketing, expand capacity of the overall business or refinance existing debt.
As a BDC, we are generally limited in our ability to invest in any portfolio company in which Runway Growth Capital or any of its affiliates currently has an investment or to make any co-investments with our investment adviser or its affiliates without an exemptive order from the SEC, subject to certain exceptions. On August 10, 2020, we, Runway Growth Capital, and certain other funds and accounts sponsored or managed by Runway Growth Capital were granted an exemptive order (the “Order”) that permits us greater flexibility than the 1940 Act permits to negotiate the terms of co-investments if our Board determines that it would be advantageous for us to co-invest with other accounts sponsored or managed by Runway Growth Capital or its affiliates in a manner consistent with the our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. We believe that the ability to co-invest with similar investment structures and accounts sponsored or managed by Runway Growth Capital or its affiliates will provide additional investment opportunities and the ability to achieve greater diversification. Under the terms of the Order, a majority of our independent directors are required to make certain determinations in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors.
Investment Pipeline
Since our Adviser’s inception, Runway Growth Capital has reviewed more than $22 billion in qualified transactions that are consistent with our investment mandate and has had initial contact with the prospective borrower or its representatives. Throughout 2021, our Adviser reviewed more than $6.8 billion in qualified transactions and currently has transactions with total commitment value of nearly $1.8 billion in various stages of our origination and underwriting process. Our Adviser’s investment team is continuously in various stages of reviewing and evaluating other debt financing opportunities with other prospective borrowers. We cannot assure you that these opportunities will successfully pass our investment selection and diligence process, or that we will be awarded the opportunities by these prospective borrowers. See “Item 1A. Risk Factors — Risks Related to Our Conflicts of Interest” in our most recent Annual Report on Form 10-K.
Market Opportunity
We believe that the market environment is favorable for us to continue to pursue an investment strategy primarily focused on late stage and high-growth companies in technology, life sciences, healthcare information and services, business services, select consumer services and products and other high-growth industries.
Focus on Innovative Companies Across a Variety of High-Growth Industries
Diversified high growth-potential industries:   We target companies active in industries that support high growth-potential. Our Sponsored Growth Lending strategy is focused on the largest industry sectors where venture capital investors are active, primarily technology, life sciences, healthcare information and services, business services, select consumer services and products and other high-growth industries. These sectors’ continued growth is supported mostly by ongoing innovation and performance improvements in specific products as well as the adoption of innovative technologies and services across virtually all industries in response to competitive pressures. Term debt has been a loan product used by many of the largest, most successful venture-backed companies.

Annual Venture Capital Activity — Deal Volume ($ in billions) and Deal Count

Source:
Pitchbook-NVCA Venture Monitor data, March 2021

Sponsored and Non-Sponsored Lending Represents an Attractive Source of Funding
Sponsored Growth Lending:   An attractive market opportunity exists for a lender that invests in secured loans to late and growth stage companies that have not yet achieved profitability. Sponsored growth lending provides an attractive source of funds for venture-backed companies, their management teams, and their equity capital investors, as it:
•
is typically less dilutive and complements equity financing from venture capital and private equity funds;

•
often extends the time period during which a company can operate before seeking additional equity capital or pursuing a sale transaction or other liquidity event; and

•
generally allows companies to better match cash sources with uses.

Non-Sponsored Growth Lending:   An attractive market opportunity exists for a lender that invests in secured loans to late and growth stage companies that have reached profitability and need long-term growth capital but do not want the challenges that come with selling equity to venture capital or private equity firms. Non-Sponsored Growth Lending often provides all or some of the following benefits to our borrowers:
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access to growth capital without the requirement to take on institutional-size investments that may exceed the company’s capital requirements;

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tax deductible interest payments;

•
no significant operational involvement;

•
no personal guarantees;

•
very modest dilution, if any; and

•
no loss of managerial control or forced redemption.

Large and Growing Market for Debt Financing to Venture Capital-Backed Companies
Healthy, stable venture environment:   Approximately 12,000 companies received venture capital financing in 2020, according to the Pitchbook-NVCA Venture Monitor, a quarterly report published jointly by NVCA and Pitchbook on venture capital activity (“Pitchbook-NVCA”), and approximately 27.5% of these transactions were first-round financings. The number of venture capital financings has averaged over 10,000 for the past ten years and, during this period, approximately one-third of these transactions were first time financings. Since 2006, the annual level of venture deal volume has increased to a record of more than $166 billion of total volume in 2020 and is on pace to exceed that amount in 2021. Despite the broader economic challenges of 2020, particularly due to the COVID-19 pandemic, we believe there is evidence of a healthy, stable venture environment where venture capital investment is consistently flowing into high-potential growth companies, and in particular, technology-related companies. The significant increase in investment amounts beginning in 2014 through 2020 is largely the result of growth investments in later-stage companies that are staying private longer. The venture debt lending market, as defined in the Q1 2021 Pitchbook-NVCA Venture Monitor, is estimated at $29.8 billion or roughly 18.3% of total U.S. venture capital deal value. This represents a 24.4% compound annual rate of growth in venture debt deal value since 2011 and an increase, as a percent of venture capital deal value, from 9.2% to 17.9%.
Annual Venture Capital Activity — Deal Volume ($ in billions) and Deal Count

Source:
Pitchbook-NVCA Venture Monitor data, June 2021.
* As of June 2021.
** As of October 2021.

Growing pool of target companies:   The average time from initial venture capital investment to transaction exit of such investment, either by an initial public offering or merger and acquisition transaction, has lengthened considerably. According to the Pitchbook-NVCA 2016 Yearbook, in 1998 the average number of years from initial venture investment to initial public offering of a U.S. venture capital-backed company was 3.1 years and the average number of years from initial venture investment to merger and acquisition transaction was 4.5 years. These numbers have steadily increased and have averaged 6.6 years and 6.1 years, respectively, from 2017 through 2020. According to the Q1 2021 Pitchbook-NVCA Venture Monitor, the current average time from initial venture investment to exit transaction is now 5.8 years. Exit transactions are a small proportion of companies financed by venture capital each year. As a result, the pool of target companies has grown larger with increased demand.
Highly Fragmented, Underserved Market with High Barriers to Entry
Unfulfilled demand and limited competition:   Many viable venture-backed companies have been unable to obtain sufficient growth financing from traditional lenders, such as commercial banks or asset-based finance companies, because traditional lenders normally underwrite to tangible asset values and/or operating cash flows. If such firms do provide financing, their loans normally contain financial performance covenants stipulating tangible asset coverages or setting standards of operating performance that do not apply to our target companies. Because sponsored growth lending and non-sponsored growth lending require specialized underwriting and investment structures that fit the distinct characteristics of venture-backed companies and non-sponsored growth companies, more traditional lending approaches largely do not apply to these companies. We also believe that our relationship-based approach to investing helps us to assess and manage investment risks and determine appropriate pricing for our debt investments in portfolio companies.
Competitive Advantages
We believe we are well positioned to address the market for growth lending in a manner that will result in a competitive advantage over other established sponsored growth lenders. We believe our competitive strengths and key differentiators include:
Experienced, Proven Management Team Supported by a Deep Bench of Dedicated Investment Professionals.   The investment professionals of Runway Growth Capital have on average over 23 years of experience as venture capitalists and lenders who have developed a disciplined, repeatable approach to investing and managing investments in high potential growth businesses. We believe that the experience, relationships and disciplined investment and risk management processes of Runway Growth Capital’s investment professionals are a competitive advantage for us.
Our President and Chief Executive Officer, David Spreng, who is also the founder, Chief Executive Officer and Chief Investment Officer of Runway Growth Capital, has a unique combination of experience as a senior executive of a $20 billion asset management firm and over 25 years as a venture capital equity and debt investor. For the past 20 years, Mr. Spreng has been a leader in applying risk management processes to investing in equity and debt of small, fast-growing, private companies. Our Chief Financial Officer, Thomas Raterman, has more than 30 years of corporate finance, investment banking, private equity and financial executive management experience with rapidly growing entrepreneurial companies. Greg Greifeld, Managing Director and Head of Credit at Runway Growth Capital, has over 12 years of lending, venture capital, and investment management experience. Our Managing Director and Head of Origination, Mark Donnelly, also has over 15 years of experience in venture capital and private equity and experience in origination of new investment opportunities.
Runway Growth Capital has a broad team of professionals focused on every aspect of the investment lifecycle. Runway Growth Capital has origination, underwriting and portfolio monitoring teams that manage and oversee the investment process from identification of investment opportunity through negotiations of final term sheet and investment in a portfolio company followed by active portfolio monitoring. The team members serving investment management and oversight functions have significant operating experience and are not associated with origination functions to avoid any biased views of performance. This structure helps originators focus on identifying investment opportunities while other team members continue building relationships with our portfolio companies.
Provide Capital to Robust, High-Growth Venture-backed Companies.   We believe we are favorably positioned within the venture lending ecosystem, targeting primarily growth focused technology and life sciences companies. We believe the technology and life sciences industries are among the most attractive industries within the venture lending space, primarily representing large, addressable markets with strong and consistent growth. According to the Q1 2021 Pitchbook-NVCA Venture Monitor and Pitchbook-NVCA industry classifications, venture capital deal volume for technology totaled approximately $134.0 billion in 2020, representing an 18.9% Compound Annual Growth Rate (“CAGR”) from 2010 to 2020. Venture capital deal volume for life sciences totaled approximately $36.5 billion in 2020, representing a 16.5% CAGR from 2010 to 2020. We believe companies within these industries can often be characterized as having asset-light business models, attractive recurring revenue streams and strong growth trajectories.
We invest across industries to diversify risk and deliver more stable returns. The investment professionals at Runway Growth Capital have extensive experience investing in the industries on which we focus, including technology, life sciences, healthcare information and services, business services, select consumer services and products and other high-growth industries. Our ability to invest across diverse industries is supported by our

Sponsored Growth Lending strategy and relationships with leading venture firms, who are generally industry experts in the areas in which they invest. We are able to leverage our relationships across equity providers, lenders, and advisers to source deals within the venture industry.
We believe we are able to access opportunities to finance companies that are both backed by venture capital sponsors as well as through direct lead generation and other relationships. While many growth lenders focus solely on sponsored lending, we believe we are differentiated in our approach by offering both sponsored growth lending and non-sponsored growth lending that are secured by the assets of many of the most dynamic, innovative and fastest growing companies in the United States.
Robust Disciplined Investment Process and Credit Analysis.   Runway Growth Capital’s senior investment professionals draw upon their substantial experience, including operating, lending, venture capital and growth investing, to manage the underwriting investment process. Credit analysis, which is a fundamental part of our investment process, is driven by our credit-first philosophy and utilizes the core competencies the team has developed. A strong assessment of underwriting transactions often enables development of structure and pricing terms to win deals and produce strong returns for risks taken versus other lenders that take a more formulaic approach to the business.
We believe the focused and disciplined approach that Runway Growth Capital applies to our lending strategy enables us to deliver strong, consistent returns to our investors. Our debt portfolio is 100% senior secured loans . Of our 1.45 billion total funded commitments since inception, our cumulative gross loss rate, as a percentage of total funded commitments since inception, has been 0.98% and our net losses, as a percentage of total funded commitments since inception, has been 0.04% (or 0.01%, annualized). On average, our portfolio companies have raised $90 million of equity proceeds relative to our average loan size of $25 million. To achieve this, we do not follow an “index” strategy or a narrowly focused approach, and we do not lend only to those companies that are backed by a specific set of sponsors. We believe that careful selection among many opportunities, within both sponsored and non-sponsored lending opportunities, will yield the optimal portfolio results.
We maintain rigorous underwriting, monitoring and risk management processes across our portfolio, which is underpinned by our two main lending principles, first the ability to price risk and second the ability to measure and track enterprise value. Our investment process differs from many of our competitors in that we have a dedicated credit team, separate from the origination team that manages the underwriting process. Unlike many of our competitors, we underwrite the company and the loan separately and spend significant time analyzing the enterprise value of the company and potential upside from the equity component of the transaction.
Proprietary Risk Analytics Return Optimization.   Over the past 20 years, Runway Growth Capital’s senior investment professionals have iterated upon and built out an extensive due diligence process, which has resulted in the proprietary risk analysis used today. Mr. Spreng has overseen the development of a risk management model that helps to identify, analyze and mitigate risk within individual portfolio companies in the venture capital space. The model utilized by us today examines a consistent set of 30 quantitative and qualitative variables in four main risk areas (market, technology, management and financing) to generate a composite risk ranking for each portfolio company.
Flexible, Opportunity-Specific Pricing and Structure.   Runway Growth Capital’s comprehensive analysis assesses all factors and does not rely on any one criterion above or more than others. For example, we do not seek to provide financing to every early-stage company backed by top-tier venture firms, but only to those companies that, in our opinion, possess the most favorable risk and return characteristics for our investments. We seek to understand the attractiveness of each opportunity on its own merits. The quality of the venture investors involved is important, but it is only one component of our decision-making process. Within our Non-Sponsored Growth Lending strategy, we expect that most companies will have positive earnings before interest expense, income tax expenses, depreciation and amortization (“EBITDA”) but have been unable to access sufficient capital to fund current growth opportunities. We believe that gaining a comprehensive picture of an opportunity based on Runway Growth Capital’s defined assessment factors allows us to be more flexible, to identify price and structure inefficiencies in the debt market, better support our portfolio companies, and to maximize loan and warrant returns, while minimizing losses. In our Sponsored and Non-Sponsored Growth Lending strategies, we target our loan to be less than 25% of enterprise value at inception.

Strong Reputation and Deep Relationships.   Runway Growth Capital’s senior investment professionals enjoy reputations as innovative thought leaders, ingrained in the fabric of the venture community. Runway Growth Capital’s senior investment professionals have been active in venture capital investing, private lending, growth equity investing, corporate finance, and investment banking for more than two decades and are viewed as trustworthy partners to both management and venture investors as well as entrepreneurs. Our investment professionals’ experience has often encouraged private companies prefer to work with a lender that can manage challenges and deviations from plans that often arise in developing companies.
Runway Growth Capital’s senior investment professionals also have established a network of relationships over two decades with various venture capital firms, venture banks, institutional investors, entrepreneurs and other venture capital market participants, which has allowed Runway Growth Capital to develop a variety of channels for investment originations and referrals. These investment professionals maintain ongoing dialogue with a number of venture capital firms across the country, leverage a suite of technologies to identify potential borrowers and often seek to be the first contact for new investment opportunities.
In addition, our strategic relationship with Oaktree provides us with access to additional resources and relationships that are incremental to our already broad network of venture backed companies and venture capital sponsors.
Use of Leverage
To further implement our investment strategy, we use leverage to provide additional capital for loan investments. The amount of leverage that we employ will depend on Runway Growth Capital’s and our Board’s assessment of market and other factors at the time of any proposed borrowing. We are generally permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our common stock if our asset coverage, as defined in the 1940 Act, is at least equal to 200% (or 150% if certain conditions are met) immediately after each such issuance. We are permitted to increase our asset coverage ratio to at least 150% if stockholders representing at least a majority of the votes cast, at an annual or special meeting at which quorum is met, approve a proposal to do so. If we receive such stockholder approval, we would be permitted to increase our leverage capacity on the first day after such approval. Alternatively, we may increase the maximum amount of leverage we may incur to an asset coverage ratio of 150% if the “required majority” of our independent directors as defined in Section 57(o) of the 1940 Act approve such increase, with such approval becoming effective after one year. The Board approved a proposal that permits us to reduce our asset coverage ratio to 150% on October 28, 2021 and we intend to seek corresponding approval from our stockholders. Therefore, our asset coverage ratio will be reduced to 150% on the earlier of October 28, 2022 or immediately upon receiving shareholder approval. In addition, we will be required to make certain disclosures on our website and in SEC filings regarding, among other things, the receipt of approval to increase our leverage, our leverage capacity and usage and risks related to leverage. In no event do we intend to use leverage to an extent that would cause us to fail to meet the asset coverage ratio required of BDCs under the 1940 Act.
Credit Agreement
May 31, 2019, we entered into the Credit Agreement, as subsequently amended, by and among us, as borrower, KeyBank National Association, as administrative agent, syndication agent, and a lender, CIBC Bank USA (“CIBC”), as documentation agent and a lender, MUFG Union Bank, N.A., as co-documentation agent and lender and U.S. Bank National Association, as paying agent. The Credit Agreement provides for borrowings up to a maximum aggregate principal amount of $215 million, subject to availability under a borrowing base that is determined by the number and value of eligible loan investments in the collateral, applicable advance rates and concentration limits, and certain of our cash and cash equivalent holdings. The Credit Agreement has an accordion feature that allows us to increase the aggregate commitments up to $350 million, subject to new or existing lenders agreeing to participate in the increase and other customary conditions. Borrowings under the Credit Agreement bear interest on a per annum basis equal to a three-month adjusted LIBOR rate (with a 0.50% LIBOR floor), plus a margin rate of 3.00%. If certain eurodollar disruption events occur, then borrowings under the Credit Agreement will bear interest on a per annum basis equal to (i) a base rate instead of LIBOR that is set at the higher of (x) the federal funds rate plus 0.50% and (y) the prime rate, plus (ii) the applicable margin rate discussed above. Interest is payable quarterly in arrears.

We also pay unused commitment fees of 0.50% per annum on the unused lender commitments under the Credit Agreement, as well as a minimum earnings fee of 3.00% that will be payable annually in arrears, starting on May 31, 2022, on the average unused commitments below 60% of the aggregate commitments during the preceding 12-month period. The Company also pays a supplemental fee on the 15th calendar day of each month beginning August 16, 2021 and ending July 15, 2022 in an aggregate amount equal to $66,367 pursuant to the Fee Letter, as subsequently amended. The availability period under the Credit Agreement expires on May 31, 2022 and is followed by a two-year amortization period. The stated maturity date under the Credit Agreement is May 31, 2024. The Credit Agreement is secured by a perfected first priority security interest in substantially all of our assets and portfolio investments.
During the year ended December 31, 2021, we drew down $161,000,000 on the Credit Agreement and repaid $199,000,000 of which $61,000,000 was outstanding. We anticipate continued usage of the Credit Agreement as well as other potential debt financing alternatives to fund future portfolio growth. At December 31, 2021, interest was accruing at a rate of 3.50%.
4.25% Series 2021A Senior Notes
On December 10, 2021, we agreed to issue $70 million in aggregate principal amount of 4.25% Series 2021A Senior Notes due 2026 (the “2026 Senior Notes”) in a private placement pursuant to a Master Note Purchase Agreement between the Company and the purchasers thereto, dated December 10, 2021. The Notes will be issued in two closings. The initial issuance of $20 million 2026 Senior Notes closed on December 10, 2021. The issuance of the remaining $50 million of 2026 Senior Notes is expected to occur on or about February 10, 2022. The 2026 Senior Notes have been offered only to institutional accredited investors (as defined in Regulation D under the Securities Act in reliance on Section 4(a)(2) of the Securities Act). The 2026 Senior Notes bear an interest rate of 4.25% per year and are due on December 10, 2026, unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the 2026 Senior Notes will be due semiannually. The interest rate is subject to a 1.00% increase in the event that, subject to certain exceptions, the 2026 Senior Notes cease to have an investment grade rating or receive an investment grade rating below the Investment Grade (as defined in the Master Note Purchase Agreement). In addition, the Company is obligated to offer to repay the 2026 Senior Notes at par if certain change in control events occur. The 2026 Senior Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.
As of December 31, 2021, our asset coverage was 582%. We target a debt-to-equity leverage range of between 0.8x to 1.1x, which is the equivalent to an asset coverage of approximately 225% to 191%.

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that you will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. The expenses shown in the table under “Annual expenses” are based on estimated amounts for our current fiscal year. The following table should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “us” or “the Company” or that “we” will pay fees or expenses, you will indirectly bear these fees or expenses as an investor in the Company.
Shareholder transaction expenses:
Sales load (as a percentage of offering price)	—(1)
Offering expenses (as a percentage of offering price)	—(2)
Dividend reinvestment plan expenses	—(3)
Total shareholder transaction expenses (as a percentage of offering price)	—
Annual expenses (as a percentage of net assets attributable to common stock):
Management Fee payable under the Investment Advisory Agreement	1.48%(4)
Incentive Fee payable under the Investment Advisory Agreement	1.52%(5)
Interest payments on borrowed funds	0.42%(6)
Other expenses	—%(7)(8)
Total annual expenses	3.42%(8)

(1)
In the event that the securities are sold to or through underwriters, a related prospectus supplement will disclose the applicable sales load (underwriting discount or commission).

(2)
A related prospectus supplement will disclose the estimated amount of offering expenses, the offering price and the estimated amount of offering expenses borne by the Company as a percentage of the offering price.

(3)
The expenses of the dividend reinvestment plan are included in “other expenses” in the table above. For additional information, see “Dividend Reinvestment Plan.”

(4)
Assumes the base management fee will be an amount equal to 0.40% (1.60% annualized) of our average daily Gross Assets during the most recently completed calendar quarter. See “Management and Other Agreements.”

(5)
The incentive fee, which provides Runway Growth Capital with a share of the income that Runway Growth Capital generates for us, consists of an Investment Income Fee and a Capital Gains Fee.

Under the Income Incentive Fee, we pay Runway Growth Capital each quarter an incentive fee with respect to our Pre-Incentive Fee net investment income. The Income Incentive Fee is calculated and payable quarterly in arrears based on the Pre-Incentive Fee net investment income for the immediately preceding fiscal quarter. Payments based on Pre-Incentive Fee net investment income will be based on the Pre-Incentive Fee net investment income earned for the quarter. Pre-Incentive Fee net investment income, expressed as a rate of return on the value of our net assets (defined as total assets less liabilities) at the end of the immediately preceding fiscal quarter, will be compared to a “hurdle rate” of 2.0% per quarter (8.0% annualized). We will pay Runway Growth Capital an Income Incentive Fee with respect to the our Pre-Incentive Fee net investment income in each calendar quarter as follows: (1) no Income Incentive Fee in any calendar quarter in which our Pre-Incentive Fee net investment income does not exceed the hurdle rate of 2.0%; (2) 80% of our Pre-Incentive Fee net investment income with respect to that portion of such Pre-Incentive Fee net investment income, if any, that exceeds the hurdle rate but is less than 2.667% in any calendar quarter (10.668% annualized) (the portion of our Pre-Incentive Fee net investment income that exceeds the hurdle but is less than 2.667% is referred to as the “catch-up”; the “catch-up” is meant to provide Runway Growth Capital with 20.0% of our Pre-Incentive Fee net investment income as if a hurdle did not apply if our Pre-Incentive Fee net investment income exceeds 2.667% in any calendar quarter (10.668% annualized)); and (3) 20.0% of the amount of our Pre-Incentive Fee net investment income, if any, that exceeds 2.667% in any calendar quarter (10.668% annualized) payable to Runway

Growth Capital (once the hurdle is reached and the catch-up is achieved, 20.0% of all Pre-Incentive Fee net investment income thereafter is allocated to Runway Growth Capital).
Under the Capital Gains Fee, we will pay Runway Growth Capital, as of the end of each calendar year, 20.0% of our aggregate cumulative realized capital gains, if any, from the date of our election to be regulated as a BDC through the end of that calendar year, computed net of our aggregate cumulative realized capital losses and aggregate cumulative unrealized capital depreciation through the end of such year, less the aggregate amount of any previously paid Capital Gains Fee. See “Management and Other Agreements.”
(6)
Interest payments on borrowed funds represents an estimate of our annualized interest expense based on borrowings under the Credit Agreement. The assumed weighted average interest rate on our total debt outstanding was 3.5%. We may borrow additional funds from time to time to make investments to the extent we determine that the economic situation is conducive to doing so. We may also issue debt securities or preferred stock, subject to our compliance with applicable requirements under the 1940 Act.

(7)
Includes our overhead expenses, such as payments under the Administration Agreement for certain expenses incurred by the Adviser. See “Management and Other Agreements.” We based these expenses on estimated amounts for the current fiscal year.

(8)
Estimated.

Example
The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we would have no additional leverage and that our annual operating expenses would remain at the levels set forth in the table above. Transaction expenses are included in the following example.
	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return from realized capital gains	$36	$109	$185	$383
The foregoing table is to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. Because the Income Incentive Fee under the Advisory Agreement is unlikely to be significant assuming a 5% annual return, the example assumes that the 5% annual return will be generated entirely through the realization of capital gains on our assets and, as a result, will trigger the payment of the Capital Gains Fee under the Advisory Agreement. The Income Incentive Fee under the Advisory Agreement, which, assuming a 5% annual return, would either not be payable or have an immaterial impact on the expense amounts shown above, is not included in the example. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an Income Incentive Fee of a material amount, our expenses, and returns to our investors, would be higher. In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, if our Board authorizes and we declare a cash dividend, participants in our dividend reinvestment plan who have not otherwise elected to receive cash will receive a number of shares of our common stock, determined by dividing the total dollar amount of the dividend payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the dividend. See “Dividend Reinvestment Plan” for additional information regarding our dividend reinvestment plan.
This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

FINANCIAL HIGHLIGHTS
Information regarding our financial highlights is incorporated by reference herein from our most recent Annual Report on Form 10-K.

SELECTED FINANCIAL INFORMATION AND OTHER DATA
The information in “Item 6. Selected Financial Data” and “Item 8. Financial Statements and Supplementary Data,” including the financial notes related thereto, of our most recent Annual Report on Form 10-K is incorporated by reference herein.

RISK FACTORS
Investing in our securities involves a number of significant risks. Before you invest in our securities, you should be aware of and carefully consider the various risks associated with the investment, including those described in this prospectus, any accompanying prospectus supplement, any related free writing prospectus we may authorize in connection with a specific offering, “Part I, Item IA. Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein in their entirety, “Part II, Item 1A. Risk Factors” in our most recent Quarterly Report on Form 10-Q, which is incorporated by reference herein in their entirety, and any document incorporated by reference herein. You should carefully consider these risk factors, together with all of the other information included in this prospectus, any accompanying prospectus supplement and any related free writing prospectus we may authorize in connection with a specific offering, before you decide whether to make an investment in our securities. The risks set out and described in these documents are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our business, operations and performance. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, you may lose all or part of your investment. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement, any related free writing prospectus and any documents we may incorporate by reference herein contain forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•
changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, including changes from the impact of the COVID-19 pandemic;

•
our ability to continue to effectively manage our business due to the disruptions caused by the COVID-19 pandemic;

•
an economic downturn could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;

•
such an economic downturn could disproportionately impact the companies that we intend to target for investment, potentially causing us to experience a decrease in investment opportunities and diminished demand for capital from these companies;

•
a contraction of available credit and/or an inability to access the equity markets could impair our lending and investment activities, including as a result of the COVID-19 pandemic;

•
interest rate volatility could adversely affect our results, particularly to the extent that we use leverage as part of our investment strategy;

•
our future operating results, including our ability to achieve objectives as a result of the COVID-19 pandemic;

•
our business prospects and the prospects of our portfolio companies, including the impact of the COVID-19 pandemic thereon;

•
our contractual arrangements and relationships with third parties;

•
the ability of our portfolio companies to achieve their objectives, including as a result of the COVID-19 pandemic;

•
competition with other entities and our affiliates for investment opportunities;

•
the speculative and illiquid nature of our investments;

•
the use of borrowed money and enhanced leverage to finance a portion of our investments;

•
the adequacy of our financing sources and working capital;

•
the loss of key personnel and members of our management team;

•
the timing of cash flows, if any, from the operations of our portfolio companies, and the impact of the COVID-19 pandemic thereon;

•
the ability of our external investment adviser, Runway Growth Capital, to locate suitable investments for us and to monitor and administer our investments, and the impacts of the COVID-19 pandemic thereon;

•
the ability of Runway Growth Capital to attract and retain highly talented professionals;

•
our ability to qualify and maintain our qualification as a RIC under Subchapter M of the Code, and as a BDC;

•
the occurrence of a disaster, such as a cyber-attack against us or against a third party that has access to our data or networks, a natural catastrophe, an industrial accident, failure of our disaster-recovery systems, or consequential employee error;

•
the effect of legal, tax and regulatory changes; and

•
other risks, uncertainties and other factors previously identified elsewhere in this prospectus.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus, the prospectus supplement, any documents we may incorporate by reference herein, and any related free writing prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the dates of this prospectus, the prospectus supplement, any documents we may incorporate by reference herein, and any related free writing prospectus. Moreover, we assume no duty and do not undertake to update the forward-looking statements. Because we are an investment company, the forward-looking statements and projections contained in this prospectus are excluded from the safe harbor protection provided by Section 21E of the Securities Act of 1934 Act, as amended (the “Exchange Act”).

USE OF PROCEEDS
Unless otherwise specified in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of our securities pursuant to this prospectus for general corporate purposes, which may include, among other things, investing in accordance with our investment objective and strategy, repayment of any outstanding indebtedness, paying operating expenses and other general corporate purposes.
We anticipate that substantially all of the net proceeds of an offering of securities pursuant to this prospectus and any applicable prospectus supplement or free writing prospectus will be used for the above purposes within three months of any such offering, depending on the availability of appropriate investment opportunities consistent with our investment objective, but no longer than within six months of any such offerings.
Pending such uses and investments, we intend to invest any net proceeds from an offering primarily in cash, cash equivalents, U.S. government securities and other high-quality investment grade investments that mature in one year or less from the date of investment. The income we earn on such temporary investments generally will be less than what we would expect to receive from investments in the types of investments we intend to target. Our ability to achieve our investment objective may be limited to the extent that the net proceeds from an offering, pending full investment, are held in interest-bearing deposits or other short-term instruments. The prospectus supplement relating to an offering will more fully identify the use of proceeds from any offering.

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS
Our common stock began trading on the Nasdaq Global Select Market (“Nasdaq”) on October 21, 2021 under the symbol “RWAY” in connection with our initial public offering of shares of our common stock. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount from net asset value (“NAV”) per share or at premiums that are unsustainable over the long term are separate and distinct from the risk that our NAV per share will decrease. It is not possible to predict whether our common stock will trade at, above, or below NAV per share. See “Item 1A. Risk Factors — Risks Related to an Investment in Our Common Stock” in our most recent annual report on Form 10-K. On April 14, 2022, the last reported closing sales price of our common stock on the Nasdaq was $14.42 per share, which represented a discount of approximately 1.6% to our NAV per share of $14.65 as of December 31, 2021.
Prior to our initial public offering, the shares of our common stock were offered and sold in transactions exempt from registration under the Securities Act. As such, there was no public market for shares of our common stock during the year ended December 31, 2020.
The following table sets forth the most recent fiscal quarter’s NAV per share of our common stock, the high and low closing sales prices of our common stock, such sales prices as a percentage of NAV per share and quarterly distribution per share.
	Net Asset Value(1)		Price Range		High Sales Price Premium (Discount) to Net Asset Value(2)	Low Sales Price Premium (Discount) to Net Asset Value(2)	Cash Dividend Per Share(3)
Class and Period			High	Low
Year ending December 31, 2022
First Quarter	$	*	$14.77	$12.21	*	*	$0.27
Year ending December 31, 2021
Fourth Quarter(4)		$14.65	$13.92	$12.04	(5.0)%	(17.8)%	$0.25

*
Not determined at time of filing.

(1)
NAV per share is generally determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices.

(2)
Calculated as the respective high or low closing sales price less net asset value, divided by net asset value (in each case, as of the applicable quarter).

(3)
Represents the dividend or distribution declared in the relevant quarter.

(4)
Shares of our common stock began trading on Nasdaq on October 21, 2021 under the trading symbol “RWAY.”

Distribution Policy
To maintain our tax treatment as a RIC, we must distribute (or be treated as distributing) in each taxable year dividends of an amount equal to at least 90% of our investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gains over net long-term capital losses, as well as other taxable income, excluding any net capital gains, and reduced by deductible expenses) and 90% of our net tax-exempt income for that taxable year. As a RIC, we generally will not be subject to U.S. federal income tax on our investment company taxable income and net capital gains that we timely distribute to stockholders. In addition, to avoid the imposition of a nondeductible 4% U.S. federal excise tax, we must distribute (or be treated as distributing) in each calendar year an amount at least equal to the sum of:
•
98% of our net ordinary income recognized during a calendar year;

•
98.2% of our capital gain net income recognized for the twelve-month period ending on October 31 of such calendar year; and

•
100% of any ordinary income and capital gain net income recognized in preceding years, but was not distributed during such years, and on which we paid no U.S. federal income tax.

We have previously incurred, and can be expected to incur in the future, such excise tax on a portion of our income and gains. While we intend to distribute income and capital gains to minimize exposure to the 4% U.S. federal excise tax, we may not be able to, or may not choose to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement. See “Risk Factors — Risks Related to RIC Tax Treatment — We will be subject to U.S. federal corporate-level income tax if we are unable to qualify as a RIC” in our most recent Annual Report on Form 10-K.
Dividends Declared
On February 24, 2022, the Board of Directors declared a distribution of $0.27 per share for stockholders of record on March 8, 2022 payable on or before March 22, 2022.
The following table reflects the distributions declared on shares of our common stock during the year ended December 31, 2021:
	December 31, 2021
Date Declared	Record Date	Payment Date	Distribution per Share
March 4, 2021	March 5, 2021	March 19, 2021	$0.37
April 29, 2021	April 30, 2021	May 13, 2021	$0.37
July 19, 2021 .	July 20, 2021	August 12, 2021	$0.34
October 28, 2021.	November 8, 2021	November 22, 2021	$0.25
The following table reflects the distributions declared on shares of our common stock during the year ended December 31, 2020:
	December 31, 2020
Date Declared	Record Date	Payment Date	Distribution per Share
March 5, 2020	March 6, 2020	March 20, 2020	$0.40
May 7, 2020	May 8, 2020	May 21, 2020	$0.35
August 5, 2020	August 6, 2020	August 20, 2020	$0.36
October 1, 2020	October 1, 2020	November 12, 2020	$0.38
The following table reflects the distributions declared on shares of our common stock during the year ended December 31, 2019:
	December 31, 2019
Date Declared	Record Date	Payment Date	Distribution per Share
March 22, 2019	March 22, 2019	March 26, 2019	$0.40
May 2, 2019	May 7, 2019	May 21, 2019	$0.45
May 2, 2019	May 31, 2019	July 16, 2019	$0.46
July 30, 2019	August 5, 2019	August 26, 2019	$0.45
September 27, 2019	September 30, 2019	November 12, 2019	$0.04
December 9, 2019	December 10, 2019	December 23, 2019	$0.40

The following table reflects the distributions declared on shares of our common stock during the year ended December 31, 2018:
	December 31, 2018
Date Declared	Record Date	Payment Date	Distribution per Share
May 3, 2018	May 15, 2018	May 31, 2018	$0.15
July 26, 2018	August 15, 2018	August 31, 2018	$0.25
November 1, 2018	October 31, 2018	November 15, 2018	$0.35
Dividend Reinvestment
We have adopted an “opt out” dividend reinvestment plan for our stockholders. See “Dividend Reinvestment Plan.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS
The information contained in “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K is incorporated by reference herein and should be read in conjunction with, and is qualified by reference to, our financial statements and notes thereto included in such Annual Report on Form 10-K.

BUSINESS
The information contained in “Part I, Item 1. Business,” “Part I, Item 2. Properties” and “Part I, Item 3. Legal Proceedings” of our most recent Annual Report on Form 10-K is incorporated herein by reference.

SENIOR SECURITIES
Information about our senior securities is shown in the following table as of the fiscal years ended December 31, 2021, 2020, 2019 and 2018. No senior securities were outstanding for the fiscal years ending December 31, 2017, 2016 or 2015. The information as of December 31, 2021, 2020, 2019, 2018, 2017, 2016 and 2015 has been derived from our audited financial statements for such period, which have been audited by RSM US LLP, our independent registered public accounting firm as of such date. This information about our senior securities should be read in conjunction with our audited consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report on Form 10-K.
Class and Period	Total Amount Outstanding Exclusive of Treasury Securities(1) ($ in thousands)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
2026 Senior Notes(5)
December 31, 2021	$20,000,000	$31,310	—	N/A
December 31, 2020	—	—	—	N/A
December 31, 2019	—	—	—	N/A
December 31, 2018	—	—	—	N/A
Credit Agreement
December 31, 2021	$61,000,000	$10,938	—	N/A
December 31, 2020	$99,000,000	$5,710	—	N/A
December 31, 2019	$61,000,000	$7,169	—	N/A
December 31, 2018	$—	$—	—	N/A
Credit Facilities(6)
December 31, 2021	$—	$—	—	N/A
December 31, 2020	$—	$—	—	N/A
December 31, 2019	$—	$—	—	N/A
December 31, 2018	$59,500,000	$3,811	—	N/A
Total
December 31, 2021	$81,000,000	$8,484	—	N/A
December 31, 2020	$99,000,000	$5,710	—	N/A
December 31, 2019	$61,000,000	$7,169	—	N/A
December 31, 2018	$59,500,000	$3,811	—	N/A

(1)
Total amount of each class of senior securities outstanding at the end of the period presented.

(2)
Asset coverage per unit is the ratio of the carrying value of total assets, less all liabilities excluding indebtedness represented by senior securities in this table to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is express in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.

(3)
The amount to which such class of senior security would be entitled upon the Company’s involuntary liquidation in preference to any security junior to it. The “—” in this column indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.

(4)
Not applicable because the senior securities are not registered for public trading.

(5)
On December 10, 2021, the Company agreed to issue $70 million in aggregate principal amount of the 2026 Senior Notes in a private placement pursuant to a Master Note Purchase Agreement between the Company and the purchasers thereto. The 2026 Senior Notes were issued in two closings. The initial issuance of $20 million 2026 Senior Notes closed on December 10, 2021. The issuance of the remaining $50 million of 2026 Senior Notes occurred February 10, 2022
(6)
On June 22, 2018, the Company entered into the Credit Facilities with CIBC. On May 31, 2019, in conjunction with securing and entering into the Credit Agreement, the Company terminated the Credit Facilities.

PORTFOLIO COMPANIES
The following table sets forth certain information regarding each of the portfolio companies in which we had a debt or equity investment as of December 31, 2021. We may receive rights to observe the meetings of our portfolio companies’ board of directors. Other than these investments, our only relationships with our portfolio companies are the managerial assistance we may separately provide to our portfolio companies, which services would be ancillary to our investments. As of December 31, 2021, with the exception of Mojix, Inc., we did not “control” and are not an “affiliate” of any of our portfolio companies, each as defined in the 1940 Act. In general, under the 1940 Act, we would “control” a portfolio company if we owned 25% or more of its voting securities and would be an “affiliate” of a portfolio company if we owned five percent or more of its voting securities. Set forth below is a brief description of each portfolio company in which the fair value of our investment represents greater than 5% of our total assets as of December 31, 2021.
Portfolio Company	Industry	Type of Investment	Interest Rate/ Description	Maturity	Principal	Percentage of Class Held on a Fully Diluted Basis	Number of Shares	Cost	Fair Value
3DNA Corp. (dba NationBuilder) 520 S. Grand Ave., 2nd Floor Los Angeles, CA 90071	Software	Warrant	Series C-1 Preferred Stock; strike price $1.46	12/28/2028	n/a	n/a	273,164	$104,138	$—
Aginity, Inc. 464 Monetary Ave., Suite E Los Gatos, CA 95030	Software	Senior Secured Term Loan	6.50% PIK	3/9/2027	$4,472,419	n/a	n/a	$4,472,419	$2,348,809
		Senior Secured Term Loan	LIBOR+9.50% PIK, 10.81% floor	12/15/2022	$899,054	n/a	n/a	$899,054	$899,054
		Warrant	Common Stock; strike price $0.01	3/9/2030	n/a	n/a	811,770	$—	$1,009,216
AllClear ID, Inc. 816 Congress Ave., Suite 1800 Austin,TX 78701	Diversified Consumer Services	Warrant	Common Stock; strike price $0.01	9/1/2027	n/a	n/a	870,514	$1,749,733	$898,370
Allurion Technologies, Inc. 11 Huron Dr. Natick, MA 01760	Medical Devices & Equipment	Senior Secured Term Loan	LIBOR+9.00%, 9.50% floor, 3.00% ETP	12/30/2025	$25,000,000	n/a	n/a	$24,848,300	$24,848,300
		Warrant	Series C Preferred Stock; strike price $6.58	3/30/2031	n/a	n/a	132,978	$282,462	$638,313
Aria Systems, Inc. 100 Pine Street, Suite 2450 San Francisco, CA 94111	Software	Warrant	Series G Preferred Stock; strike price $0.86	6/29/2028	n/a	n/a	2,387,705	$1,047,581	$3,811,702
		Preferred Stock	Series G Preferred Stock	n/a	n/a	0.11%	289,419	$250,000	$462,025
Aspen Group Inc. 276 Fifth Ave., Suite 306A New York, NY 10001	Diversified Consumer Services	Warrant	Common Stock; strike price $6.87	7/25/2022	n/a	n/a	224,174	$583,301	$2,000
Bombora, Inc. 257 Park Ave. South, Floor 6 New York, NY 10010	Software	Senior Secured Term Loan	LIBOR+5.00%, 5.50% floor, 3.75% PIK, 2.00% ETP	3/31/2025	$20,546,075	n/a	n/a	$20,326,021	$20,326,021
		Warrant	Common Stock; strike price $3.29	3/31/2031	n/a	n/a	121,581	$174,500	$292,372
Brilliant Earth, LLC 26 O’Farrell St., 10th Floor San Francisco, CA 94103	Specialty Retail	Senior Secured Term Loan	LIBOR+7.75%, 8.25% floor, 4.50% ETP	10/15/2023	$35,000,000	n/a	n/a	$35,861,035	$35,848,514
		Senior Secured Term Loan	LIBOR+7.75%, 8.25% floor, 0.75% ETP	10/15/2023	$30,000,000	n/a	n/a	$29,970,285	$30,727,298
		Units	Class P Units	n/a	n/a	0.62%	526,845	$984,036	$8,903,933

Portfolio Company	Industry	Type of Investment	Interest Rate/ Description	Maturity	Principal	Percentage of Class Held on a Fully Diluted Basis	Number of Shares	Cost	Fair Value
CareCloud, Inc. 7 Clyde Rd. Somerset, NJ 08873	Health Care Equipment & Services	Warrant	Common Stock; strike price $7.50	1/8/2022	n/a	n/a	1,000,000	$435,000	$—
		Warrant	Common Stock; strike price $10.00	1/8/2023	n/a	n/a	1,000,000	$837,000	$295,000
		Preferred Stock	11% Series A Cumulative Redeemable Perpetual Preferred Stock	n/a	n/a	2.60%	544,178	$14,287,836	$15,704,705
Circadence Corporation 1900 9th St., Suite 300 Boulder, CO 80302	Software	Senior Secured Term Loan	LIBOR+9.50%, 12.00% floor, 7.50% ETP	12/15/2022	$17,574,000	n/a	n/a	$18,111,074	$15,884,482
		Warrant	Series A-6 Preferred Stock; strike price $1.17	12/20/2028	n/a	n/a	1,538,462	$3,630,000	$808,617
		Warrant	Series A-6 Preferred Stock; strike price $1.17	10/31/2029	n/a	n/a	384,615	$845,540	$202,154
CloudPay Solutions Ltd. 3128 Highwoods Blvd., Suite 160 Raleigh, NC 27604	Software	Senior Secured Term Loan	LIBOR+8.75%, 9.25% floor, 2.00% ETP	8/17/2025	$35,000,000	n/a	n/a	$34,863,473	$34,863,473
		Warrant	Series B Preferred Stock; strike price $66.53	6/30/2030	n/a	n/a	11,273	$217,500	$807,139
		Warrant	Series D Preferred Stock; strike price $171.3182	8/17/2031	n/a	n/a	1,751	$31,035	$16,686
Credit Sesame, Inc. 444 Castro St., Suite 500 Mountain View, CA 94040	Diversified Consumer Services	Warrant	Common Stock; strike price $0.01	1/7/2030	n/a	n/a	191,601	$424,800	$1,578,981
CrossRoads Extremity Systems, LLC 6055 Primacy Pkwy Memphis, TN 38119	Medical Devices & Equipment	Senior Secured Term Loan	LIBOR+8.15%, 1.50% PIK, 8.65% floor, 3.50% ETP	7/1/2025	$7,552,967	n/a	n/a	$7,381,304	$7,701,001
		Warrant	Series C Preferred Stock; strike price $3.79	6/29/2031	n/a	n/a	69,261	$94,888	$209,843
Dejero Labs Inc. 412 Albert St., Suite 100 Waterloo ON, N2L 3V3	IT Services	Senior Secured Term Loan	LIBOR+5.00%, 5.00% PIK, 5.50% floor, 3.00% ETP	12/22/2025	$13,000,000	n/a	n/a	$12,872,588	$12,872,588
		Warrant	Common Stock; strike price $0.01	5/31/2029	n/a	n/a	333,621	$192,499	$574,831
Dtex Systems, Inc. 3055 Olin Ave., Suite 2000 San Jose, CA 95128	Software	Senior Secured Term Loan	LIBOR+9.50%, 10.00% floor, 1.75% ETP	6/1/2025	$10,000,000	n/a	n/a	$9,942,422	$9,942,422
		Warrant	Series C-Prime Preferred Stock; strike price $0.60	6/1/2025	n/a	n/a	500,000	$59,000	$306,799
		Warrant	Series C-Prime Preferred Stock; strike price $0.60	7/11/2026	n/a	n/a	833,333	$114,719	$511,332
Fidelis Cybersecurity, Inc. 4500 East West Highway Suite 400 Bethesda, MD 20814	IT Services	Senior Secured Term Loan	LIBOR+11.00%, 12.0% Floor, 2.39% ETP	5/13/2024	$13,641,254	n/a	n/a	$13,623,763	$13,623,763
		Warrant	Common Stock; strike price $337.50	5/13/2031	n/a	n/a	n/a	$—	$—
FiscalNote, Inc. 1201 Pennsylvania Ave. NW, 6th Floor Washington, DC 20004	Software	Senior Secured Term Loan	LIBOR+9.25%, 9.75% floor, 5.00% ETP	8/21/2023	$55,000,000	n/a	n/a	$55,481,087	$55,481,087
		Warrant	Common Stock; strike price $0.01	10/19/2030	n/a	n/a	194,673	$438,014	$2,232,569

Portfolio Company	Industry	Type of Investment	Interest Rate/ Description	Maturity	Principal	Percentage of Class Held on a Fully Diluted Basis	Number of Shares	Cost	Fair Value
Gynesonics, Inc. 600 Chesapeake Dr. Redwood City, CA 94063	Medical Devices & Equipment	Senior Secured Term Loan	LIBOR+8.75%, 9.25% floor, 3.50% ETP	12/1/2025	$30,000,000	n/a	n/a	$29,799,392	$29,799,392
		Warrant	Series G Convertible Preferred Stock, strike price $0.040	11/19/2031	n/a	n/a	16,786,869	$128,142	$128,142
INRIX, Inc. 10210 NE Points Dr., Suite 400 Kirkland, WA 98033	Software	Senior Secured Term Loan	LIBOR+9.00%, 9.50% floor, 2.50% ETP	11/15/2025	$40,000,000	n/a	n/a	$39,916,175	$39,916,175
		Warrant	Common Stock; strike price $9.29	7/26/2029	n/a	n/a	150,804	$522,083	$1,721,243
Intellisite Holdings, Inc. 3463 Lakemont Blvd., Suite 104 Fort Mill, SC 29708	Electronic Equipment & Instruments	Senior Secured Term Loan	LIBOR+9.75%, 10.25% floor, 2.00% ETP	12/17/2025	$19,000,000	n/a	n/a	$18,521,523	$18,521,523
		Warrant	Success fee	12/17/2024	n/a	n/a	n/a	$235,314	$234,314
Longtail Ad Solutions, Inc. (dba JW Player) 2 Park Ave., 10th Floor New York, NY 10016	Software	Warrant	Common Stock; strike price $1.49	12/12/2029	n/a	n/a	387,596	$46,552	$359,302
Marley Spoon AG Berlin, Germany	Specialty Retail	Senior Secured Term Loan	LIBOR+8.50%, 1.25% PIK, 9.00% floor	6/15/2025	$34,542,863	n/a	n/a	$34,080,598	$34,080,598
Massdrop, Inc. 710 Sansome St. San Francisco, CA 94111	Internet & Catalog Retail	Warrant	Series B Preferred Stock; strike price $1.19	7/22/2029	n/a	n/a	848,093	$183,188	$185,467
Mingle Healthcare Solutions, Inc. 8911 Sandy Parkway, Suite 200 Sandy, UT 84070	Health Care Equipment & Services	Senior Secured Term Loan	LIBOR+9.50%, 0.25% PIK, 11.75% floor, 10.00% ETP	8/15/2022	$3,958,483	n/a	n/a	$4,473,959	$4,371,891
		Warrant	Series AA Preferred Stock; strike price $0.24	8/15/2028	n/a	n/a	1,625,000	$492,375	$—
Mojix, Inc. 11075 Santa Monica Blvd., Suite 350 Los Angeles, CA 90025	Software	Senior Secured Term Loan	LIBOR+12.00% PIK, 12.00% floor, 5% ETP	1/15/2022	$10,856,298	n/a	n/a	$10,831,184	$12,602,095
		Senior Secured Term Loan	LIBOR+12.00% PIK, 12.00% floor, 5% ETP	1/31/2022	$824,143	n/a	n/a	$824,143	$1,008,093
		Warrant	Common Stock; strike price $1.28	12/13/2030	n/a	n/a	2,349	$119,320	$—
		Warrant	Common Stock; strike price $2.13	12/13/2030	n/a	n/a	5,873	$298,325	$—
		Warrant	Common Stock; strike price $5.57	12/13/2030	n/a	n/a	394,733	$828,522	$—
		Preferred Stock	Series A-1 Preferred Stock	n/a	n/a	58.89%	67,114,092	$800,000	$870,394
Pivot3 Holdings, Inc. 221 W. 6th St., Suite 750 Austin, TX 78701	IT Services	Senior Secured Term Loan	LIBOR+8.50% PIK, 11.00% floor, 4.00% ETP	11/15/2022	$18,598,266	n/a	n/a	$19,172,352	$14,649,788
		Preferred Stock	Series 1 Preferred Stock	n/a	n/a	30.00%	2,675,585	$2,000,000	$—
Porch Group, Inc. 2200 1st Avenue South, Seattle, WA 98134	Software	Warrant	Earnout	12/23/2023	n/a	n/a	n/a	$—	$—
		Common Stock	Common Stock	n/a	n/a	0.00%	1,429	$—	$22,278
Quantum Corporation 224 Airport Parkway Suite 300 San Jose, CA 95110	Technology Hardware, Storage & Peripherals	Common Stock	Common Stock	n/a	n/a	0.77%	459,720	$2,606,612	$2,537,654

Portfolio Company	Industry	Type of Investment	Interest Rate/ Description	Maturity	Principal	Percentage of Class Held on a Fully Diluted Basis	Number of Shares	Cost	Fair Value
RealWear, Inc. 600 Hatheway Road Vancouver, WA 98661	Technology Hardware, Storage & Peripherals	Warrant	Series A Preferred Stock; strike price $4.45	10/5/2028	n/a	n/a	112,451	$135,841	$—
		Warrant	Series A Preferred Stock; strike price $6.78	6/27/2029	n/a	n/a	123,894	$380,850	$—
		Warrant	Series A Preferred Stock; strike price $4.45	12/28/2028	n/a	n/a	22,491	$25,248	$—
Route 92 Medical, Inc. 155 Bovet Road, Suite 100 San Mateo CA 94402	Medical Devices & Equipment	Senior Secured Term Loan	LIBOR+8.48%, 8.98% floor, 3.95% ETP	7/1/2026	$13,000,000	n/a	n/a	$12,675,523	$12,675,523
		Warrant	Success Fee	8/17/2031	n/a	n/a	n/a	$248,118	$261,443
Scale Computing, Inc. 525 S. Meridian St, Suite. 3E Indianapolis, IN 46225	Software	Warrant	Common Stock; strike price $0.80	3/29/2029	n/a	n/a	9,665,667	$345,816	$—
SetPoint Medical Corporation 25101 Rye Canyon Loop Valencia, CA 91355	Medical Devices & Equipment	Senior Secured Term Loan	LIBOR+8.75%, 9.25% floor, 4.00% ETP	12/1/2025	$10,000,000	n/a	n/a	$9,946,271	$9,946,271
		Warrant	Series B’ Preferred Stock; strike price $1.00	6/29/2031	n/a	n/a	400,000	$14,060	$20,051
ShareThis, Inc. 5 Palo Alto Square, Suite 150 Palo Alto, CA 94306	IT Services	Senior Secured Term Loan	LIBOR+8.25%, 10.60% floor, 3.00% ETP	7/15/2023	$1,000,000	n/a	n/a	$1,014,040	$1,014,040
		Senior Secured Term Loan	LIBOR+9.25%, 11.60% floor, 3.00% ETP	7/15/2023	$21,000,000	n/a	n/a	$21,099,336	$21,099,336
		Warrant	Series D-3 Preferred Stock; strike price $2.43	12/3/2028	n/a	n/a	647,615	$2,162,000	$2,162,000
Snagajob.com, Inc. 4851 Lake Brook Drive Glen Allen, VA 23060	Business Products & Services	Senior Secured Term Loan	LIBOR+8.50%, 9.00% floor, 2.75% ETP	9/1/2025	$37,315,385	n/a	n/a	$36,847,618	$36,847,618
		Warrant	Series B-1 Preferred Stock; strike price $1.30	9/29/2031	n/a	n/a	763,269	$342,716	$334,353
STN Video Inc. 1111 Wharf St., Victoria British Columbia, V8W 1T7	Media	Warrant	Class B Non-Voting Stock; strike price $0.67	6/30/2027	n/a	n/a	191,500	$246,461	$—
Turning Tech Intermediate, Inc. 11955 Freedom Dr., Suite 700 Reston, VA 20190	Diversified Consumer Services	Senior Secured Term Loan	LIBOR+10.50%, 11.00% floor, 3.00% ETP	12/15/2024	$20,000,000	n/a	n/a	$20,098,640	$20,098,640
VERO Biotech LLC 55 Ivan Allen Jr. Blvd., Suite 525 Atlanta, GA 30308	Medical Devices & Equipment	Senior Secured Term Loan	LIBOR+9.05%, 9.55% floor, 3.00% ETP	12/1/2024	$40,000,000	n/a	n/a	$39,671,253	$39,671,253
		Warrant	Success fee	12/29/2025	n/a	n/a	n/a	$376,500	$485,311
VTX Intermediate Holdings, Inc. 1321 Upland Dr, Suite 8389 Houston, TX 77043	Health Care Technology	Senior Secured Term Loan	LIBOR+9.00%, 9.50% floor, 4.50% ETP	12/28/2026	$75,000,000	n/a	n/a	$74,257,185	$74,257,185

Portfolio Company	Industry	Type of Investment	Interest Rate/ Description	Maturity	Principal	Percentage of Class Held on a Fully Diluted Basis	Number of Shares	Cost	Fair Value
zSpace, Inc. 490 De Guigne Dr., Suite 200 Sunnyvale, CA 94085	Technology Hardware, Storage & Peripherals	Common Stock	Common Stock	n/a	n/a	1.34%	6,078,499	$1,119,096	$—
								$682,322,740	$684,514,774

Set forth below is a brief description of each portfolio company in which the fair value of our investment represents 5% or greater of our total assets as of December 31, 2021.
Brilliant Earth, LLC — An e-commerce company that offers ethical and environmentally responsible conflict free diamonds and fine jewelry.
CloudPay Solutions Ltd. — A developer of a cloud-based payroll platform, managed services, and treasury services to provide end-to-end payroll solutions to multinational organizations. The company’s platform offers accurate, standardized payroll processing in over 120 countries, through a single SaaS platform, which enables organizations to increase efficiency, streamline compliance, and achieve greater visibility into payroll.
Fiscal Note, Inc. — A premier information services company focused on global policy and market intelligence. By combining AI technology, expert analysis, and legislative, regulatory, and geopolitical data, FiscalNote is reinventing the way that organizations minimize risk and capitalize on opportunity.
INRIX, Inc. — A company that provides location-based data and analytics — such as real-time and historical traffic conditions, road safety, and parking availability — to automakers, businesses, cities and road authorities worldwide, as well as to turn-by-turn navigation applications.
Marley Spoon AG — A global provider of subscription-based meal kits under two brands: Marley Spoon (“Martha Stewart & Marley Spoon” in the U.S.) and “Dinnerly”, a low-cost meal kit.
Snagjob.com, Inc. — A human resource and employment services company that offers a platform for employers to post hourly jobs through either subscription or performance-based, “take-rate” pricing, as well as offers human capital solutions for the hourly employment market.
VERO Biotech LLC — A biotechnology company focused on saving lives, alleviating suffering, and improving the health economics of care.
VTX Intermediate Holdings, Inc. — A software solutions company that has been helping utilities and energy companies across North America achieve digital transformation and business process optimization.

MANAGEMENT
The information in the sections entitled “Election of Directors”, “Corporate Governance” and “Certain Relationships and Related Party Transactions” in our most recent definitive proxy statement on Schedule 14A for our annual meeting of stockholders (the “Annual Proxy Statement”) is incorporated herein by reference.

MANAGEMENT AND OTHER AGREEMENTS
The information in the sections entitled “About RGC” and “About Our Administrator,” in Part I, Item 1 “Business” of our most recent Annual Report on Form 10-K is incorporated herein by reference.

RELATED-PARTY TRANSACTIONS AND CERTAIN RELATIONSHIPS
The information in the section entitled “Certain Relationships and Related Transactions” in our most recent Annual Proxy Statement is incorporated herein by reference.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS
The information in the sections entitled “Election of Directors” and “Security Ownership of Management and Certain Beneficial Owners and Management” in our most recent Annual Proxy Statement is incorporated herein by reference.

DETERMINATION OF NET ASSET VALUE
Determinations in Connection with our Investments
We determine the net asset value per share of our common stock quarterly. The net asset value per share is equal to the value of our total assets minus liabilities and any preferred stock outstanding divided by the total number of shares of common stock outstanding. As of the date of this prospectus, we do not have any preferred stock outstanding.
Our investment assets are carried at fair value in accordance with the 1940 Act and ASC Topic 820, Fair Value Measurements. Fair value, as defined in Section 2(a)(41) of the 1940 Act, is (i) the market price for those securities for which a market quotation is readily available and (ii) for all other securities and assets, fair value is as determined in good faith by our Board. Our investments are primarily made to venture-backed companies focused in technology, life sciences, business services and industrial companies and other high-growth industries, including select consumer products and services. Given the nature of lending to these types of companies, our investments are generally considered Level 3 assets under ASC Topic 820 because there is no known or accessible market or market indexes for these investments to be traded or exchanged. As such, we value substantially all of our investments at fair value as determined in good faith pursuant to a consistent valuation policy and our Board in accordance with the provisions of ASC Topic 820 and the 1940 Act.
Our Audit Committee is also responsible for assisting our Board in valuing investments that are not publicly traded or for which current market values are not readily available. Investments for which market quotations are readily available are valued using market quotations, which are generally obtained from independent pricing services, broker-dealers or market makers. With respect to portfolio investments for which market quotations are not readily available, our Board, with the assistance of Runway Growth Capital and its senior investment team and independent valuation agents, is responsible for determining in good faith the fair value in accordance with the valuation policy approved by our Board. If more than one valuation method is used to measure fair value, the results are evaluated and weighted, as appropriate, considering the reasonableness of the range indicated by those results. We consider a range of fair values based upon the valuation techniques utilized and select the value within that range that was most representative of fair value based on current market conditions as well as other factors Runway Growth Capital’s senior investment team considers relevant. When an external event with respect to one of our portfolio companies, such as a purchase transaction, public offering or subsequent equity sale occurs, we expect to use the pricing indicated by the external event to corroborate our valuation.
Our Board will make this fair value determination on a quarterly basis and any other time when a decision regarding the fair value of the portfolio investments is required. A determination of fair value involves subjective judgments and estimates and depends on the facts and circumstances. Due to the inherent uncertainty of determining the fair value of portfolio investments that do not have a readily available market value, the fair value of the investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.
ASC Topic 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. ASC Topic 820 also provides guidance regarding a fair value hierarchy, which prioritizes information used to measure fair value and the effect of fair value measurements on earnings and provides for enhanced disclosures determined by the level within the hierarchy of information used in the valuation. In accordance with ASC Topic 820, these inputs are summarized in the three levels listed below:
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Level 1 — Valuations are based on quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

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Level 2 — Valuations are based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly and model-based valuation techniques for which all significant inputs are observable.

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Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models incorporating significant unobservable inputs, such as discounted cash flow models and other similar valuations techniques. The valuation of Level 3 assets and liabilities generally requires significant management judgment due to the inability to observe inputs to valuation.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of observable input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.
Under ASC Topic 820, the fair value measurement also assumes that the transaction to sell an asset occurs in the principal market for the asset or, in the absence of a principal market, the most advantageous market for the asset, which may be a hypothetical market, and excludes transaction costs. The principal market for any asset is the market with the greatest volume and level of activity for such asset in which the reporting entity would or could sell or transfer the asset. In determining the principal market for an asset or liability under ASC Topic 820, it is assumed that the reporting entity has access to such market as of the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable and willing and able to transact.
With respect to investments for which market quotations are not readily available, our Board will undertake a multi-step valuation process each quarter, as described below:
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Our quarterly valuation process will begin with each portfolio company or investment being initially valued by Runway Growth Capital’s professionals that are responsible for the portfolio investment;

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Preliminary valuation conclusions will then be documented and discussed with Runway Growth Capital’s senior investment team;

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At least once annually, the valuation for each portfolio investment will be reviewed by one or more independent valuation firms. Certain investments, however, will not be evaluated by the applicable independent valuation firm if the net asset value and other aspects of such investments in the aggregate do not exceed certain thresholds;

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The Audit Committee then reviews these preliminary valuations from Runway Growth Capital and the independent valuation firm, if any, and makes a recommendation to our Board regarding such valuations; and

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Our Board will then discuss valuations and determine the fair value of each investment in our portfolio in good faith, based on the input of Runway Growth Capital, the respective independent valuation firms and our audit committee.

Determinations in Connection with our Offerings
In connection with each offering of shares of our common stock, our Board or an authorized committee thereof is required by the 1940 Act to make the determination that we are not selling shares of our common stock at a price below our then current net asset value at the time at which the sale is made. Our Board or an authorized committee thereof considers the following factors, among others, in making such determination:
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the net asset value of our common stock disclosed in the most recent periodic report we filed with the SEC;

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our management’s assessment of whether any material change in the net asset value has occurred (including through the realization of net gains on the sale of our investments) from the period beginning on the date of the most recently disclosed net asset value to the period ending two days prior to the date of the sale of our common stock; and

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the magnitude of the difference between (i) a value that our Board or an authorized committee thereof has determined reflects the current net asset value of our common stock, which is based upon the net asset value disclosed in the most recent periodic report we filed with the SEC, as adjusted to reflect our management’s assessment of any material change in the net asset value since the date of the most recently disclosed net asset value, and (ii) the offering price of the shares of our common stock in the proposed offering.

Moreover, to the extent that there is even a remote possibility (other than with respect to this offering) that we may (i) issue shares of our common stock at a price below the then-current net asset value of our common stock at the time at which the sale is made or (ii) trigger the undertaking to suspend the offering of shares of our common stock pursuant to this prospectus if the net asset value fluctuates by certain amounts in certain circumstances until the prospectus is amended or supplemented, our Board or an authorized committee thereof will elect, in the case of clause (i) above, either to postpone the offering until such time that there is no longer the possibility of the occurrence of such event or to undertake to determine net asset value within two days prior to any such sale to ensure that such sale will not be below our then current net asset value, and, in the case of clause (ii) above, to comply with such undertaking or to undertake to determine net asset value to ensure that such undertaking has not been triggered.
These processes and procedures are part of our compliance policies and procedures. Records will be made contemporaneously with all determinations described in this section and these records will be maintained with other records we are required to maintain under the 1940 Act.

DIVIDEND REINVESTMENT PLAN
We have adopted a dividend reinvestment plan that provides for reinvestment of our dividends and other distributions on behalf of our stockholders, unless a stockholder elects to receive cash as provided below. As a result of adopting such a plan, if our Board authorizes, and we declare, a cash dividend or distribution, our stockholders who have not opted out of our dividend reinvestment plan will have their cash dividends or distributions automatically reinvested in additional shares of our common stock, rather than receiving cash.
If newly issued shares are used to implement the dividend reinvestment plan, the number of shares to be issued to a shareholder will be determined by dividing the total dollar amount of the cash dividend or distribution payable to a shareholder by the market price per share of our common stock at the close of regular trading on Nasdaq on the payment date of a distribution, or if no sale is reported for such day, the average of the reported bid and ask prices. However, if the market price per share on the payment date of a cash dividend or distribution exceeds the most recently computed net asset value per share, we will issue shares at the greater of (i) the most recently computed net asset value per share and (ii) 95% of the current market price per share (or such lesser discount to the current market price per share that still exceeded the most recently computed net asset value per share).
If shares are purchased in the open market to implement the dividend reinvestment plan, the number of shares to be issued to a shareholder shall be determined by dividing the dollar amount of the cash dividend payable to such shareholder by the weighted average price per share for all shares purchased by the plan administrator in the open market in connection with the dividend.
The number of shares to be issued to a participant in the dividend reinvestment plan are rounded downward to the nearest whole number to avoid the issuance of fractional shares, and any fractional share otherwise issuable to a participant but for this provision is instead be paid to such participant in cash contemporaneously with the issuance of such shares in connection with such cash dividend.
No action will be required on the part of a registered stockholder to have his or her cash dividends and distributions reinvested in shares of our common stock. A registered stockholder could instead elect to receive a dividend or distribution in cash by notifying Runway Growth Capital in writing, so that such notice is received by Runway Growth Capital no later than 5 days prior to the record date for distributions to the stockholders. Runway Growth Capital will set up an account for shares of our common stock acquired through the plan for each stockholder who does not elect to receive dividends and distributions in cash and hold such shares in non-certificated form. Those stockholders whose shares are held by a broker or other financial intermediary could receive dividends and distributions in cash by notifying their broker or other financial intermediary of their election.
Stockholders who receive dividends and distributions in the form of stock are generally subject to the same U.S. federal, state and local tax consequences as are stockholders who elect to receive their dividends and distributions in cash. However, since a participating stockholder’s cash dividends and distributions will be reinvested in our common stock, such stockholder will not receive cash with which to pay applicable taxes on reinvested dividends and distributions. A stockholder’s adjusted tax basis for determining gain or loss upon the sale of stock received in a dividend or distribution from us will generally be equal to the cash that would have been received if the stockholder had received the dividend or distribution in cash, unless we were to issue new shares that are trading at or above net asset value, in which case, the stockholder’s adjusted tax basis in the new shares will generally be equal to their fair market value. Any stock received in a dividend or distribution will have a new holding period for U.S. federal income tax purposes commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.
The plan will be terminable by us upon notice in writing mailed to each stockholder of record at least 30 days prior to any record date for the payment of any distribution by us. All correspondence concerning the plan should be directed to Runway Growth Capital by mail at Runway Growth Capital LLC, 205 N. Michigan Ave., Suite 4200, Chicago, IL 60601.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and to an investment in our common stock. This discussion does not purport to be a complete description of the U.S. federal income tax considerations applicable to such an investment. For example, this discussion does not describe tax consequences that we have assumed to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including persons who hold our common stock as part of a straddle or a hedging, integrated or constructive sale transaction, persons subject to the alternative minimum tax, tax-exempt organizations, insurance companies, brokers or dealers in securities, pension plans and trusts, persons whose functional currency is not the U.S. dollar, U.S. expatriates, regulated investment companies, real estate investment trusts, personal holding companies, persons who acquire an interest in the Company in connection with the performance of services, and financial institutions. Such persons should consult with their own tax advisers as to the U.S. federal income tax consequences of an investment in our common stock, which may differ substantially from those described herein. This discussion assumes that shareholders hold our common stock as capital assets (within the meaning of the Code).
The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this Registration Statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service (“IRS”) regarding any matter discussed herein. Prospective investors should be aware that, although we intend to adopt positions we believe are in accord with current interpretations of the U.S. federal income tax laws, the IRS may not agree with the tax positions taken by us and that, if challenged by the IRS, our tax positions might not be sustained by the courts. This summary does not discuss any aspects of U.S. estate, alternative minimum, or gift tax or foreign, state or local tax. It also does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.
A “U.S. stockholder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust.

A “non-U.S. stockholder” means a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes neither a U.S. stockholder nor a partnership.
If a partnership or other entity classified as a partnership, for U.S. federal income tax purposes, holds our shares, the U.S. tax treatment of the partnership and each partner generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A partnership considering an investment in our common stock should consult its own tax advisers regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of shares by the partnership.
Taxation of the Company
We have elected to be treated as a RIC under Subchapter M of the Code, for 2016 and we intend to qualify for treatment as a RIC annually thereafter. As a RIC, we generally will not pay U.S. federal income taxes on any ordinary income or capital gains that we timely distribute to our stockholders as dividends.
To qualify as a RIC, we must, among other things:
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derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, other income derived with respect to our business of investing in stock, securities or currencies, or net income derived from an interest in a “qualified publicly traded partnership,” or “QPTP,” hereinafter the “90% Gross Income Test;” and
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diversify our holdings so that, at the end of each quarter of each taxable year:

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at least 50% of the value of our total assets is represented by cash and cash items, U.S. Government securities, the securities of other RICs and other securities, with other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of our total assets and not more than 10% of the outstanding voting securities of such issuer, and

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not more than 25% of the value of our total assets is invested in the securities of any issuer (other than U.S. Government securities and the securities of other RICs), the securities of any two or more issuers (other than the securities of other RICs) that we control and that are determined to be engaged in the same business or similar or related trades or businesses, or the securities of one or more QPTPs, or the “Diversification Tests.”

In the case of a RIC that furnishes capital to development corporations, there is an exception relating to the Diversification Tests described above. This exception is available only to RICs which have received SEC Certification. We have not sought SEC Certification, but it is possible that we may seek SEC Certification in future years. If we receive SEC Certification, we generally will be entitled to include, in the computation of the 50% value of our assets (described above), the value of any securities of an issuer, whether or not we own more than 10% of the outstanding voting securities of the issuer, if the basis of the securities, when added to our basis of any other securities of the issuer that we own, does not exceed 5% of the value of our total assets.
As a RIC, we (but not our stockholders) are generally not subject to U.S. federal income tax on investment company taxable income and net capital gain that we timely distribute to our stockholders in any taxable year with respect to which we distribute an amount equal to at least the sum of (i) 90% of our investment company taxable income (which includes, among other items, dividends, interest and the excess of any net realized short-term capital gains over net realized long-term capital losses and other taxable income (other than any net capital gain), reduced by deductible expenses) determined without regard to the deduction for dividends and distributions paid and (ii) 90% of our net tax-exempt interest income (which is the excess of our gross tax-exempt interest income over certain disallowed deductions), or the “Annual Distribution Requirement.” We intend to distribute annually all or substantially all of such income. Generally, if we fail to meet this Annual Distribution Requirement for any taxable year, we will fail to qualify as a RIC for such taxable year. To the extent we meet the Annual Distribution Requirement for a taxable year, but retain our net capital gain for investment or any investment company taxable income, we will be subject to U.S. federal income tax and possibly the 4% U.S. federal excise tax descried below on such retained capital gains and investment company taxable income. We may choose to retain our net capital gains for investment or any investment company taxable income, and pay the associated U.S. federal income tax, including any nondeductible 4% U.S. federal excise tax described below, if applicable.
We are subject to a nondeductible 4% U.S. federal excise tax on certain of our undistributed income, unless we timely distribute (or are deemed to have timely distributed) an amount equal to the sum of:
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at least 98% of our ordinary income (not taking into account any capital gains or losses) for the calendar year;

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at least 98.2% of our capital gain net income for a one-year period generally ending on October 31 of the calendar year (unless an election is made by us to use our taxable year); and

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any net ordinary income and capital gain net income that we recognized for preceding years, but were not distributed during such years, and on which we paid no U.S. federal income tax.

While we intend to distribute any income and capital gains in order to avoid imposition of this nondeductible 4% U.S. federal excise tax, we may not be successful in avoiding entirely the imposition of this tax. In that case, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.
We are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders while any senior securities are outstanding unless we meet the applicable asset coverage ratios. See “Regulation.” Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or to avoid the 4% U.S. federal excise tax, we may make such dispositions at times that, from an investment standpoint, are not advantageous.
A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of net short-term capital gains over net long-term capital losses). If our expenses in a given year exceed investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. Due to these limits on the deductibility of expenses, we may, for tax purposes, have aggregate taxable income for several years that we are required to distribute and that is taxable to our stockholders even if such income is greater than the aggregate net income we actually earned during those years. Such required distributions may be made from our cash assets or by liquidation of investments, if necessary. We may realize gains or losses from such liquidations. In the event we realize net capital gains from such transactions, stockholders may receive a larger capital gain distribution than they would have received in the absence of such transactions.
Failure to Qualify as a RIC
While we have elected to be treated as a RIC and intend to qualify to be treated as a RIC annually, no assurance can be provided that we will qualify as a RIC for any taxable year. While we generally will not lose our status as a RIC as long as we do not acquire any non-qualifying securities or other property, under certain circumstances we may be deemed to have made an acquisition of non-qualifying securities or other property. If we have previously qualified as a RIC, but were subsequently unable to qualify for treatment as a RIC, and certain amelioration provisions are not applicable, we would be subject to U.S. federal income tax on all of our taxable income (including our net capital gains) at regular corporate rates. We would not be able to deduct distributions to stockholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate stockholders would be eligible to claim a dividend received deduction with respect to such dividend; non-corporate stockholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s adjusted tax basis, and any remaining distributions would be treated as a capital gain. In order to requalify as a RIC, in addition to the other requirements discussed above, we would be required to distribute all of our previously undistributed earnings attributable to the period we failed to qualify as a RIC by the end of the first year that we intend to requalify as a RIC. If we fail to requalify as a RIC for a period greater than two taxable years, we may be subject to U.S. federal income tax at corporate rates on any net built-in gains with respect to certain of our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) that we elect to recognize on requalification or when recognized over the next five years.
The remainder of this discussion assumes that we qualify as a RIC for each taxable year.
Company Investments
Certain of our investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, including the dividends received deduction, (ii) convert lower taxed long-term capital gains and qualified dividend income into higher taxed short-term capital gains or ordinary income, (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited), (iv) cause us to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not qualify as good income for purposes of the 90% Gross Income Test. We monitor our transactions and may make certain tax elections and may be required to borrow money or dispose of securities to mitigate the effect of these rules and to prevent disqualification of us as a RIC but there can be no assurance that we will be successful in this regard.
Debt Instruments.   In certain circumstances, we may be required to recognize taxable income prior to the time at which we receive cash. For example, if we hold debt instruments that are treated under applicable tax rules as having OID (such as debt instruments with an end-of-term payment and/or PIK interest payment or, in certain cases, increasing interest rates or issued with warrants), we must include in taxable income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any OID accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement and to avoid the 4% U.S. federal excise tax, even though we will not have received any corresponding cash amount.
Warrants.   Gain or loss realized by us from the sale or exchange of warrants acquired by us as well as any loss attributable to the lapse of such warrants generally are treated as capital gain or loss. The treatment of such gain or loss as long-term or short-term generally depends on how long we held a particular warrant and on the nature of the disposition transaction.
Foreign Investments.   In the event we invest in foreign securities, we may be subject to withholding and other foreign taxes with respect to those securities. We do not expect to satisfy the requirement to pass through to our stockholders their share of the foreign taxes paid by us.
Passive Foreign Investment Companies.   We may invest in the stock of a foreign corporation which is classified as a “passive foreign investment company” (within the meaning of Section 1297 of the Code), or “PFIC.” If we acquire shares in a PFIC, we may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from any such excess distributions or gains. This additional tax and interest may apply even if we make a distribution in an amount equal to any “excess distribution” or gain from the disposition of such shares as a taxable dividend by us to our shareholders. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, we will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to us. Alternatively, we can elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. Under either election, we may be required to recognize in a year income in excess of our distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% U.S. federal excise tax. No assurances can be given that any such election will be available or that, if available, we will make such an election.
If we hold more than 10% of the shares in a foreign corporation that is treated as a controlled foreign corporation, or “CFC,” we may be treated as receiving a deemed distribution (taxable as ordinary income) each year from such foreign corporation in an amount equal to our pro rata share of the corporation’s income for the tax year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such year. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power of all classes of shares of a corporation or 10% or more of the total value of all classes of stock entitled to vote. If we are treated as receiving a deemed distribution from a CFC, we will be required to include such distribution in our investment company taxable income regardless of whether we receive any actual distributions from such CFC, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% U.S. federal excise tax.
Income inclusions from a QEF or CFC will be “good income” for purposes of the 90% Gross Income Test provided that they are derived in connection with our business of investing in stocks and securities or the QEF or CFC distributes such income to us in the same taxable year to which the income is included in our income.

Foreign Currency Transactions.   Under the Code, gains or losses attributable to fluctuations in exchange rates which occur between the time we accrue income or other receivables or accrue expenses or other liabilities denominated in a foreign currency and the time we actually collect such receivables or pay such liabilities generally are treated as ordinary income or loss. Similarly, on disposition of debt instruments and certain other instruments denominated in a foreign currency, gains or losses attributable to fluctuations if the value of the foreign currency between the date of acquisition of the instrument and the date of disposition also are treated as ordinary gain or loss. These currency fluctuations related gains and losses may increase or decrease the amount of our investment company taxable income to be distributed to our stockholders as ordinary income.
Taxation of U.S. Stockholders
Distributions by us generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares of our common stock. To the extent such distributions paid by us to non-corporate U.S. stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations and such distributions are timely designated (“Qualifying Dividends”), they may be eligible for a maximum U.S. federal tax rate of 20%. In this regard, it is anticipated that distributions paid by us generally will not be attributable to dividends and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends.
Distributions of our capital gain net income (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains, which are currently taxable at a maximum rate of 20% in the case of individuals or estates, regardless of the U.S. stockholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our current and accumulated earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such U.S. stockholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder.
U.S. stockholders receiving dividends or distributions in the form of additional shares of our common stock purchased in the market should be treated for U.S. federal income tax purposes as receiving a distribution in an amount equal to the amount of money that the stockholders receiving cash dividends or distributions will receive, and should have an adjusted tax basis in the shares received equal to such amount. Stockholders receiving dividends in newly issued shares of our common stock will be treated as receiving a distribution equal to the value of the shares received, and should have an adjusted tax basis of such amount.
Although we currently intend to distribute any net long-term capital gains at least annually, we may in the future decide to retain some or all of our net long-term capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay U.S. federal income tax on the retained amount, each U.S. stockholder will be required to include their share of the deemed distribution in income as if it had been distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to their allocable share of the U.S. federal income tax paid on the deemed distribution by us. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s adjusted tax basis for their common stock. Since we expect to pay U.S. federal income tax on any retained capital gains at corporate rates, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of U.S. federal income tax that individual U.S. stockholders will be treated as having paid and for which they will receive a credit will exceed the U.S. federal income tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a U.S. stockholder’s liability for U.S. federal income tax. A U.S. stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our U.S. stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

We or the applicable withholding agent will provide you with a notice reporting the amount of any ordinary income dividends (including the amount of such dividend, if any, eligible to be treated as qualified dividend income) and capital gain dividends by January 31. For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, if we pay you a dividend in January which was declared in the previous October, November or December to U.S. stockholders of record on a specified date in one of these months, then the dividend will be treated for tax purposes as being paid by us and received by you on December 31 of the year in which the dividend was declared. If a U.S. stockholder purchases shares of our stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the U.S. stockholder will be subject to U.S. federal income tax on the distribution even though it represents a return of its investment.
Dividend Reinvestment Plan.   Under the dividend reinvestment plan, if a U.S. stockholder owns shares of common stock registered in its own name, the U.S. stockholder will have all cash distributions automatically reinvested in additional shares of common stock unless the U.S. stockholder opts out of our dividend reinvestment plan by delivering a written notice to Runway Growth Capital or our dividend paying agent, as applicable, prior to the record date of the next dividend or distribution. See “Dividend Reinvestment Plan.” Any distributions reinvested under the plan will nevertheless remain taxable to the U.S. stockholder. The U.S. stockholder will have an adjusted tax basis in the additional common shares purchased through the plan equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.
Dispositions.   A U.S. stockholder generally will recognize gain or loss on the sale, exchange or other taxable disposition of shares of our common stock in an amount equal to the difference between the U.S. stockholder’s adjusted tax basis in the shares disposed of and the amount realized on their disposition. Generally, gain recognized by a U.S. stockholder on the disposition of shares of our common stock will result in capital gain or loss to a U.S. stockholder, and will be a long-term capital gain or loss if the shares have been held for more than one year at the time of sale. Any loss recognized by a U.S. stockholder upon the disposition of shares of our common stock held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received (including deemed capital gain dividends) by the U.S. stockholder. A loss recognized by a U.S. stockholder on a disposition of shares of our common stock will be disallowed as a deduction if the U.S. stockholder acquires additional shares of our common stock (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed. In this case, the adjusted tax basis of the shares acquired will be adjusted to reflect the disallowed loss.
Tax Shelter Reporting Regulations.   Under applicable Treasury regulations, if a U.S. stockholder recognizes a loss with respect to shares of $2 million or more for a non-corporate U.S. stockholder or $10 million or more for a corporate U.S. stockholder in any single taxable year (or a greater loss over a combination of years), the U.S. stockholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. stockholders should consult their own tax advisers to determine the applicability of these regulations in light of their individual circumstances.
Backup Withholding.   We may be required to withhold U.S. federal income tax, or backup withholding from all distributions to any non-corporate U.S. stockholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number generally is his or her social security number. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Limitation on Deduction for Certain Expenses.   For any period that we do not qualify as a “publicly offered regulated investment company,” as defined in the Code, U.S. stockholders will be taxed as though they received a distribution of some of our expenses. A “publicly offered regulated investment company” is a RIC whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. We anticipate that we will not qualify as a publicly offered RIC immediately after this offering; we may qualify as a publicly offered RIC for future taxable years. If we are not a publicly offered RIC for any period, a non-corporate U.S. stockholder’s allocable portion of our affected expenses, including our management fees, will be treated as an additional distribution to the U.S. stockholder and will be deductible by such U.S. stockholder only to the extent permitted under the limitations described below. For non-corporate U.S. stockholders, including individuals, trusts, and estates, significant limitations generally apply to the deductibility of certain expenses of a non-publicly offered RIC, including advisory fees. In particular, these expenses, referred to as “miscellaneous itemized deductions,” are currently not deductible to an individual or other non-corporate U.S. stockholder (and beginning in 2026, will be deductible only to the extent they exceed 2% of such a U.S. stockholder’s adjusted gross income), and are not deductible for alternative minimum tax purposes.
U.S. Taxation of Tax-Exempt U.S. Stockholders.   A U.S. stockholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. stockholder of the activities we propose to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its stockholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. stockholder generally should not be subject to U.S. taxation solely as a result of the U.S. stockholder’s ownership of shares of common stock and receipt of dividends with respect to such shares. Moreover, under current law, if we incur indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. stockholder. Therefore, a tax-exempt U.S. stockholder should not be treated as earning income from “debt-financed property” and dividends we pay should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that we incur. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to RICs, the treatment of dividends payable to tax- exempt investors could be adversely affected. In addition, special rules would apply if we were to invest in certain real estate investment trusts or other taxable mortgage pools, which we do not currently plan to do, that could result in a tax-exempt U.S. stockholder recognizing income that would be treated as UBTI.
Taxation of Non-U.S. Stockholders
The following discussion only applies to certain non-U.S. stockholders. Whether an investment in shares of our common stock is appropriate for a non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in shares of our common stock by a non-U.S. stockholder may have adverse tax consequences. non-U.S. stockholders should consult their own tax advisers before investing in shares of our common stock.
Subject to the discussions below regarding backup withholding and FATCA (defined below), in general, non-U.S. stockholders that are not otherwise engaged in a U.S. trade or business will not be subject to U.S. federal income on distributions paid by us. However, distributions of our “investment company taxable income” generally are subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current or accumulated earnings and profits unless an applicable exception applies. If the distributions are effectively connected with a U.S. trade or business of the non-U.S. stockholder (and, if a treaty applies, are attributable to a U.S. permanent establishment of the non-U.S. stockholder), we will not be required to withhold U.S. federal tax if the non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. Special certification requirements apply to a non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.

However, no withholding is required with respect to certain distributions if (i) the distributions are properly reported to our non-U.S. stockholders as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. Currently, we do not anticipate that any significant amount of our distributions would be reported as eligible for this exemption from withholding. No assurance can be provided that any of our distributions will qualify for this exemption.
Subject to the discussions below regarding backup withholding and FATCA (defined below), actual or deemed distributions of our net capital gains to a non-U.S. stockholder if properly reported by us as capital gain dividends, and gains realized by a non-U.S. stockholder upon the sale or redemption of our common stock, will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. stockholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. stockholder in the United States) or, in the case of an individual, the non-U.S. stockholder was present in the United States for 183 days or more during the taxable year and certain other conditions are met.
If we distribute our net capital gains in the form of deemed rather than actual distributions, a non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the non-U.S. stockholder’s allocable share of the U.S. federal income tax we pay on the capital gains deemed to have been distributed; however, in order to obtain the refund, the non-U.S. stockholder may be required to obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.
If any actual or deemed distributions of our net capital gains, or any gains realized upon the sale or redemption of our common stock, are effectively connected with a U.S. trade or business of the non-U.S. stockholder (and, if an income tax treaty applies, are attributable to a U.S. permanent establishment maintained by the non-U.S. stockholder), such amounts will be subject to U.S. income tax, on a net income basis, in the same manner, and at the graduated rates applicable to, a U.S. stockholder. For a corporate non-U.S. stockholder, the after-tax amount of distributions (both actual and deemed) and gains realized upon the sale or redemption of our common stock that are effectively connected to a U.S. trade or business (and, if a treaty applies, are attributable to a U.S. permanent establishment), may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in shares of our common stock may not be appropriate for certain non-U.S. stockholders.
Non-U.S. stockholders will not generally be subject to U.S. federal income or withholding tax with respect to gain recognized on the sale or other disposition of shares of our common stock.
Under the dividend reinvestment plan, our non-U.S. stockholders who have not “opted out” of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash distributions. If the distribution is a distribution of our investment company taxable income and is not properly reported by us as a short-term capital gains dividend or interest-related dividend, the amount distributed (to the extent of our current and accumulated earnings and profits) will be subject to U.S. federal withholding tax as described above and only the net after-tax amount will be reinvested in our common stock. If the distribution is effectively connected with a U.S. trade or business of the non-U.S. stockholder (and, if a treaty applies, is attributable to a U.S. permanent establishment), generally the full amount of the distribution will be reinvested in the plan and will nevertheless be subject to U.S. federal income tax at the ordinary income rates applicable to U.S. persons. The non-U.S. stockholder will have an adjusted tax basis in the additional common stock purchased through the plan equal to the amount reinvested. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the non-U.S. stockholder’s account.
Non-U.S. persons should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.
If we were unable to qualify for treatment as a RIC, any distributions by us would be treated as dividends to the extent of our current and accumulated earnings and profits. We would not be eligible to report any such dividends as interest-related dividends, short-term capital gain dividends, or capital gain dividends. As a result, any such dividend paid to a non-U.S. stockholder that is not effectively connected with a U.S. trade or business of the non-U.S. stockholder (and, if an income tax treaty applies, attributable to a permanent establishment maintained by the non-U.S. stockholder in the United States) would be subject to the 30% (or reduced applicable treaty rate) U.S. withholding tax discussed above regardless of the source of the income giving rise to such distribution. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the non-U.S. stockholder’s adjusted tax basis, and any remaining distributions would be treated as a gain from the sale of the non-U.S. stockholder’s shares subject to taxation as discussed above. For the consequences to the Company for failing to qualify as a RIC, see “—Failure to Qualify as a RIC” above.
A non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to U.S. federal withholding tax, may be subject to information reporting and backup withholding of U.S. federal income tax on distributions unless the non-U.S. stockholder provides us or the dividend paying agent with an IRS Form W-8BEN (or an acceptable substitute form) establishing that it is a non-U.S. stockholder or otherwise establishes an exemption from backup withholding.
Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a U.S. stockholder’s or non-U.S. stockholder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either: (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, FATCA also imposes a 30% withholding on certain payments to certain foreign entities that are not FFIs unless such foreign entities certify that they do not have a greater than 10% owner that is a specified U.S. person or provide the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a beneficial owner and the status of the intermediaries through which they hold their shares, beneficial owners of our common stock could be subject to this 30% withholding tax with respect to distributions on their shares of our common stock. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes.

DESCRIPTION OF OUR SECURITIES
This prospectus contains a summary of our common stock, preferred stock, subscription rights, debt securities and warrants. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement will describe the material terms and conditions for each security.
DESCRIPTION OF OUR CAPITAL STOCK
The following description is based on relevant portions of the Maryland General Corporation Law (the “MGCL”) and on our certificate of incorporation and bylaws. This summary is not necessarily complete, and we refer you to the MGCL and our charter and bylaws for a more detailed description of the provisions summarized below.
General
Under the terms of our charter, our authorized stock consists of 100 million shares of common stock, par value $0.01 per share, all of which are initially designated as common stock. As permitted by the MGCL, our charter provides that a majority of the entire Board, without any action by our shareholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Our charter also provides that the Board may classify or reclassify any unissued shares of our common stock into one or more classes or series of common stock or preferred stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares. Unless the Board determines otherwise, we will issue all shares of our stock in uncertificated form.
None of our shares of common stock are subject to further calls or to assessments, sinking fund provisions, obligations or potential liabilities associated with ownership of the security (not including investment risks).
The following presents our outstanding classes of securities as of April 14, 2022:
Title of Class	Amount Authorized	Amount Held by Us or for Our Account	Amount Outstanding Exclusive of Amount Held by Us or for Our Account
Common Stock	100,000,000	—	41,341,632
Common Stock
All shares of our common stock have equal rights as to earnings, assets, voting, and dividends and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.
Preferred Stock
Under the terms of our charter, the Board may authorize us to issue shares of preferred stock in one or more classes or series, without shareholder approval, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock. We do not currently anticipate issuing preferred stock in the near future. In the event we issue preferred stock, we will make any required disclosure to shareholders. We will not offer preferred stock to the Adviser or our affiliates except on the same terms as offered to all other shareholders.
Preferred stock could be issued with terms that would adversely affect our shareholders. Preferred stock could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred stock will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class voting separately to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred stock would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.
The issuance of any preferred stock must be approved by a majority of the independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.
Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.
Our charter authorizes us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer in advance of final disposition of a proceeding upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good-faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements provide our directors and executive officers the maximum indemnification permitted under Maryland law and the 1940 Act.
Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws
The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise, the material ones of which are discussed below. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. We expect the benefits of these provisions to outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Classified Board of Directors
Our Board is divided into three classes of directors serving staggered three-year terms. Upon expiration of their terms, directors of each class will be elected to serve for three-year terms and until their successors are duly elected and qualify, and each year one class of directors will be elected by the stockholders. A classified Board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified Board will help to ensure the continuity and stability of our management and policies.
Election of Directors
Our bylaws, as authorized by our charter, provide that the affirmative vote of the holders of a plurality of the outstanding shares of stock entitled to vote in the election of directors cast at a meeting of stockholders duly called, and at which a quorum is present, will be required to elect a director. Pursuant to our charter our Board may amend the bylaws to alter the vote required to elect directors.
Number of Directors; Vacancies; Removal
Our charter provides that the number of directors will be set only by the Board in accordance with our bylaws. Our bylaws provide that a majority of our entire Board may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than one nor more than nine. Our charter provides that, at such time as we have at least three independent directors and our common stock is registered under the Exchange Act, as amended, we elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the Board. Accordingly, at such time, except as may be provided by the Board in setting the terms of any class or series of preferred stock, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.
Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.
Action by Stockholders
Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or (unless the charter provides for stockholder action by less than unanimous written consent, which our charter does not) by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the Board or (3) by a stockholder of the Company who is a stockholder of record both at the time of giving of notice provided for in our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) by or at the direction of the Board or (2) provided that the Board has determined that directors will be elected at the meeting, by a stockholder of the Company who is a stockholder of record both at the time of giving of notice provided for in our bylaws and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Calling of Special Meetings of Stockholders
Our bylaws provide that special meetings of stockholders may be called by our Board and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.
Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our charter also provides that certain charter amendments, any proposal for our conversion, whether by charter amendment, merger or otherwise, from a closed-end company to an open-end company and any proposal for our liquidation or dissolution requires the approval of the stockholders entitled to cast at least 80% of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by a majority of our continuing directors (in addition to approval by our Board), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our charter as (1) our current directors, (2) those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of our current directors then on the Board or (3) any successor directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.
Our charter and bylaws provide that the Board will have the exclusive power to make, alter, amend or repeal any provision of our bylaws.
No Appraisal Rights
Except with respect to appraisal rights arising in connection with the Control Share Act discussed below, as permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of the Board shall determine such rights apply.
Control Share Acquisitions
The MGCL Control Share Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the Board of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our bylaws compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The Control Share Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Act only if the Board determines that it would be in our best interests to do so.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder (the “Business Combination Act”). These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
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any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the Board approved in advance the transaction by which the stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the Board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the Board of the corporation and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the Board before the time that the interested stockholder becomes an interested stockholder. Our Board has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the Board, including a majority of the directors who are not “interested persons” as defined in the 1940 Act. This resolution may be altered or repealed in whole or in part at any time; however, our Board will adopt resolutions so as to make us subject to the provisions of the Business Combination Act only if the Board determines that it would be in our best interests and if the SEC staff does not object to our determination that our being subject to the Business Combination Act does not conflict with the 1940 Act. If this resolution is repealed, or the Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Conflict with 1940 Act
Our bylaws provide that, if and to the extent that any provision of the MGCL, including the Control Share Act (if we amend our bylaws to be subject to such Act) and the Business Combination Act, or any provision of our charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.
Exclusive Forum
Our charter and bylaws provide that, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the MGCL, the charter or bylaws or the securities, antifraud, unfair trade practices or similar laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a federal or state court located in the state of Delaware, provided that to the extent the appropriate court located in the state of Delaware determines that it does not have jurisdiction over such action, then the sole and exclusive forum shall be any federal or state court located in the state of Maryland. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed, to the fullest extent permitted by law, to have notice of and consented to these exclusive forum provisions and to have irrevocably submitted to, and waived any objection to, the exclusive jurisdiction of such courts in connection with any such action or proceeding and consented to process being served in any such action or proceeding, without limitation, by United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Company, with postage thereon prepaid.
Transfer Restrictions
The shares of our common stock issued and sold by us prior to our initial public offering in reliance upon the available exemptions from the registration requirements of the Securities Act that were not registered for resale in connection with our initial public offering have not been registered under the Securities Act or the securities laws of any jurisdiction and, accordingly, until registered, may not be resold or transferred except as permitted under the Securities Act and the applicable securities laws of any jurisdiction. See “Shares Eligible For Future Sale” for additional information.

DESCRIPTION OF OUR PREFERRED STOCK
In addition to shares of common stock, our charter authorizes the issuance of preferred stock. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more classes or series, without shareholder approval. Prior to issuance of shares of each class or series, our Board is required by Maryland law and by our charter to set, subject to the express terms of any of our then outstanding classes or series of stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any such issuance must adhere to the requirements of the 1940 Act, Maryland law and any other limitations imposed by law.
The 1940 Act limits our flexibility as to certain rights and preferences of the preferred stock under our certificate of incorporation. In particular, every share of stock issued by a BDC must be voting stock and have equal voting rights with every other outstanding class of voting stock, except to the extent that the stock satisfies the requirements for being treated as a senior security, which requires, among other things, that:
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immediately after issuance and before any distribution is made with respect to common stock, we must meet a coverage ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, of at least 200% (or 150% if certain requirements are met); and

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the holders of shares of preferred stock must be entitled as a class to elect two directors at all times and to elect a majority of the directors if and for so long as dividends on the preferred stock are unpaid in an amount equal to two full years of dividends on the preferred stock.

The features of the preferred stock are further limited by the requirements applicable to RICs under the Code.
For any class or series of preferred stock that we may issue, our Board will determine and the articles supplementary and the prospectus supplement relating to such class or series will describe:
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the designation and number of shares of such class or series;

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the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such class or series, as well as whether such dividends are participating or non-participating;

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any provisions relating to convertibility or exchangeability of the shares of such class or series, including adjustments to the conversion price of such class or series;

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the rights and preferences, if any, of holders of shares of such class or series upon our liquidation, dissolution or winding up of our affairs;

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the voting powers, if any, of the holders of shares of such class or series;

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any provisions relating to the redemption of the shares of such class or series;

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any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such class or series are outstanding;

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any conditions or restrictions on our ability to issue additional shares of such class or series or other securities;

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if applicable, a discussion of certain U.S. federal income tax considerations; and

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any other relative powers, preferences and participating, optional or special rights of shares of such class or series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board, and all shares of each class or series of preferred stock will be identical and of equal rank except as to the dates from which dividends, if any, thereon will be cumulative.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS
We may issue subscription rights to our shareholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our shareholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:
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the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);

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the title of such subscription rights;

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the exercise price for such subscription rights (or method of calculation thereof);

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the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);

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the number of such subscription rights issued to each shareholder;

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the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

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if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

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the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);

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the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

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any termination right we may have in connection with such subscription rights offering; and

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any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise of Subscription Rights
Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.
Dilutive Effects
Any shareholder who chooses not to participate in a rights offering should expect to own a smaller interest in us upon completion of such rights offering. Any rights offering will dilute the ownership interest and voting power of shareholders who do not fully exercise their subscription rights. Further, because the net proceeds per share from any rights offering may be lower than our then current net asset value per share, the rights offering may reduce our net asset value per share. The amount of dilution that a shareholder will experience could be substantial, particularly to the extent we engage in multiple rights offerings within a limited time period. In addition, the market price of our common stock could be adversely affected while a rights offering is ongoing as a result of the possibility that a significant number of additional shares may be issued upon completion of such rights offering. All of our shareholders will also indirectly bear the expenses associated with any rights offering we may conduct, regardless of whether they elect to exercise any rights.

DESCRIPTION OF OUR WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.
We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

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the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

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whether such warrants will be issued in registered form or bearer form;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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the terms of the securities issuable upon exercise of the warrants;

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if applicable, a discussion of certain U.S. federal income tax considerations; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.
Under the 1940 Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years; (2) the exercise or conversion price is not less than the current market value at the date of issuance; (3) our shareholders authorize the proposal to issue such warrants, and our Board approves such issuance on the basis that the issuance is in the best interests of us and our shareholders; and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants, as well as options and rights, at the time of issuance may not exceed 25% of our outstanding voting securities. In particular, the amount of capital stock that would result from the conversion or exercise of all outstanding warrants, options or rights to purchase capital stock cannot exceed 25% of the BDC’s total outstanding shares of capital stock.

DESCRIPTION OF OUR DEBT SECURITIES
We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “— Events of Default — Remedies If an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.
Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. A copy of the form of indenture is attached as an exhibit to the registration statement of which this prospectus is a part. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available. See “Available Information” for information on how to obtain a copy of the applicable indenture.
The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered, including, among other things:
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the designation or title of the series of debt securities;

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the total principal amount of the series of debt securities;

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the percentage of the principal amount at which the series of debt securities will be offered;

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the date or dates on which principal will be payable;

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the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

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the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

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whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);

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the terms for redemption, extension or early repayment, if any;

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the currencies in which the series of debt securities are issued and payable;

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whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

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the place or places, if any, other than or in addition to the Borough of Manhattan in the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

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the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);

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the provision for any sinking fund;

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any restrictive covenants;

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any Events of Default;

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whether the series of debt securities is issuable in certificated form;

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any provisions for defeasance or covenant defeasance;

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any special U.S. federal income tax implications, including, if applicable, U.S. federal income tax considerations relating to original issue discount;

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whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

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any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

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whether the debt securities are subject to subordination and the terms of such subordination;

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whether the debt securities are secured and the terms of any security interest;

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the listing, if any, on a securities exchange; and

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any other terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
Generally, pursuant to the 1940 Act, our total borrowings are limited so that we cannot incur additional borrowings if immediately after such borrowing or issuance, the ratio of our total assets (less total liabilities other than indebtedness represented by senior securities) to our total indebtedness represented by senior securities plus preferred stock, if any, is at least 200%. However, legislation enacted in March 2018 has modified the 1940 Act by allowing a BDC to increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met. This means that generally, a BDC can borrow up to $1 for every $1 of investor equity or, if certain requirements are met and it reduces its asset coverage ratio, it can borrow up to $2 for every $1 of investor equity. The reduced asset coverage requirement would permit a BDC to double the amount of leverage it could incur. We are permitted to increase our asset coverage ratio to at least 150% if stockholders representing at least a majority of the votes cast, at an annual or special meeting at which quorum is met, approve a proposal to do so. If we receive such stockholder approval, we would be permitted to increase our leverage capacity on the first day after such approval. Alternatively, we may increase the maximum amount of leverage we may incur to an asset coverage ratio of 150% if the “required majority” of our independent directors as defined in Section 57(o) of the 1940 Act approve such increase, with such approval becoming effective after one year. The Board approved a proposal that permits us to reduce our asset coverage ratio to 150% on October 28, 2021 and we intend to seek corresponding approval from our stockholders. Therefore, our asset coverage ratio will be reduced to 150% on October 28, 2022 or effective immediately upon receiving shareholder approval. In either case, we will be required to make certain disclosures on our website and in SEC filings regarding, among other things, the receipt of approval to increase our leverage, our leverage capacity and usage, and risks related to leverage. In addition, before incurring any such additional leverage, we will have to renegotiate or receive a waiver from the contractual leverage limitations under our existing credit facilities. We will also be permitted to borrow amounts up to 5% of the value of our total assets for temporary purposes, which borrowings would not be considered senior securities. For a discussion of the risks associated with leverage, see “Risk Factors — Risks Related to Business Development Companies — Regulations governing our operation as a business development company and RIC affect our ability to raise capital and the way in which we raise additional capital or borrow for investment purposes, which may have a negative effect on our growth. As a business development company, the necessity of raising additional capital may expose us to risks, including risks associated with leverage” in our most recent Annual Report on Form 10-K.
General
The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.
The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “— Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
Except as described under “— Events of Default” and “— Merger or Consolidation” below, the indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.
We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Issuance of Securities in Registered Form
We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.
Book-Entry Holders
We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders
In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders
Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
•
how it handles securities payments and notices,

•
whether it imposes fees or charges,

•
how it would handle a request for the holders’ consent, if ever required,

•
whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,

•
how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and

•
if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Special Situations when a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
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An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.

•
An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “— Issuance of Securities in Registered Form” above.

•
An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•
An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•
The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•
If we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.

•
An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee.

•
DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

•
Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Termination of a Global Security
If a global security is terminated, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “— Issuance of Securities in Registered Form” above.
The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.
Payments on Certificated Securities
We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date at our office in New York, NY and/or at other offices that may be specified in the prospectus supplement. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, NY and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.
Alternatively, at our option, we may pay any interest that becomes due on the debt security by mailing a check to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.
Payment When Offices Are Closed
Except as otherwise indicated in the applicable prospectus supplement, if any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the applicable prospectus supplement.

Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.
Events of Default
You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.
The term “Event of Default” in respect of the debt securities of your series means any of the following (unless the prospectus supplement relating to such debt securities states otherwise):
(1)
we default in the payment of any interest upon a debt securities of the series when due and payable and the default continues for a period of 30 days;

(2)
we default in the payment of the principal of (or premium, if any, on) a debt security of the series when it becomes due and payable at its maturity, including upon any redemption date or required repurchase date, and the default continues for a period of five days;

(3)
we fail for 60 consecutive days after written notice from the trustee or the holders of at least 25% in principal amount of the debt securities of the series then outstanding to us and the trustee, as applicable, has been received to comply with any of our other agreements with respect to debt securities of the series;

(4)
pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the 1940 Act, or any successor provisions, on the last business day of each of 24 consecutive calendar months, any class of securities shall have an asset coverage (as such term is used in the 1940 Act) of less than 100%, giving effect to any amendments to such provisions of the 1940 Act or to any exemptive relief granted to us by the SEC;

(5)
we file for bankruptcy or certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 60 days;

(6)
we do not deposit any sinking fund payment in respect of debt securities of the series on its due date, and do not cure this default within five days; and

(7)
any other Event of Default in respect of debt securities of the series described in the applicable prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it in good faith considers the withholding of notice to be in the interests of the holders.
Remedies If an Event of Default Occurs
If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
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You must give your trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured.

•
The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer to the trustee security or indemnity satisfactory to it against the cost, expenses, and other liabilities of taking that action.

•
The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity.

•
The holders of a majority in principal amount of the debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than a default
•
in the payment of principal, any premium, or interest or

•
in respect of a covenant that cannot be modified or amended without the consent of each holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities or else specifying any default.
Merger, Consolidation or Sale of Assets
Unless the prospectus supplement relating to certain debt securities states otherwise, the indenture will provide that we will not merge or consolidate with or into any other person (other than a merger of a wholly-owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its subsidiaries shall not be deemed to be any such sale, transfer, lease, conveyance or disposition; and provided further that this covenant shall not apply to any sale, transfer, lease, conveyance, or other disposition of all or substantially all of the Company’s property to a wholly-owned subsidiary of the Company) in any one transaction or series of related transactions unless:
•
we are the surviving person (the “Surviving Person”) or the Surviving Person (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States of America or any state or territory thereof;

•
the Surviving Person (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us;

•
immediately before and immediately after giving effect to such transaction or series of related transactions, no default or Event of Default shall have occurred and be continuing; and

•
we shall deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant, that all conditions precedent in the indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of our subsidiaries, which property, if held by us instead of such subsidiaries, would constitute all or substantially all of our property on a consolidated basis, shall be deemed to be the transfer of all or substantially all of our property.
Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction.
Modification or Waiver
There are three types of changes we can make to the indenture and the debt securities issued thereunder.
Changes Requiring Your Approval
First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:
•
change the stated maturity of the principal of or interest on the debt securities;

•
reduce any amounts due on the debt securities;

•
reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

•
adversely affect any right of repayment at the holder’s option;

•
change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;

•
impair your right to sue for payment;

•
adversely affect any right to convert or exchange a debt security in accordance with its terms;

•
modify the subordination provisions in the indenture in a manner that is adverse to outstanding holders of the debt securities;

•
reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•
reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•
modify certain of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•
change any obligation we have to pay additional amounts.

Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture, and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including adding additional covenants or events of default. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval
Any other change to the indenture and the debt securities would require the following approval:
•
If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.

•
If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of a series of debt securities issued under an indenture, or all series, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:
•
For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.

•
For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

•
For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

•
Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance — Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Satisfaction and Discharge
We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all debt securities of the series then outstanding or by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay all of the debt securities of the series then outstanding after such debt securities have become due and payable or will become due and payable within one year (or scheduled for redemption within one year). Such discharge is subject to terms contained in the indenture.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance
If certain conditions are satisfied, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions described under “— Indenture Provisions — Subordination” below. In order to achieve covenant defeasance, we must do the following:
•
If the debt securities of a particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the debt securities of a particular series a combination of money and United States government or United States government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to make interest, principal and any other payments on the debt securities of the particular series on their various due dates.

•
We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance or to be taxed on the debt securities any differently than if we did not make the deposit and repaid the debt securities at maturity.

•
We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

•
Covenant defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments.

•
No default or Event of Default with respect to such debt securities and any coupons appertaining thereto shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

•
Satisfy the conditions for covenant defeasance contained in any supplemental indentures.

If we accomplished covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Legal Defeasance
If there is a change in U.S. federal tax law or we obtain an IRS ruling, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “defeasance” or “legal defeasance”) if we put in place the following other arrangements for you to be repaid:
•
If the debt securities of a particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the debt securities of a particular series a combination of money and United States government or United States government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to make interest, principal and any other payments on the debt securities of the particular series on their various due dates.

•
We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to recognize income, gain, or loss for U.S. federal income tax purposes as a result of such defeasance or to be taxed on the debt securities any differently than if we did not make the deposit and repaid the debt securities at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.

•
We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

•
Defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments.

•
No default or Event of Default with respect to such debt securities and any coupons appertaining thereto shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

•
Satisfy the conditions for covenant defeasance contained in any supplemental indentures.

If we ever accomplished legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, you would also be released from the subordination provisions described later under “— Indenture Provisions — Subordination”.
Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:
•
only in fully registered certificated form,

•
without interest coupons, and

•
unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities, if any, for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.
Holders may exchange or transfer their certificated securities, if any, at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, if any, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions — Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
“Senior Indebtedness” is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:
•
our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities, and

•
renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.
Secured Indebtedness and Ranking
We may issue two types of unsecured indebtedness obligations: senior and subordinated. Senior unsecured indebtedness obligations refer to those that rank senior in right of payment to all of our future indebtedness that is expressly subordinated in right of payment to such indebtedness. Subordinated unsecured indebtedness obligations refer to those that are expressly subordinated in right of payment to other unsecured obligations.
Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. Any unsecured indenture securities will effectively rank junior to any secured indebtedness, including any secured indenture securities, that we incur in the future to the extent of the value of the assets securing such future secured indebtedness. Our debt securities, whether secured or unsecured, will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities, with respect to claims on the assets of any such subsidiaries, financing vehicles, or similar facilities.
In the event of our bankruptcy, liquidation, reorganization or other winding up, any of our assets that secure secured debt will be available to pay obligations on unsecured debt securities only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all unsecured debt securities then outstanding after fulfillment of this obligation. As a result, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.
The Trustee under the Indenture
We intend to use a nationally recognized financial institution to serve as the trustee under the indenture.
Certain Considerations Relating To Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.
Book-Entry Debt Securities
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in book-entry form, and the Depository Trust Company, or DTC, will act as securities depository for the debt securities. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.
DTC has advised us that it is:
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a limited purpose trust company organized under the laws of the State of New York;

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a “banking organization” within the meaning of the New York State Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the Uniform Commercial Code; and

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a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants, or Direct Participants, include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. The DTC Rules applicable to its Participants are on file with the SEC.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security, or Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase.

Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions, and interest payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC or its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

REGULATION
The information contained in “Part I, Item 1. Business — Regulation as a Business Development Company” of our most recent Annual Report on Form 10-K is incorporated herein by reference.

SECURITIES ELIGIBLE FOR FUTURE SALE
Rule 144
As of April 14, 2022, 41,341,632 shares of our common stock are outstanding. Of these shares, 34,530,614 are restricted securities under the meaning of Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under the Securities Act or may be sold pursuant to the safe harbors found in Rule 144 under the Securities Act, which are summarized below.
In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.
A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume of our common stock during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us (which requires that we are current in our periodic reports under the 1934 Act).
Lock-up Restrictions
In connection with our initial public offering, we, our executive officers, our directors, certain of our stockholders holding in excess of 90% of the outstanding shares of our common stock and the Adviser entered into lock-up agreements with the underwriters. Under these agreements, subject to certain exceptions, we and each of these persons have agreed not to, without the prior written approval of the representatives of the underwriters, offer, sell, offer to sell, contract or agree to sell, hypothecate, hedge, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock. These restrictions are in effect until April 19, 2022. At any time, the representatives may, in their sole discretion, release some or all of the securities from these lock-up agreements.
In addition, each of our directors, executive officers and certain shareholders have agreed that they will not transfer their shares in accordance with the transfer restrictions provided for in the lock-up agreement with the underwriters for an additional 185 days beginning after the expiration of the 180 day lock-up period (until October 21, 2022).
OCM Growth and certain of its affiliates, have also agreed, without the consent of the Company, that they will not transfer their shares in accordance with the transfer restrictions provided for in the lock-up agreement with the underwriters for an additional 270 days beginning immediately after the expiration of the 180 day lock-up period (until January 13, 2023), provided, however that (i) 4,800,124 or 25% of the shares of the Company’s common stock held by OCM Growth and certain of its affiliates prior to this offering will not be subject to any transfer restrictions beginning on April 19, 2022, (ii) an additional 4,800,124 or 25% of the shares of the Company’s common stock held by OCM Growth and certain of its affiliates prior to this offering will not be subject to any transfer restrictions beginning on July 18, 2022, (iii) an additional 4,800,124 or 25% of the shares of the Company’s common stock held by OCM Growth and certain of its affiliates prior to this offering will not be subject to any transfer restrictions beginning on October 16, 2022 and (iv) the remaining 4,800,124 or 25% of the shares of the Company’s common stock held by OCM Growth and certain of its affiliates prior to this offering will not be subject to any transfer restrictions beginning on January 14, 2023.
Further, certain other institutional shareholders holding in the aggregate approximately 22.7% of the outstanding shares of our common stock have agreed, without the consent of the Company, that they will not transfer their shares in accordance with the transfer restrictions provided for in the lock-up agreement with the underwriters for an additional 185 days after the initial 180-day lock-up period (until October 21, 2022), provided, however that (i) 33% of the shares of the Company’s common stock held by certain institutional shareholders prior to this offering will not be subject to any transfer restrictions beginning on April 19, 2022, (ii) an additional 33% of the shares of the Company’s common stock held by certain institutional shareholders prior to this offering will not be subject to any transfer restrictions beginning on July 18, 2022, and (iii) the remaining 33% of the shares of the Company’s common stock held by certain institutional shareholders prior to this offering will not be subject to any transfer restrictions beginning on October 21, 2022.
The Company, in its sole discretion, may release the securities subject to any of the transfer restrictions described above, in whole or in part at any time during the subsequent restricted periods.

PLAN OF DISTRIBUTION
We may offer, from time to time, in one or more offerings or series, up to $250,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts offerings or a combination of these methods.
We may sell the securities through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering, through agents designated from time to time by us or through a combination of any such methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; any securities exchange or market on which the securities may be listed; and, in the case of a rights offering, the number of shares of our common stock issuable upon the exercise of each right. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of any common stock offered by us, less any underwriting commissions or discounts, must equal or exceed the net asset value per share of our common stock at the time of the offering except (a) in connection with a rights offering to our existing stockholders, (b) with the consent of the majority of our outstanding voting securities or (c) under such circumstances as the SEC may permit. The price at which securities may be distributed may represent a discount from prevailing market prices.
In connection with the sale of the securities, underwriters or agents may receive compensation from us, or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate commission or discount to be received by any member of the Financial Industry Regulatory Authority or independent broker-dealer will not be greater than 10% of the gross proceeds of the sale of securities offered pursuant to this prospectus and any applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares from us or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on Nasdaq. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.
Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.
In order to comply with the securities laws of certain states, if applicable, the securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR
Our securities and loan documents are held by U.S. Bank, National Association, pursuant to a custodian agreement. The principal business address of U.S. Bank, National Association, is 190 S. LaSalle Street, 8th Floor, Chicago, IL 60603. American Stock Transfer & Trust Company LLC will serve as our transfer agent, distribution paying agent and registrar. The principal business address of American Stock Transfer & Trust Company LLC is 6201 15th Avenue, Brooklyn, NY 11219.
BROKERAGE ALLOCATION AND OTHER PRACTICES
Since we will acquire and dispose of many of our investments in privately negotiated transactions, many of the transactions that we engage in will not require the use of brokers or the payment of brokerage commissions. Subject to policies established by our Board, the Adviser will be primarily responsible for selecting brokers and dealers to execute transactions with respect to the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. The Adviser does not expect to execute transactions through any particular broker or dealer but will seek to obtain the best net results for us under the circumstances, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. The Adviser generally will seek reasonably competitive trade execution costs but will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements and consistent with Section 28(e) of the 1934 Act, the Adviser may select a broker based upon brokerage or research services provided to the Adviser and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if the Adviser determines in good faith that such commission is reasonable in relation to the services provided.
LEGAL MATTERS
The validity of the common stock offered hereby and certain legal matters for us in connection with the offering will be passed upon for us by Eversheds Sutherland (US) LLP. Eversheds Sutherland (US) LLP also represents the Adviser.
Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the prospectus supplement.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The financial statements, financial highlights and senior securities table of Runway Growth Finance Corp., included in this prospectus and elsewhere in the registration statement have been incorporated by reference or included herein and in the registration statement in reliance upon the reports of RSM US LLP, our independent registered public accounting firm, incorporated by reference herein, upon the authority of said firm as experts in accounting and auditing.
The address of RSM US LLP is 30 South Wacker Drive, Suite 3300, Chicago, Illinois 60606.
AVAILABLE INFORMATION
We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to the securities offered by this prospectus. The registration statement contains additional information about us and the securities being offered by this prospectus.
We also file with or submit to the SEC periodic and current reports, proxy statements and other information meeting the informational requirements of the 1934 Act.
We furnish our stockholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law.
We make available on our website (https://runwaygrowth.com/document-center/) our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. The SEC also maintains a website (www.sec.gov) that contains such information. The reference to our website is an inactive textual reference only and the information contained on our website or the SEC’s website is not incorporated as a part of this prospectus. You may also obtain such information free of charge by contacting us in writing at 205 N. Michigan Ave., Suite 4200, Chicago, IL 60601, or by emailing us at prospectus@runwaygrowth.com.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to such information incorporated by reference. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file any such document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement, if any, is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement, if any, have been sold or we otherwise terminate the offering of those securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement, if any. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement, if any, and other information previously filed with the SEC.
The prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 3, 2022, and an amendment to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 on Form 10-K/A, filed with the SEC on March 14, 2022;

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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2021;

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our Current Report on Form 8-K (other than information furnished rather than filed) filed with the SEC on March 25, 2022; and

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the description of our Common Stock referenced in our Registration Statement on Form 8-A (No. 001-40938), as filed with the SEC on October 20, 2021, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.

See “Available Information” for information on how to obtain a copy of these filings

$
Runway Growth Finance Corp.
% Notes due 2027

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Oppenheimer & Co.	B. Riley Securities	Ladenburg Thalmann & Co.	Janney Montgomery Scott
Co-Managers
Compass Point	Hovde Group, LLC